Filed Pursuant to Rule 424(b)(5)
Registration No. 333-282001

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated September 9, 2024

PROSPECTUS SUPPLEMENT

(To prospectus dated September 9, 2024)

Perrigo Finance Unlimited Company

$715,000,000   % Senior Notes due 20

€350,000,000   % Senior Notes due 20

Perrigo Finance Unlimited Company, a public unlimited company incorporated under the laws of Ireland (“Perrigo Finance” or the “Issuer”), and an indirect wholly-owned subsidiary of Perrigo Company plc, a public limited company incorporated under the laws of Ireland (the “Parent”), is offering for sale $715,000,000 aggregate principal amount of   % Senior Notes due 20  (the “USD Notes”) and €350,000,000 aggregate principal amount of   % Senior Notes due 20 (the “Euro Notes” and, together with the USD Notes, the “notes”).

The USD Notes will bear interest at the rate of   % per annum, and the Euro Notes will bear interest at the rate of   % per annum. Interest on the USD Notes will be payable semiannually in arrears on     and     of each year, beginning on     , 2025. Interest on the Euro Notes will be payable annually in arrears on     of each year, beginning on     , 2025. The USD Notes will mature on     , 20 , and the Euro Notes will mature on     , 20 .

The notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Parent and those subsidiaries of the Parent that provide guarantees under the Senior Secured Credit Facilities (as defined below), which consist of certain of the Parent’s direct and indirect wholly-owned subsidiaries organized in the United States, Ireland, Belgium and England and Wales (the “Subsidiary Guarantors” and, together with the Parent, the “Guarantors”), as more fully described herein under “Description of the USD Notes—Guarantees” and “Description of the Euro Notes—Guarantees.”

The notes and the related guarantees will rank (i) equally in right of payment with all of the existing and future senior indebtedness of the Issuer and the Guarantors, (ii) senior in right of payment to any future subordinated indebtedness of the Issuer and the Guarantors and (iii) effectively junior to all existing and future secured indebtedness of the Issuer and the Guarantors, including borrowings under the Senior Secured Credit Facilities, to the extent of the value of the collateral securing such secured indebtedness. In addition, the notes will not provide holders with any direct claims on the assets of any of the Parent’s subsidiaries other than the Issuer and the Subsidiary Guarantors and therefore will be structurally subordinated to any and all liabilities, including trade payables, of all non-obligor subsidiaries.

The Issuer intends to use the net proceeds from this offering to effect the redemption of all of its 4.375% Notes due 2026 (the “2026 Notes”) and prepay a portion of the Term B Loans outstanding under the Senior Secured Credit Facilities and to pay fees and expenses in connection with the foregoing. See “Use of Proceeds.”

On or after     , 20 , the Issuer may redeem the USD Notes in whole at any time, or in part from time to time, at its option, at the redemption prices specified under “Description of the Dollar Notes—Optional Redemption”, plus accrued and unpaid interest thereon, if any, to but not including the applicable redemption date. At any time prior to     , 20 , the Issuer may redeem the USD Notes in whole at any time, or in part from time to time, at its option, at a redemption price equal to 100% of the principal amount of the USD Notes redeemed plus a “make-whole” premium, together with accrued and unpaid interest thereon, if any, to but not including the applicable redemption date as set forth under “Description of the Dollar Notes—Optional Redemption”. On or after     , 20 , the Issuer may redeem the Euro Notes in whole at any time, or in part from time to time, at its option, at the redemption prices specified under “Description of the Euro Notes—Optional Redemption”, plus accrued and unpaid interest thereon, if any, to but not including the applicable redemption date. At any time prior to     , 20 , the Issuer may redeem the Euro Notes in whole at any time, or in part from time to time, at its option, at a redemption price equal to 100% of the principal amount of the Euro Notes redeemed plus a “make-whole” premium, together with accrued and unpaid interest thereon, if any, to but not including the applicable redemption date as set forth under and “Description of the Euro Notes—Optional Redemption.”

In addition, prior to     , 20 , the Issuer may, at its option, on one or more occasions, redeem up to 40% of the aggregate principal amount of the notes of each series with an amount equal to the net cash proceeds of certain equity offerings at the redemption price specified under “Description of the Dollar Notes—Optional Redemption” and “Description of the Euro Notes—Optional Redemption.” In addition, the Issuer must offer to repurchase the applicable series of notes if the Parent experiences certain kinds of changes of control and in connection therewith there are certain types of downgrades in the ratings of the notes. See “Description of the USD Notes—Offer to Purchase Upon Change of Control Triggering Event” and “Description of the Euro Notes—Offer to Purchase Upon Change of Control Triggering Event.”

See the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December  31, 2023 which is incorporated by reference into this prospectus supplement and the “Risk Factors” section which begins on page 9 of this prospectus supplement, for a discussion of certain of the risks you should consider before investing in the notes.

	Per USD Note		Total	Per Euro Note		Total
Offering price(1)		%	$		%	€
Underwriting discount		%	$		%	€
Proceeds to issuer (before expenses)		%	$		%	€

(1)	Plus accrued interest from , 2024, if settlement occurs after that date.

The Issuer will not be regulated by the Central Bank of Ireland by virtue of issuing the notes. Any investment in the notes does not have the status of a bank deposit and is not subject to the deposit protection scheme operated by the Central Bank of Ireland or any other government guarantee scheme.

The Issuer intends to apply for the notes to be listed on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. The Issuer will have no obligation to maintain such listing, and may delist the notes at any time. Currently, there is no public market for the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the USD Notes to investors through the book-entry facilities of The Depository Trust Company (“DTC”) and its direct participants, including Euroclear Bank S.A./N.V. (“Euroclear”), as operator of the Euroclear System, and Clearstream Banking, société anonyme (“Clearstream”), and the Euro Notes will be delivered to investors through the book-entry facilities of Euroclear and Clearstream, on or about     , 2024, which is the     business day following the date of this prospectus supplement. This settlement date may affect the trading of the notes.

USD Notes Joint Book-Running Managers

BofA Securities	J.P. Morgan	Wells Fargo Securities	Morgan Stanley	HSBC

USD Notes Co-Managers

ING	BNP PARIBAS	Goldman Sachs & Co. LLC	Mizuho

Capital One Securities	Goodbody	Huntington Capital Markets	MUFG	PNC Capital Markets LLC

Euro Joint Physical Book-Running Managers

BofA Securities	HSBC	J.P. Morgan

Euro Joint Book-Running Managers

ING	Morgan Stanley	Wells Fargo Securities

Euro Notes Co-Managers

BNP PARIBAS	Goldman Sachs & Co. LLC	Mizuho

Capital One Securities	Goodbody	Huntington Capital Markets	MUFG	PNC Capital Markets LLC

The date of this prospectus supplement is     , 2024.

Prospectus Supplement

Prospectus

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We expect that delivery of the notes offered hereby will be made to investors on or about   , 2024, which will be the business day following the date of this prospectus supplement (such settlement being referred to as “T+ ”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes offered hereby prior to the date that is one business day preceding the settlement date will be required, by virtue of the fact that the notes offered hereby initially settle in T+ , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes offered hereby who wish to trade the notes offered hereby during such period should consult their advisors.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information” below.

Since January 1, 2016, we have commenced our fiscal year on January 1 and ended our fiscal year on December 31 of each year. We close our books on the Saturday closest to end of the calendar quarter, with the fourth quarter ending on December 31 of each year.

This prospectus supplement and the accompanying prospectus may be used only for the purpose for which they have been prepared. No one is authorized to give information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires, “Perrigo,” “the Company,” “we,” “us,” “our” and similar terms refer to Perrigo Company plc, a public limited company incorporated under the laws of Ireland, and its consolidated subsidiaries, including Perrigo Finance Unlimited Company, the issuer of the notes offered hereby and a public unlimited company incorporated under the laws of Ireland; the “Parent” refers to Perrigo Company plc, but not its consolidated subsidiaries; and the “Issuer” refers to Perrigo Finance Unlimited Company but not any of its affiliates.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since such dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or a solicitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

The Parent is a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). The Issuer does not and will not file separate reports with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding companies, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at the SEC’s Internet website, www.sec.gov. In addition, you may request copies of these filings at no cost by writing or telephoning us at the following address: Attention: Secretary, Perrigo Company plc, the Sharp Building, Hogan Place, Dublin 2, Ireland D02 TY74, +353 1 7094000; or at our Internet website, www.perrigo.com. Information on or accessible through our website is not part of this prospectus supplement, and you should not rely on that information in making your investment decision unless that information is also in this prospectus supplement or has been expressly incorporated by reference into this prospectus supplement.

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We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus supplement. This prospectus supplement is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document filed or incorporated by reference as an exhibit to our registration statement, the reference is only a summary. For a copy of the contract or other document, you should refer to the exhibits that are a part of the registration statement or incorporated by reference into the registration statement by the filing of a Current Report on Form 8-K, Form 10-Q, Form 10-K or otherwise. You may review a copy of the registration statement and the documents incorporated by reference through the SEC’s website listed above.

The following documents, which have been filed with the SEC by the Parent, are hereby incorporated by reference into this prospectus supplement:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 27, 2024;

•	Quarterly Reports on Form 10-Q for the fiscal quarter ended March 30, 2024, filed with the SEC on May 7, 2024, and for the fiscal quarter ended June 29, 2024, filed with the SEC on August 2, 2024;

•

Those portions of the Company’s Proxy Statement on Schedule 14A filed on March  22, 2024 that are incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and

•

Current Reports on Form 8-K filed with the SEC on March  6, 2024, April  25, 2024, May  3, 2024, May 7, 2024 (SEC Accession No. 001585364-24-000066), May  28, 2024, June  10, 2024, July  10, 2024 (Item 1.01 only) and July 30, 2024.

Also, all documents filed by the Parent with the SEC under File No. 001-36353 pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (not including Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 under Form 8-K) after the date of this prospectus supplement and prior to termination of the offering to which this prospectus supplement relates shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide, without charge, copies of any document incorporated by reference into this prospectus supplement, excluding exhibits, other than those exhibits that are specifically incorporated by reference in this prospectus supplement. You can obtain a copy of any document incorporated by reference by writing or calling us at our principal executive offices as follows:

Perrigo Company plc

The Sharp Building

Hogan Place

Dublin 2, Ireland D02 TY74

+353 1 7094000

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and any documents we incorporate by reference herein or therein and oral statements made from time to time by us may contain so called “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act and are subject to the safe harbor created thereby.

These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our, or our industry’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about our expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this prospectus supplement, the accompanying prospectus and any documents we incorporate by reference herein or therein, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “potential” or the negative of those terms or other comparable terminology. One should carefully evaluate such forward-looking statements in light of factors, including risk factors, described under “Risk Factors” below and in the documents incorporated herein by reference in which we discuss in more detail various important factors that could cause actual results to differ from expected or historic results.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control, including: supply chain impacts on our business, including those caused or exacerbated by armed conflict, trade and other economic sanctions and/or disease; general economic, credit, and market conditions; the impact of the war in Ukraine and any escalation thereof, including the effects of economic and political sanctions imposed by the United States, United Kingdom, European Union, and other countries related thereto; the outbreak or escalation of conflict in other regions where we do business; future impairment charges, if we determine that the carrying amount of specific assets may not be recoverable from the expected future cash flows of such assets; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than we do; pricing pressures from customers and consumers; resolution of uncertain tax positions and any litigation relating thereto, ongoing or future government investigations and regulatory initiatives; uncertainty regarding our ability to obtain and maintain its regulatory approvals; potential costs and reputational impact of product recalls or sales halts; potential adverse changes to U.S. and foreign tax, healthcare and other government policy; the effect of the coronavirus (COVID-19) pandemic and its variants, or other epidemic or pandemic disease; the timing, amount and cost of any share repurchases (or the absence thereof) and/or any refinancing of outstanding debt at or prior to maturity; fluctuations in currency exchange rates and interest rates; our ability to achieve the benefits expected from the sale of our RX business and the risk that potential costs or liabilities incurred or retained in connection with that transaction may exceed our estimates or adversely affect our business or operations; our ability to achieve the benefits expected from the acquisitions of Héra SAS (“HRA Pharma”) and Nestlé’s Gateway infant formula plant along with the U.S. and Canadian rights to the GoodStart® infant formula brand and other related formula brands (“Gateway”) and/or the risks that our synergy estimates are inaccurate or that we face higher than anticipated integration or other costs in connection with the acquisitions; risks associated with the integration of HRA Pharma and Gateway, including the risk that growth rates are adversely affected by any delay in the integration of sales and distribution networks; the consummation and success of other announced and unannounced acquisitions or dispositions, and our ability to realize the desired benefits thereof; and our ability to execute and achieve the desired benefits of announced cost-reduction efforts and other strategic initiatives and investments, including our ability to achieve the expected benefits from our ongoing restructuring programs. Adverse results with respect to our appeal of any material outstanding tax assessments or pending litigation could have a material adverse impact on our operating results, cash flows and liquidity, and could ultimately require the use of corporate assets to pay damages, reducing assets that would

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otherwise be available for other corporate purposes. These and other important factors, including those discussed under “Risk Factors” below, in the documents incorporated herein by reference, and in any subsequent filings with the SEC, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this prospectus supplement, the accompanying prospectus and any documents we incorporate herein or therein are made only as of the date hereof, and unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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SELLING RESTRICTIONS

European Economic Area

Notice to Prospective Investors in the European Economic Area

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

MIFID II PRODUCT GOVERNANCE – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom (UK), this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

PROHIBITION OF SALES TO UK RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (EUWA); or (ii) a customer within the meaning of the provisions of the UK’s Financial Services and Markets Act 2000, as amended (the FSMA) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. No key information document required by Regulation (EU) No 1286/2014 as

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it forms part of domestic law by virtue of the EUWA (the UK PRIIPs Regulation) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

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INDUSTRY AND MARKET DATA

In this prospectus supplement, we rely on and refer to information and statistics regarding our industry. We obtained this market data from independent industry publications or other publicly available information. Although we believe that these sources are reliable, we and the underwriters have not independently verified and do not guarantee the accuracy and completeness of this information.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

The Issuer is organized under the laws of Ireland. Certain of the Guarantors, including the Parent, are incorporated under the laws of Belgium, Ireland and England and Wales. You may be unable to effect service of process within the United States on the directors, officers or executives of the Issuer or such Guarantors. In addition, as assets of the Issuer and such Guarantors, and the assets of certain of their directors, officers and other executives, are located outside of the United States, you may be unable to enforce judgments against them obtained in U.S. courts predicated on civil liability provisions of the federal securities laws of the United States.

NON-GAAP FINANCIAL INFORMATION

This prospectus supplement includes a presentation of “LTM Adjusted EBITDA”, which is a non-GAAP financial measure. LTM Adjusted EBITDA is calculated as net income (loss) from continuing operations before provision for income tax expense, depreciation and amortization, interest expense and certain other items believed by management to be nonordinary or non-recurring, as described in this prospectus supplement under “Selected Historical Financial and Other Data.” SEC rules regulate the use in filings with the SEC of “non-GAAP financial measures” that are derived on the basis of methodologies other than in accordance with GAAP. We believe that our presentation of LTM Adjusted EBITDA provides useful supplementary information to, and facilitates additional analysis by, investors and potential investors.

Our presentation of LTM Adjusted EBITDA should be considered a supplement to, and not a substitute for, financial performance measures determined in accordance with GAAP. In addition, because this measure is not determined in accordance with GAAP, our presentation may not be comparable to other similarly titled measures of other companies.

LTM Adjusted EBITDA is a supplemental measure of our performance that is not required by or presented in accordance with GAAP. LTM Adjusted EBITDA is not a measure of our financial performance under GAAP and should not be considered as an alternative to net income (loss) or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

For a presentation of net income (loss) as calculated in accordance with GAAP, which is the most directly comparable GAAP measure to LTM Adjusted EBITDA, and a reconciliation of GAAP net income (loss) for the twelve months ended June 29, 2024 to LTM Adjusted EBITDA, see “Selected Historical Financial and Other Data.”

STABILIZATION

The underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes which, if commenced, may be discontinued. Specifically, the underwriters may over-allot in connection with this offering and may bid for and purchase notes in the open market. For a description of these activities, see “Underwriting.”

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SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. It does not contain all of the information that you should consider before investing in the notes. For a more complete discussion of the information you should consider before investing in the notes, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Our Company

Perrigo is a leading pure-play self-care company with more than a century of innovation and experience serving the health and wellness needs of consumers. As one of the originators of the over-the-counter self-care market, Perrigo has a powerful legacy and vast scale in producing high-quality self-care products through a proven ability to proactively shape its portfolio to meet the evolving needs of consumers and customers.

Perrigo provides access to trusted self-care products that can be procured without needing to visit a doctor for a prescription. Guided by our vision and purpose, our strategic goal is to create a sustainable and value accretive growth engine by 1) delivering consumer preferred brands and innovation, 2) driving category growth with our customers, 3) powering our business with our world-class quality and supply chain, including a focus on sustainability with meaningful goals to reduce greenhouse gas emissions, water, and waste, in addition to improving the recyclability of our packaging, and 4) evolving our ways of working to one operating model. Our unique competency is to deliver a blended-branded business model of branded, value and store brand product offerings that provide consumers access to self-care products across the value spectrum.

Perrigo’s broad offerings are well diversified across several major product categories as well as across geographies, primarily in North America and Europe with no one product representing more than 3% of total revenue. In North America, Perrigo is the leading store brand private label provider of self-care products in many categories, including upper respiratory, nutrition and women’s health. In Europe, our portfolio consists primarily of brands, including Compeed®, EllaOne®, Solpadeine®, and ACO®.

Several initiatives are anticipated to advance our self-care strategy, including the implementation of our Supply Chain Reinvention Program and Project Energize, a global investment and efficiency program. In addition, we continue to invest in other initiatives, including innovation, information systems and tools, and our people to drive consistent and sustainable results.

Perrigo Finance Unlimited Company

Perrigo Finance was incorporated under the laws of Ireland on October 19, 2004, and was previously known as Perrigo Finance plc until it re-registered as a public unlimited company on October 29, 2015. Perrigo Finance is an indirect wholly-owned finance subsidiary of Perrigo whose primary purpose is to finance the business and operations of Perrigo and its affiliates. With an unlimited company, such as Perrigo Finance, there is no limit on the liability of the shareholders, and recourse may be had by creditors to the shareholders in respect of liabilities that may be owed by the company which the company failed to discharge. Perrigo Company, a Michigan corporation that is an indirect wholly-owned subsidiary of Perrigo, is the sole shareholder of Perrigo Finance. See “Description of the USD Notes—Limitations on Activities of the Issuer” and “Description of the Euro Notes—Limitations on Activities of the Issuer.” The address of Perrigo Finance is The Sharp Building, Hogan Place, Dublin 2, Ireland D02 TY74.

THE OFFERING

The following is a brief summary of the terms and conditions of this offering. It does not contain all of the information that you need to consider in making your investment decision. Some of the terms and conditions described below are subject to important limitations and exceptions. You should carefully read the “Description of the Notes” for a more detailed description of the offering and the notes.

Issuer	Perrigo Finance Unlimited Company

Notes Offered	$715,000,000 aggregate principal amount of % Senior Notes due 20 . €350,000,000 aggregate principal amount of % Senior Notes due 20 .

Maturity Date	The USD Notes will mature on , 20 . The Euro Notes will mature on , 20 .

Interest Rate	Interest on the USD Notes will be payable in cash in U.S. dollars and will accrue at a rate of % per annum.

Interest on the Euro Notes will be payable in cash in euro and will accrue at a rate of % per annum.

USD Notes Interest Payment Dates	and of each year, beginning on , 2025. Interest will accrue on the notes from , 2024.

Euro Notes Interest Payment Date	of each year, beginning on , 2025. Interest will accrue on the notes from , 2024.

Use of Proceeds	We estimate that the net proceeds from the sale of the notes will be approximately $ (USD equivalent), after deducting the underwriters’ discounts and commissions and the estimated offering expenses payable by us.

The net proceeds from this offering will be used to effect the redemption of all the 2026 Notes and prepay a portion of the Term B Loans outstanding under the Senior Secured Credit Facilities and to pay fees and expenses in connection with the foregoing. See “Use of Proceeds.”

Certain of the underwriters and/or their affiliates may hold 2026 Notes and/or portions of the Term B Loans under the Senior Secured Credit Facilities being prepaid, and, as a result, may receive a portion of the net proceeds of this offering. See “Underwriting.”

Guarantees	The obligations under the notes will be fully and unconditionally guaranteed (the “Guarantees”), on a senior unsecured basis, by the Parent and the Subsidiary Guarantors. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—The notes are structurally subordinated to all obligations of our non-guarantor subsidiaries,” “Description of Certain Indebtedness”, “Description of the USD Notes—Guarantees” and “Description of the Euro Notes—Guarantees.”

Ranking	The notes:

•	will be the unsecured, senior obligations of the Issuer and will rank equally in right of payment with all of the Issuer’s other senior indebtedness, including indebtedness under the Existing

Notes (as defined below) and the Senior Secured Credit Facilities;

•

will be effectively subordinated to any existing and future secured indebtedness of the Issuer, including indebtedness under the Senior Secured Credit Facilities, to the extent of the value of the collateral securing such secured indebtedness;

•	will be senior in right of payment to any future indebtedness of the Issuer that is by its terms expressly subordinated or junior in right of payment to the notes; and

•	will be structurally subordinated to all indebtedness and other liabilities of the Parent’s subsidiaries that do not issue or guarantee the notes.

The guarantees of the notes:

•

will be the unsecured, senior obligation of the Guarantors and will rank equally in right of payment with all of the Guarantors’ other senior indebtedness, including the Existing Notes, and the Senior Secured Credit Facilities;

•

will be effectively subordinated to any existing and future secured indebtedness of the Guarantors, including the Guarantors’ guarantee of indebtedness under the Senior Secured Credit Facilities, to the extent of the value of the collateral securing such indebtedness;

•	will be senior in right of payment to any future indebtedness of the Guarantors that is by its terms expressly subordinated or junior in right of payment to the guarantee of the notes; and

•	will be structurally subordinated to all indebtedness and other liabilities of the Parent’s subsidiaries that do not issue or guarantee the notes.

As of June 29, 2024, after giving effect to this offering and the application of the proceeds thereof, the Parent and its subsidiaries would have had approximately $ million of consolidated total indebtedness outstanding, $ million of which would have been secured indebtedness and none of which would have been indebtedness of subsidiaries that do not guarantee the notes. In addition, the Issuer would have had the ability to borrow $1,000 million of additional secured indebtedness under the revolving credit portion of the Senior Secured Credit Facilities. See “Capitalization” and “Description of Certain Indebtedness—Other Notes.”

For the last twelve months ended June 29, 2024, the Parent, the Issuer and the other subsidiaries of the Parent that are guaranteeing the notes would have had total revenues of approximately $3.1 billion, or approximately 71% of our consolidated total revenues, gross profit of approximately $1.0 billion, or approximately 78% of our consolidated gross profit, operating income (loss) of approximately $(0.1) billion and net income (loss) of approximately $0.05 billion, in each case, excluding intercompany transactions. In addition, as of June 29, 2024, the Parent, the Issuer and such subsidiaries would have had total assets of approximately $6.3 billion, or approximately 60%, of our consolidated total assets, and total liabilities of approximately $5.2 billion, or approximately 88% of our consolidated total liabilities, in each case excluding intercompany balances.

Optional Redemption of USD Notes	On or after , 20 , the Issuer may redeem the USD Notes in whole at any time, or in part from time to time, at its option, at the redemption prices specified under “Description of the USD Notes—Optional Redemption.”

At any time prior to , 20 , the Issuer may redeem the USD Notes in whole at any time, or in part from time to time, at its option, at a redemption price equal to 100% of the principal amount of the USD Notes redeemed plus a “make-whole” premium, together with accrued and unpaid interest thereon, if any, to but not including the applicable redemption date as set forth under “Description of the USD Notes—Optional Redemption.”

In addition, prior to , 20 , the Issuer may, at its option, on one or more occasions, redeem up to 40% of the aggregate principal amount of the USD Notes with an amount equal to the net cash proceeds of certain equity offerings at the redemption price specified under “Description of the USD Notes—Optional Redemption.”

Optional Redemption of Euro Notes	On or after , 20 , the Issuer may redeem the Euro Notes in whole at any time, or in part from time to time, at its option, at the redemption prices specified under “Description of the Euro Notes—Optional Redemption.”

At any time prior to , 20 , the Issuer may redeem the Euro Notes in whole at any time, or in part from time to time, at its option, at a redemption price equal to 100% of the principal amount of the Euro Notes redeemed plus a “make-whole” premium, together with accrued and unpaid interest thereon, if any, to but not including the applicable redemption date as set forth under “Description of the Euro Notes—Optional Redemption.”

In addition, prior to , 20 , the Issuer may, at its option, on one or more occasions, redeem up to 40% of the aggregate principal amount of the Euro Notes with an amount equal to the net cash proceeds of certain equity offerings at the redemption price specified under “Description of the Euro Notes—Optional Redemption.”

Additional Amounts; Tax Redemption

If payments made by the Issuer or any Guarantor are subject to any withholding of taxes by certain relevant taxing jurisdictions, subject to certain exceptions, the Issuer and such Guarantor are required to pay the additional amounts necessary so that the net amount received by the holders of the notes after such withholding is not less than the amount that they would have received in the absence of such withholding. See “Description of the USD Notes—Payment of Additional Amounts” and “Description of the Euro Notes—Payment of Additional Amounts.” In the event that certain changes in the tax law of any relevant taxing jurisdiction would impose withholding taxes on payments on the notes, the Issuer may redeem the applicable series of the notes in whole, but not in part, at a redemption price of 100% of the principal amount of the applicable series of the notes, plus accrued and unpaid interest, if any, and additional amounts, if any, to, but not including, the date of redemption. See “Description of the USD Notes—Tax Redemption” and “Description of the Euro Notes—Tax Redemption.”

Change of Control Triggering Event	Upon the occurrence of a “Change of Control Triggering Event” with respect to each series of the notes, unless the Issuer has exercised its option to redeem such notes by notifying the holders to that effect, the Issuer will be required to offer to repurchase such notes at a price in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to, but not including, the date of repurchase. See “Description of the USD Notes — Offer to Purchase Upon Change of Control Triggering Event” and “Description of the Euro Notes — Offer to Purchase Upon Change of Control Triggering Event.”

Certain Covenants	The indenture for each series of notes will contain certain covenants with respect to the notes and the related guarantees limiting the Issuer’s and the Guarantors’ ability to:

•	create liens on certain assets to secure debt;

•	enter into sale-leaseback transactions; and

•	consolidate, merge with or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Parent and its subsidiaries, taken as a whole.

However, these limitations will be subject to a number of important qualifications and exceptions. See “Description of the USD Notes—Certain Covenants” and “Description of the Euro Notes—Certain Covenants.”

Form, Denomination and Registration	The USD Notes will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Euro Notes will be issued only in fully registered form without coupons in minimum denominations of €100,000 and integral multiples of €1,000 in excess of €100,000.

The USD Notes will be evidenced by one or more global registered notes deposited with the trustee for the notes, as custodian for DTC. Beneficial interests in the global registered USD Notes will be shown on, and transfers will be effected through, records maintained by DTC and its direct and indirect participants.

The Euro Notes will be evidenced by one or more global registered Notes deposited with and registered in the name of a common depositary for Euroclear and Clearstream or a nominee thereof. Beneficial interests in the Euro Notes will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by Euroclear and Clearstream and their participants.

Currency of Payment	All payments of principal of, and interest on, and premium and additional amounts, if any, on the USD Notes, including payments made upon any redemption of the USD Notes, will be made in U.S. dollars.

All payments of principal of, and interest on, and premium and additional amounts, if any, on the Euro Notes, including payments made upon any redemption of the Euro Notes, will be made in euro. If the euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or if the euro is no longer being used by then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Euro Notes and the related guarantees as required pursuant to the indenture governing the Euro Notes will be made in U.S. dollars until the euro is again available to the Issuer or so used.

Trustee	Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association.

USD Notes Paying Agent, Registrar and Transfer Agent	Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association.

Euro Notes Paying Agent	Elavon Financial Services DAC

Euro Notes Registrar, Transfer Agent	U.S. Bank Trust Company, National Association

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement and under the heading “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (which is incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus supplement, before investing in the notes offered hereby.

Listing	The Issuer intends to apply for the notes to be listed on the New York Stock Exchange. The Issuer will have no obligation to maintain such listing, and may delist the notes at any time. Certain of the underwriters have advised us that they intend to make a market in the notes. However, the underwriters are not obligated to make a market in the notes and may discontinue their market-making activities at any time without notice. As a result, a liquid market for the notes may not develop. Currently, there is no public market for the notes.

SELECTED HISTORICAL FINANCIAL AND OTHER DATA

The consolidated statements of operations data set forth below with respect to the years ended December 31, 2023, December 31, 2022, and December 31, 2021, and the consolidated balance sheet data at December 31, 2023 and December 31, 2022 are derived from and are qualified by reference to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 10-K”) incorporated by reference in the registration statement of which this prospectus forms a part, and should be read in conjunction with those financial statements and notes and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the 2023 10-K. The consolidated statements of operations data set forth below with respect to the years ended December 31, 2021 and December 31, 2020 and the consolidated balance sheet data at December 31, 2020 and December 31, 2019 are derived from audited consolidated financial statements not included in the 2023 10-K. The unaudited interim statements of operations data set forth below with respect to the six month periods ended June 29, 2024 and July 1, 2024 and the unaudited balance sheet data set forth below as of June 29, 2024 is derived from the condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the three months ended June 29, 2024 (the “Q2 10-Q”) incorporated by reference in the registration statement of which this prospectus forms a part and should be read in conjunction with those financial statements and the notes thereto and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in such report. The unaudited balance sheet data set forth below as of July 1, 2023 is derived from unaudited condensed consolidated financial statements not included in the Q2 10-Q.

	Year Ended					Six Months Ended
(in millions)	December 31, 2023	December 31, 2022	December 31, 2021	December 31, 2020(1)	December 31, 2019(2)	June 29, 2024	July 1, 2023
Statements of Operations Data
Net sales	$4,655.6	$4,451.6	$4,138.7	$4,088.2	$3,869.9	$2,147.5	$2,374.8
Cost of sales	2,975.2	2,996.2	2,722.5	2,593.3	2,436.2	1,395.1	1,532.9
Gross profit	1,680.4	1,455.4	1,416.2	1,494.9	1,433.7	752.4	841.9
Operating expenses	1,528.5	1,376.5	1,005.8	1,229.7	1,259.0	834.1	736.5
Operating income (loss)	$151.9	$78.9	$410.4	$265.2	$174.7	$(81.7)	$105.4
Net income (loss)	$(12.7)	$(140.6)	$(68.9)	$(162.6)	$146.1	$(106.4)	$5.4

	As of
(in millions)	December 31, 2023	December 31, 2022	December 31, 2021	December 31, 2020	December 31, 2019		June 29, 2024	July 1, 2023
Balance Sheet Data
Cash and cash equivalents	$751.3	$600.7	$1,864.9	$631.5	$	354.3	$542.8	$555.2
Total assets	$10,809.1	$11,017.3	$10,425.7	$11,488.4	$	11,301.4	$10,397.3	$10,964.7
Long-term debt, less current portion	$3,632.8	$4,070.4	$2,916.7	$3,527.6	$	3,365.8	$3,616.8	$4,055.9

Non-GAAP Financial Information

LTM Adjusted EBITDA is a key measure of our performance. We define LTM Adjusted EBITDA as net income (loss) from continuing operations before provision for income tax expense, depreciation and amortization, interest expense and certain other items believed by management to be non-ordinary or non-recurring, including stock-based compensation expense, certain acquisition and integration costs and the impact of contingent consideration arrangements, and certain other impairments or contingencies that are outside the ordinary course of business. We believe that our presentation of LTM Adjusted EBITDA provides useful supplementary information to, and facilitates additional analysis by, investors and potential investors in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, management refers to LTM Adjusted EBITDA in evaluating our overall leverage.

Our presentation of LTM Adjusted EBITDA should be considered a supplement to, and not a substitute for, financial performance measures determined in accordance with GAAP. In addition, because this measure is not determined in accordance with GAAP, our presentation may not be comparable to other similarly titled measures of other companies. LTM Adjusted EBITDA has limitations as an analytical tool, and you should not consider such measure either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations include that Adjusted EBITDA excludes certain normal recurring expenses and one-time cash adjustments that we consider not to be indicative of our ongoing operating performance. In particular, LTM Adjusted EBITDA is not a measure of our financial performance under GAAP and should not be considered as an alternative to net income (loss) or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

The most directly comparable GAAP measure to LTM Adjusted EBITDA is net (loss) income. The table below sets forth a reconciliation of LTM Adjusted EBITDA to net (loss) income for the four fiscal quarters ended June 29, 2024 (dollars in millions):

Twelve Months Ended June 29, 2024
Net income (loss), as reported	$(114)
Income tax expense (benefit)	(94)
Interest expense, net	173
Depreciation and amortization	340

EBITDA	$306
Stock-based compensation expense	64
Acquisition & integration costs and contingent consideration adjustments	4
Restructuring charges and other termination benefits	112
Unusual litigation	70
Impairment and abandonment charges	124
Other, net[1]	15

Adjusted EBITDA	$696

Note:	Figures may not foot due to rounding.
[1]

Represents separation costs, loss on debt extinguishment, (gain) loss on divestitures and investment securities, milestone payments received related to royaly rights, amortization adjustments from equity method investments, and certain other adjustments.

RISK FACTORS

An investment in the notes involves certain risks. In addition to the other information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, you should carefully consider the following discussion of risks before deciding whether an investment in the notes is suitable for you. You should also read and consider the risks associated with our business. The risks associated with our business can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference herein.

Risks Related to Our Indebtedness and the Notes.

Our leverage and debt service obligations could adversely affect our business.

As of June 29, 2024, after giving effect to this offering and the application of the proceeds thereof, our consolidated total indebtedness would have been approximately $ million (USD equivalent), $  million of which would have been secured indebtedness and none of which would have been indebtedness of subsidiaries that do not guarantee the notes. In addition, we would have had the ability to borrow $1,000 million of additional secured indebtedness under the Senior Secured Credit Facilities. See “Capitalization.”

The degree to which we will be leveraged following this offering could have important consequences to us, including, but not limited to:

•	increasing our vulnerability to, and reducing our flexibility to respond to, general adverse economic and industry conditions;

•

requiring the dedication of a substantial portion of our cash flow to the payment of principal of, and interest on, indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, acquisitions, joint ventures, product research and development or other general corporate purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the competitive environment and the industry in which we operate;

•	placing us at a competitive disadvantage as compared to our competitors, to the extent that they are not as highly leveraged; and

•	limiting our ability to borrow additional funds and increasing the cost of any such borrowing.

We may incur significantly more indebtedness, which could further increase the risks associated with our indebtedness and affect our credit ratings.

Notwithstanding our current level of indebtedness, we will have the ability to incur significant additional indebtedness in the future. The indenture will not contain any restrictions on our ability to incur additional unsecured indebtedness and limited restrictions in our ability to incur secured indebtedness. Although the Senior Secured Credit Facilities restrict the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and the additional indebtedness incurred in compliance with these restrictions could be substantial and could be amended or waived without the consent of holders of the notes. If the Issuer or any Guarantor incurs any additional secured indebtedness, such indebtedness would be effectively senior in right of payment to the notes and the guarantees of the notes to the extent of the value of the collateral securing such indebtedness. See “— Payment on the notes and the guarantees by the Guarantors will be effectively subordinated to claims of secured creditors.” Indebtedness and trade payables at non-Guarantor subsidiaries will be structurally senior to the notes. See “— The notes are structurally subordinated to all obligations of our non-Guarantor subsidiaries.” If the Issuer or Guarantors incur any additional indebtedness that ranks equally with the notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of the Issuer or the applicable Guarantor. This may have the effect of reducing the amount of proceeds paid to you.

The incurrence of additional indebtedness could also affect the Parent’s or the Issuer’s credit ratings. Credit ratings are continually revised. Any downgrade in credit ratings could adversely affect the trading price of the notes or the trading markets for the notes to the extent trading markets for the notes develop.

The Parent is a holding company. In addition, the Issuer currently has no material assets or operations and therefore will be dependent upon funds received from the Parent and other subsidiaries of the Parent to service the notes.

The Parent is a holding company. The Issuer currently has no material assets or operations, and the Parent conducts its operations through its subsidiaries. In the event that the Issuer does not receive funds from the Parent or the Parent’s subsidiaries, the Issuer will be unable to make the required principal and interest payments on the notes. The subsidiaries of the Parent are separate and distinct legal entities and have no obligation to pay any amounts due on the debt of the Issuer or pursuant to the guarantee of the Parent or to provide them with funds for any payment obligations, whether by dividends, distributions, loans or other payments, other than to the extent they also have guaranteed the notes and to the extent of any intercompany loans. In addition, any payment of dividends, distributions, loans or advances to the Issuer or the Parent, as applicable, by any respective subsidiary could be subject to statutory or contractual restrictions. Payments to the Issuer and the Parent by any respective subsidiary will also be contingent upon such subsidiary’s earnings and business considerations.

Payment on the notes and the guarantees by the Guarantors will be effectively subordinated to claims of secured creditors.

The notes will be the Issuer’s unsecured general obligations. Accordingly, any of the Issuer’s secured creditors will have claims that are superior to the claims of holders of the notes to the extent of the value of the collateral securing that other indebtedness. Similarly, the guarantees by the Guarantors will effectively rank junior to any secured debt of the Guarantors to the extent of the value of the collateral securing that other indebtedness, including all existing and future obligations under the Senior Secured Credit Facilities. In the event of any distribution or payment of the Issuer’s or the Guarantors’ assets in any foreclosure, dissolution, winding-up, liquidation, examinership, reorganization or other bankruptcy proceeding, the Issuer’s secured creditors, or the secured creditors of the Guarantors, respectively, will have a superior claim to their collateral. If any of the foregoing events occur, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. Holders of the notes will participate ratably with all holders of the Issuer’s or the Guarantors’ unsecured senior indebtedness, as applicable, and with all of the Issuer’s or the Guarantors’ other general senior creditors, as applicable, based upon the respective amounts owed to each holder or creditor, in the Issuer’s or the Guarantors’ remaining assets. As a result, holders of notes may receive less, ratably, than any secured creditors of the Issuer or the Guarantors. As of June 29, 2024, after giving effect to this offering and the application of the proceeds thereof, we would have had $   million of secured indebtedness outstanding, and we may incur substantial additional secured indebtedness in the future, including $1,000 million of secured indebtedness under the revolving credit portion of the Senior Secured Credit Facilities.

The notes are structurally subordinated to all obligations of our non-guarantor subsidiaries.

The notes will be structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that, in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any such subsidiary, all of such subsidiary’s creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of such subsidiary’s assets before the holders of the notes would be entitled to any payment. The claims of creditors of our non-guarantor subsidiaries, including trade creditors, will generally have priority as to the assets of such subsidiaries over the claims of our creditors, including the holders of notes. As of June 29, 2024, after giving effect to this offering and the application of the proceeds thereof, the

subsidiaries of the Parent that are not Guarantors would have had approximately $   million of total liabilities outstanding, including accounts payable and accrued expenses.

The limited covenants in the indentures for the notes and the terms of the notes do not provide protection against some types of important corporate events and may not protect your investment.

The indenture for the notes of each series will not:

•

require the Issuer, the Parent or the Subsidiary Guarantors to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, will not protect holders of the notes in the event that the Issuer, the Parent or the Subsidiary Guarantors experience significant adverse changes in their financial condition or results of operations;

•	limit the ability of the Issuer or the Guarantors to incur indebtedness that is equal in right of payment to the notes and the guarantee, as applicable;

•	limit the ability of the Parent’s subsidiaries that do not guarantee the notes to incur indebtedness, which would rank structurally senior to the notes;

•	restrict the ability of the Issuer, the Parent or any of the Parent’s other subsidiaries to repurchase or prepay their respective indebtedness; or

•

restrict the ability of the Issuer, the Parent or any of the Parent’s other subsidiaries to sell assets, make investments or to repurchase or pay dividends or make other payments in respect of their ordinary shares or other securities ranking junior to the notes and the guarantees, as applicable.

Furthermore, the indentures governing the notes contains only limited protections in the event of a change in control. We could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations that could substantially affect our capital structure and the value of the notes.

Certain of our debt agreements contain restrictions that will limit our flexibility in operating our business.

The Senior Secured Credit Facilities contain, and any instruments governing future indebtedness of ours may contain, a number of significant covenants that could adversely affect our ability to operate our business, our liquidity, and our results of operations including (in the case of some or all of such instruments) restrictions on our ability to, among other things:

•	incur, assume or guarantee additional indebtedness;

•	declare or pay dividends or make other distributions with respect to, or purchase or otherwise acquire or retire for value, equity interests;

•	make any principal payment on, or redeem or repurchase, subordinated debt;

•	make loans, advances or other investments;

•	incur liens;

•	sell or otherwise dispose of assets, including capital stock of subsidiaries;

•	enter into sale and lease-back transactions;

•	consolidate or merge with or into, or sell all or substantially all of our assets to, another person; and

•	enter into transactions with affiliates.

In addition, the Revolving Credit Facility and our Term Loan A Facility require us to comply with certain financial maintenance covenants. Our ability to satisfy these financial maintenance covenants can be affected by events beyond our control, and we cannot assure you that we will meet them.

Any of these restrictions could limit our ability to plan for or react to market conditions and could otherwise restrict corporate activities. The breach of any covenants or obligations in the Senior Secured Credit Facilities, the indenture or any of our other indebtedness, not otherwise waived or amended, could result in a default under the applicable debt obligations and could trigger acceleration of those obligations, which in turn could trigger cross defaults under other agreements governing our long-term indebtedness. In addition, an event of default under our credit facilities may permit the lenders under our credit facilities to terminate all commitments to extend further credit under such credit facilities. Further, the lenders under the Senior Secured Credit Facilities or any other secured indebtedness could foreclose on their collateral and exercise other rights of secured creditors. Our operating results may not be sufficient to service our indebtedness, including our obligations under the notes, or to fund our other expenditures and we may not be able to obtain financing to meet these requirements. See “Description of Certain Indebtedness” and “Description of the USD Notes” and “Description of the Euro Notes.”

Certain actions in respect of defaults taken under the indenture governing the notes of each series by beneficial owners with short positions in excess of their interests in the notes will be disregarded.

By acceptance of the notes, each holder of notes agrees, in connection with any notice of default, notice of acceleration or instruction to the trustee to provide a notice of default, notice of acceleration or take any other action (a “Noteholder Direction”), to (i) deliver a written representation to the Issuer and the trustee that such holder and any of its affiliates acting in concert with it in connection with its investment in the notes (other than Screened Affiliates (as defined under “Description of the USD Notes” and “Description of the Euro Notes”) are not (or, in the case such holder is DTC or its nominee, in the case of the USD Notes, or the common depositary on behalf of Euroclear or Clearstream or its nominee, in the case of the Euro Notes, that such holder is being instructed solely by beneficial owners that (together with such affiliates) are not) Net Short (as defined under “Description of the USD Notes” and “Description of the Euro Notes”) and (ii) provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such holder’s representation within five business days of request therefor. These restrictions may impact a holder’s ability to participate in Noteholder Directions if it is unable to make such a representation.

The Issuer may not have the ability to raise the funds necessary to finance the offer to repurchase the notes upon a Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event, the Issuer will be required to offer to repurchase all outstanding notes at the purchase price described in this prospectus supplement. See “Description of the USD Notes—Offer to Purchase Upon Change of Control Triggering Event” and “Description of the Euro Notes—Offer to Purchase Upon Change of Control Triggering Event.” We cannot assure you that the Issuer will have sufficient funds available to make any required repurchases of the notes upon a Change of Control Triggering Event. Furthermore, our other debt instruments (including the Senior Secured Credit Facilities) may otherwise prohibit the purchase of the notes pursuant to any change of control offer or may also require us to make other change of control offers for which we may not have sufficient funds. Any failure to purchase tendered notes would constitute a default under the indenture governing the notes. A default could result in the declaration of the principal and interest on all the notes to be due and payable.

You also may not be able to determine when a Change of Control Triggering Event has occurred.

The definition of change of control, which is a condition precedent to a Change of Control Triggering Event, includes a phrase relating to the sale, transfer, or conveyance of “all or substantially all” of the Parent’s assets and the assets of its subsidiaries taken as a whole. There is no precisely established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require the Issuer to repurchase your notes as a result of a sale, transfer, or conveyance of less than all of its assets to another individual, group or entity may be uncertain.

The lenders under our Senior Secured Credit Facilities have the discretion to release the Guarantors under the credit agreement governing that indebtedness in a variety of circumstances, which will cause those Guarantors to be released from their guarantees of the notes.

A Subsidiary Guarantor will be released from its guarantee of the notes if it is released from its guarantee of our Senior Secured Credit Facilities. Accordingly, any guarantee of the notes may be released without action by, or consent of, any holder of the notes or the trustee under the indenture governing the notes, pursuant to the terms of the Senior Secured Credit Facilities or at the discretion of the lenders under our Senior Secured Credit Facilities. See “Description of the USD Notes —Guarantees” and “Description of the Euro Notes —Guarantees.” The lenders under our Senior Secured Credit Facilities are required to release a Guarantor under certain circumstances and have the discretion to release a Guarantor under the Senior Secured Credit Facilities at any time. You will not have a claim as a creditor against any subsidiary that is no longer a Guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of noteholders.

As Irish incorporated companies, the Issuer and the Parent are subject to Irish insolvency law under which certain categories of preferential debts could be paid in priority to the claims of holders of the notes upon liquidation.

As Irish incorporated companies, the Issuer and the Parent may be wound up under Irish law. On a liquidation of an Irish company, the claims of those holding certain categories of preferential debts will take priority over the claims of both secured and unsecured creditors; the claims of secured creditors will rank in priority after the claims of those categories of preferential creditors but before the claims of unsecured creditors. Such preferential debts would comprise, among other things, any amounts owed in respect of local rates and certain amounts owed to the Irish Revenue Commissioners for income/corporation/capital gains/property tax, value added tax, employee taxes, social security and pension scheme contributions and remuneration, salary and wages of employees and certain contractors and the expenses of liquidation and examinership (if any).

The holders of the notes would be unsecured creditors of the Issuer or the Parent and would rank in priority after the claims of preferential creditors and secured creditors, if any, and on a pari passu basis with other unsecured creditors of the Issuer or the Parent. As a consequence, the holders’ return on their notes may be delayed or reduced and they may suffer a loss (including a total loss) on their investment in the event of a default or insolvency of the Issuer or the Parent.

Section 604 of the Irish Companies Act, 2014 (as amended)

Under Irish company law, a liquidator of the Issuer or the Parent could apply to court to have set aside certain transactions entered into by the Issuer or the Parent before the commencement of liquidation. Section 604 of the Irish Companies Act, 2014 (as amended) provides that any conveyance, mortgage, delivery of goods, payment, execution or other act relating to property made or done by or against a company which is unable to pay its debts as they become due, in favor of any creditor or any person in trust for any creditor, within six months of the commencement of a winding up of the company (or such longer period as the court considers just and equitable having regard to the circumstances of the act concerned), with a view to giving such creditor (or any surety or guarantor of the debt due to such creditor) a preference over its other creditors shall, if the company is at the time of the commencement of the winding-up unable to pay its debts (taking into account the contingent and prospective liabilities), be deemed an unfair preference of its creditors and be invalid accordingly. Where the conveyance, mortgage, delivery of goods, payment, execution or other action is in favor of a connected person the six month period is extended to two years (or such longer period as the court considers just and equitable having regard to the circumstances of the act concerned). An act that was carried out as part of a transaction that was (a) reasonable (b) immediately necessary for the implementation of a scheme of arrangement under Part 10 and (c) carried out in accordance with a scheme of arrangement confirmed by the court under Section 541 of the Irish Companies Act, will not be deemed an unfair preference under this section on the basis that the transaction was detrimental to the general body of creditors unless there are other reasons why the transaction should be deemed invalid. In addition, any such act in favor of a connected person is deemed to be a fraudulent preference and invalid accordingly, unless the contrary is shown.

Sections 443, 557 and 608 of the Irish Companies Act, 2014 (as amended)

Under sections 443, 557 and 608 of the Irish Companies Act, 2014 (as amended), if it can be shown on the application of a liquidator, receiver, examiner, creditor or contributory of a company which is being wound up to the satisfaction of the relevant Irish court that any property of such company was disposed of and the effect of such a disposal was to “perpetrate a fraud” on the company, its creditors or members, the relevant Irish court may, if it deems it just and equitable, order any person who appears to have “use, control or possession” of such property or the proceeds of the sale or development thereof to deliver it or pay a sum in respect of it to the liquidator on such terms as the relevant Irish court sees fit. In deciding whether it is just and equitable to make an order under sections 443, 557 or 608, the relevant Irish court must have regard to the rights of persons who have bona fide and for value acquired an interest in the property the subject of the application.

Sections 615 and 616 of the Irish Companies Act, 2014 (as amended)

Sections 615 and 616 of the Irish Companies Act, 2014 (as amended) confer power on a liquidator, with leave of the court, at any time within twelve months after the commencement of the winding-up or such extended period as may be allowed by the court, to disclaim any property of the Irish company being wound up which consists of, among other things, (i) unprofitable contracts or (ii) any property which is unsaleable or not readily saleable by reason of its binding the possessor to the performance of any onerous act or to the payment of money. The liquidator’s hand may be forced, in that any person interested in the property may require him to decide whether or not he will disclaim and if the liquidator wishes to disclaim in such circumstances, he must give notice within 28 days or such further period as may be allowed by the courts that he intends to apply to court to disclaim.

A liquidator must disclaim the whole of the property; he may not keep part and disclaim part. A disclaimer terminates as and from the date of the disclaimer the rights, interest and liabilities of the company in the contract or the property, but, the disclaimer does not affect the rights or liabilities of any other person, except so far as necessary for the purpose of releasing the company from liability. Any person damaged by the operation of a disclaimer shall be deemed an unsecured creditor of the company to the amount of the damages, and may prove that amount as a debt in the winding-up. The meaning given to an unprofitable contract is one that would involve the liquidator in some liability. There must be some “burden” associated with the contract; the mere fact that the insolvent company’s estate would be better off by disclaimer is not enough.

Examinership

Examinership is a court procedure available under the Irish Companies Act, 2014 (as amended), to facilitate the survival of Irish companies in financial difficulties. An Irish company which is in financial difficulties, its directors, its shareholders holding, at the date of presentation of the petition, not less than one-tenth of its voting share capital, or a contingent, prospective or actual creditor, are each entitled to petition the relevant Irish court for the appointment of an examiner. During the period of examinership, the relevant company is under court protection and rights of creditors are suspended so that no enforcement action or other legal proceedings can be commenced against such company without the approval of the examiner or the relevant Irish court, as the case may be. Furthermore, the subject company cannot make any payment by way of satisfaction or discharge of the whole or a part of any liability incurred by it before presentation of a petition except in certain strictly defined circumstances. The examiner, once appointed, has the power, in certain circumstances, to avoid a negative pledge given by the company prior to this appointment and to sell assets the subject of a fixed charge. During the period of protection, the examiner will compile proposals for a compromise or scheme of arrangement to assist in the survival of the company or the whole or any part of its undertaking as a going concern. A scheme of arrangement may be approved by the relevant Irish court if at least one class of the following:

(i)

a majority in number of creditors whose interests or claims would be impaired by implementation of the proposals, representing a majority in value of the claims that would be impaired by implementation of the proposals, have voted to accept the proposals; or

(ii)

if the above requirement is not satisfied, then a majority of the classes of creditors whose interests would be impaired by the scheme of arrangement have voted to accept them, provided that at least one of those creditors classes is a class of secured creditors or is senior to the class or ordinary unsecured creditors; or

(iii)

if the above requirement is not satisfied, at least one class of creditors whose interests or claims would be impaired by the proposals, other than a class which would not receive any payment or keep any interest in a liquidation, has voted to accept them.

Subject to confirmation by the relevant Irish Court that the scheme of arrangement is not unfair or inequitable or unfairly prejudicial to non-consenting classes of creditors.

If, for any reason, an examiner was appointed to the Issuer or the Parent while any amounts due by the Issuer under the notes were unpaid, the secured and unsecured creditors would form separate classes of creditors. The primary risks to the holders of the notes if an examiner was to be appointed to the Issuer or the Parent are as follows:

(i) the Trustee, on behalf of the holders of the notes, would not be able to take proceeding to enforce rights under the Issuer or against the Parent during the period of examinership;

(ii) a scheme of arrangement may be approved involving the writing down of the debt due by the Issuer or the Parent to the holders of the notes irrespective of their views;

(iii) in certain circumstances an examiner may seek to set aside any negative pledge given by the Issuer or the Parent prohibiting the creation of security or the incurring of borrowings by the Issuer or the Parent to enable the examiner to borrow to fund the Issuer or the Parent during the protection period; and

(iv) in the event that a scheme of arrangement is not approved and the Issuer or the Parent subsequently goes into liquidation, the examiner’s remuneration and expenses (including certain borrowings incurred by the examiner on behalf of the Issuer or the Parent and approved by the relevant Irish court) and the claims of certain other creditors referred to above (including the Irish Revenue Commissioners for certain unpaid taxes) will take priority over the amounts due by the Issuer or the Parent to the holders of the notes. Furthermore, the relevant Irish court may order that an examiner shall have any of the powers of a liquidator appointed by the relevant Irish court would have, which could include the power to apply to have transactions set aside under sections 604 or 608 of the Irish Companies Act, 2014 (as amended).

Limitations on guarantees

In addition to the limitations set out above, the following limitations would also apply to provision of guarantees by Irish companies such as the Parent:

•

Corporate capacity and benefit—the Irish company must have the capacity to provide the guarantee (while Irish private limited companies have unlimited capacity, Irish public unlimited companies do not) and there must be sufficient corporate benefit to the Irish company in giving the guarantee. It is usually possible to show benefit if the Irish company is providing guarantees in relation to the debts/obligations of another group company.

•

Financial assistance—an Irish company cannot give a guarantee for the purpose of the acquisition of, subscription for or exchange of shares in itself or its holding company. However, certain exemptions apply and the legislation provides for a validation procedure which permits otherwise prohibited financial assistance.

In addition to the above, the provision of a guarantee by an Irish company may also be subject to challenge and could be held unenforceable under Irish law in the following circumstances:

•

the Irish company, having become the subject of liquidation proceedings, is made the subject of an application by the liquidator to the Irish courts to void the guarantee on the grounds that the issuance of the guarantee constituted a preference over other creditors at a time when the Irish company was insolvent. This could also apply to making of payments or other transfers of assets;

•

if the Irish company were wound up, the Irish courts, on the application of a liquidator or creditor, may, if it can be shown that the guarantee or any payments or disposals made thereunder constituted a fraud on the Irish company, order a return of payments or disposals made by the Irish company under the guarantee;

•	the guarantee could be challenged on the grounds that there was no corporate benefit to the Irish company in entering into the guarantee; or

•	the Irish company having become insolvent, or deemed likely to become insolvent, is made the subject of court protection under the examinership procedure (as discussed more fully above).

Payments under or with respect to the notes or the guarantee may be subject to withholding of tax in Ireland and/or the United States.

The Issuer is a public unlimited company organized under the laws of Ireland and, accordingly, payments under or with respect to the notes or the guarantee may be subject to Irish withholding tax if certain conditions are met. So long as the notes are quoted on a recognized stock exchange and are held in a recognized clearing system such as DTC, Euroclear and/or Clearstream (or, if not so held, payments on the notes are made through a paying agent not in Ireland), interest on the notes can be paid by the Issuer and any paying agent acting on behalf of the Issuer without any withholding or deduction for or on account of Irish income tax. See the discussion under “Irish Tax Considerations” in this prospectus supplement.

In addition, for U.S. federal income tax purposes, the Issuer is treated as an entity that is disregarded as separate from its owner, Perrigo Company, which is a Michigan corporation. Accordingly, for U.S. federal income tax purposes, Perrigo Company is generally treated as the issuer of the notes and, as a result, interest on the notes will generally be treated as arising from sources within the United States for such purposes. Consequently, in order to avoid withholding of U.S. federal income tax, a beneficial owner of the notes will need to establish that is eligible for exemption from such tax. See the discussion under “Certain U.S. Federal Income Tax Consequences” in this prospectus supplement.

The Guarantees may not be enforceable under local insolvency laws applicable to the Guarantors or may be subject to limitations.

The notes will be guaranteed by certain Guarantors organized outside of the United States, including in Ireland, Belgium and England and Wales. The Guarantees provided by such Guarantors may be subject to restrictions or may not be enforceable under local laws applicable to the Guarantors, such that holders of notes may find it difficult to enforce the Guarantees. See “Limitations on Validity and Enforceability of the Guarantees and Certain Insolvency Law Considerations.”

Enforcement of civil liabilities and judgments against the Guarantors organized outside of the United States may be difficult.

You may not be able to effect service of process on the Guarantors organized outside of the United States within the United States in any action, including actions predicated on the civil liability provisions of the U.S. federal and state securities laws or other laws. Investors may be unable to enforce such Guarantees against them obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal and state securities laws. In addition, we cannot assure you that civil liabilities predicated upon the federal securities laws of the United States will be enforceable in Ireland, Belgium or England and Wales.

Federal, state and foreign statutes allow courts, under specific circumstances, to void a guarantee and require note holders to return payments received from a Guarantor.

A Guarantor’s creditors could challenge the issuance of a guarantee as a fraudulent conveyance or on other grounds. Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer, insolvency or similar laws, the delivery of the Guarantee by such Guarantor could be found to be a fraudulent transfer and declared void. In the case of U.S. federal bankruptcy laws, a court may deem the delivery of the Guarantee to be a fraudulent transfer and declare it void if it determined that a Guarantor, at the time it incurred the indebtedness evidenced by its Guarantee, (1) delivered the Guarantee with the intent to hinder, delay or defraud its existing or future creditors; or (2) received less than reasonably equivalent value or did not receive fair consideration for the delivery of the Guarantee, and any of the following three conditions apply:

•	the Guarantor was insolvent or rendered insolvent by reason of issuing or delivering the Guarantee;

•	the Guarantor was engaged in a business or transaction for which the Guarantor’s remaining assets constituted unreasonably small capital; or

•	the Guarantor intended to incur, or believed that it would incur, debts beyond its ability to pay such debts at maturity.

In addition, any payment by a Guarantor pursuant to its Guarantee could be voided and required to be returned to the Guarantor, or to a fund for the benefit of the creditors of the Guarantor. In any such case, the right of noteholders to receive payments in respect of the notes from such Guarantor would be effectively subordinated to all indebtedness and other liabilities of the Guarantor.

The indenture governing the notes will limit the liability of each Guarantor on its Guarantee to the maximum amount that each Guarantor can incur without risk that its Guarantee will be subject to voidance as a fraudulent transfer or conveyance. The Issuer cannot assure you that this limitation will protect the Guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the Guarantees would suffice, if necessary, to pay the notes in full when due.

If a court declares a Guarantee of a Guarantor to be void, or if a Guarantee must be limited or voided in accordance with its terms, any claim a noteholder may make against such Guarantor for amounts payable on the notes would be effectively subordinated to the indebtedness of such Guarantor, including trade payables.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a Guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Because certain of the Guarantors are organized under the laws of countries other than the United States, similar considerations may apply under the laws of the jurisdiction of formation of such Guarantors. See “Limitations on Validity and Enforceability of the Guarantees and Certain Insolvency Law Considerations.”

The credit ratings assigned to the notes may not reflect all risks of an investment in the notes.

The credit ratings assigned to the notes reflect the rating agencies’ assessment of our ability to make payments on the notes when due. Consequently, actual or anticipated changes in these credit ratings will generally affect the market value of the notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors related to the value of the notes.

A liquid trading market for the notes may not develop.

The notes will be new issues of securities with no established trading market. Although the Issuer has agreed to apply for listing of both the USD Notes and the Euro Notes on the New York Stock Exchange, there can be no assurance that the notes will become, or remain listed. Although certain of the underwriters have informed the Issuer that they currently intend to make a market in the notes, they have no obligation to do so and may discontinue making a market at any time without notice. The liquidity of any market for the notes will depend on many factors, including prevailing interest rates, the number of holders of the notes, our operating performance, the then-current ratings assigned to the notes, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	time remaining to the maturity of the notes;

•	outstanding amount of the notes;

•	the terms related to optional redemption of the notes;

•	level, direction and volatility of market interest rates generally; and

•	the ability and interest of securities dealers in making a market for the notes.

A liquid trading market may not develop for the notes. In the absence of an active trading market, you may not be able to transfer the notes within the time or at the price you desire.

An investment in the notes by a purchaser whose home currency is not U.S. dollars or euros, as applicable, entails significant risks.

An investment in the notes by a purchaser whose home currency is not U.S. dollars or euros, as applicable, entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and the U.S. dollar or euro, as applicable, and the possibility of the imposition or subsequent modification of foreign exchange controls, including, without limitation, the unavailability of the euro. These risks generally depend on factors over which the Issuer has no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between the U.S. dollar or euro, as applicable, and certain currencies have been highly volatile, and each prospective purchaser of notes should be aware that volatility may occur in the future. Exchange rates may change significantly, including due to devaluation of the dollar or the euro or revaluation of the holder’s home currency. Governments and monetary authorities may impose or modify exchange controls that could adversely affect an applicable exchange rate, as some have done in the past. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur while the notes are outstanding. Depreciation of the U.S. dollar or euro, as applicable, against the holder’s home currency would result in a decrease in the effective yield of the notes, below its coupon rate and, in certain circumstances, could result in a loss to the holder.

Despite measures taken to alleviate credit risk, concerns persist regarding the debt burden of certain member states of the European Monetary Union and their ability to meet future financial obligations, the overall stability of the euro and the suitability of the euro as a single currency given the diverse economic and political circumstances in individual member states. These and other concerns could lead to the reintroduction of individual currencies in one or more member states, or, in more extreme circumstances, the possible dissolution of the euro entirely. Should the euro dissolve entirely, the legal and contractual consequences for holders of euro-denominated obligations would be determined by laws in effect at such time. The official exchange rate at which the Euro Notes may be redenominated may not accurately reflect their value in euro. These potential developments, or market perceptions concerning these developments and related issues, could adversely affect the value of the Euro Notes.

This description of foreign currency risks does not describe all the risks of an investment in securities denominated in a currency other than an investor’s home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the Notes.

The Euro Notes permit us to make payments in U.S. dollars if the Issuer is unable to obtain euro in certain circumstances, which could adversely affect the value of the Euro Notes.

The terms of the Euro Notes will permit the Issuer to make payments in U.S. dollars in certain circumstances. If the euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Euro Notes and the related guarantees as required pursuant to the indenture governing the Euro Notes will be made in U.S. dollars until the euro is again available to the Issuer or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, if the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recently available market exchange rate for euro, as determined by the Issuer in its sole discretion. Any payment in respect of the Euro Notes so made in U.S. dollars will not constitute an event of default under the indenture governing the Euro Notes. If your home currency is not U.S. dollars, any such payment will expose you to significant risks similar to those described under “-An investment in the Notes by a purchaser whose home currency is not U.S. dollars or euros, as applicable, entails significant risks.”

Trading in the clearing systems is subject to minimum denomination requirements.

The Euro Notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such Euro Notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or an integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

The procedures for book-entry interests to be implemented through Euroclear or Clearstream may not be adequate to ensure the timely exercise of the rights of beneficial owners of the Euro Notes.

Unless and until Euro Notes in definitive registered form are issued in exchange for global notes, owners of book-entry interests will not be considered owners or holders of the Euro Notes except in the limited circumstances provided in the indenture. The common depositary for Euroclear and Clearstream (or its nominee) will be the sole registered holder of the global Euro notes representing the Euro Notes. After payment to the common depositary, the Issuer will have no responsibility or liability for the payment of interest, principal or other amounts to the owners of book-entry interests. Accordingly, holders of book-entry interests in the Euro Notes must rely on the procedures of Euroclear or Clearstream, as applicable, and beneficial owners of Euro Notes that are not participants in Euroclear or Clearstream must rely on the procedures of the participant through which such beneficial owners own their interests, to exercise any rights and obligations of a holder under the indenture governing the Euro Notes.

Owners of book-entry interests in the Euro Notes will not have the direct right to act upon solicitations by the Issuer for consents, requests for waivers or other actions from holders of the Euro Notes, and will instead be permitted to act only to the extent such owners have received appropriate proxies to do so from Euroclear or Clearstream. The procedures implemented for the granting of such proxies may not be sufficient to enable owners of book-entry interests in the Euro Notes to vote on any request actions on a timely basis.

Similarly, upon the occurrence of an event of default under the indenture governing the Euro Notes, owners of book-entry interests will be restricted to acting through Euroclear or Clearstream. The procedures to be implemented through Euroclear or Clearstream may not be adequate to ensure the timely exercise of rights under the Euro Notes.

In a lawsuit for payment on the Euro Notes, an investor may bear currency exchange risk.

The Euro Notes and the indenture governing the Euro Notes will be governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the Euro Notes would be required to render the judgment in euros. The judgment would be converted into U.S. dollars, however, at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the Euro Notes, investors would bear currency exchange risk until a New York state court judgment is entered. A U.S. federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the Euro Notes would apply the foregoing New York law.

In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the Euro Notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euros into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

CURRENCY CONVERSION

The September 6, 2024 closing euro/U.S. dollar spot exchange rate was €1.00 = U.S. $1.1084, as published by Bloomberg L.P.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”

USE OF PROCEEDS

We expect that the net proceeds from the sale of the notes will be approximately $    (USD equivalent), after deducting the underwriters’ discounts and commissions and the estimated offering expenses payable by us.

The net proceeds from this offering will be used to effect the redemption of all of the 2026 Notes and prepay a portion of the Term B Loans outstanding under the Senior Secured Credit Facilities and to pay fees and expenses in connection with the foregoing.

References to the redemption of the 2026 Notes in this prospectus supplement do not constitute a notice of redemption pursuant to the terms of the 2026 Notes. Any notice of redemption will be made in accordance with the applicable provisions of the indenture governing the 2026 Notes.

The 2026 Notes bear interest at a rate of 4.375% per annum and mature on March 15, 2026.

The Term B Loans under the Senior Secured Credit Facilities mature on April 20, 2029 and bear interest at a rate equal to, at the Borrower’s option and depending on the currency borrowed, either the adjusted Term SOFR Rate, EURIBOR Rate, the prime lending rate or the daily simple RFR rate (each as defined in the Credit Agreement), in each case, plus an applicable margin. As of June 29, 2024, the Term B Loans bore interest at a rate of 7.694% per annum.

Certain of the underwriters and/or their affiliates may hold 2026 Notes and/or portions of the Term B Loans under the Senior Secured Credit Facilities being prepaid, and, as a result, may receive a portion of the net proceeds of this offering. See “Underwriting.”

CAPITALIZATION

The following table sets forth our cash and capitalization as of June 29, 2024:

•	on a historical basis; and

•	on an as adjusted basis after giving effect to this offering and the use of proceeds thereof.

The information below is not necessarily indicative of our future capitalization. The information in this table should be read in conjunction with the information under the heading “Use of Proceeds” and the historical consolidated financial statements, including the related notes, of the Company, incorporated by reference in this prospectus supplement and accompanying prospectus.

	As of June 29, 2024
	Actual	As Adjusted
	(In millions)
Cash, cash equivalents and restricted cash	$542.8	$

Revolving credit agreements:
Revolving credit facility(1)	$—	$
Term loans:
Term loan A facility	459.4
Term loan B facility	1,379.2
USD Notes offered hereby(2)	—
Euro Notes offered hereby (2) (3)	—

Other notes(4)	2,244.4

Other financing	14.1

Total debt	4,097.1

Total shareholders’ equity	4,545.3

Total capitalization	$8,642.4	$

(1)	Our revolving credit facility includes commitments of $1,000.0 million.
(2)

Represents the gross proceeds of the notes offered hereby and does not reflect the underwriters’ discounts and commissions of estimated fees and expenses related to this offering. Assumes that the notes offered hereby are issued at par.

(3)

The amount of the “As Adjusted” column is the U.S. dollar equivalent of the aggregate principal amount of the Euro Notes being offered hereby, based on the September 6, 2024 closing euro/U.S. dollar spot exchange rate of €1.00/$1.1084, as published by Bloomberg L.P.

(4)

Comprises the existing notes and bonds of Parent and its subsidiaries maturing between 2024 and 2044 and does not reflect unamortized premium (discount), net or deferred financing fees. See “Description of Certain Indebtedness.”

DESCRIPTION OF CERTAIN INDEBTEDNESS

The following is a summary of the material provisions of certain of our other indebtedness and is not intended to be a complete description and is subject to, and is qualified in its entirety by reference to, all of the provisions of the agreements, including the definitions of certain terms therein that are not otherwise defined in this prospectus supplement.

Senior Secured Credit Facilities

On April 20, 2022, the Parent and its indirect wholly owned subsidiary, Perrigo Investments, LLC (“Perrigo Investments”), entered into senior secured credit facilities which consisted of (i) the $1,000 million five-year revolving credit agreement with JPMorgan Chase Bank, N.A., as the administrative agent (the “Revolver”), (ii) a $500 million five-year Term Loan A facility (the “Term Loan A Facility” and the Term A Loans thereunder, the “Term A Loans”), and (iii) a $1,100 million seven-year Term Loan B facility (the “Term Loan B Facility” and the Term B loans thereunder borrowed on April 20, 2022, the “2022 Term B Loans”) and, together with the Revolver and Term Loan A Facility, the “Senior Secured Credit Facilities”, all pursuant to a Term Loan and Revolving Credit Agreement (the “Credit Agreement”).

On December 15, 2023, the Parent and Perrigo Investments entered into Amendment No. 1, an Incremental Assumption Agreement (the “Amendment”) to the Credit Agreement. The Amendment provided for a fungible add on to the 2022 Term B Loans in an aggregate principal amount of $300 million (the “Incremental Term B Loans”). The terms of the Incremental Term B Loans, including pricing and maturity, are identical to the 2022 Term B Loans.

The Senior Secured Credit Facilities contain representations and warranties, events of default and affirmative and negative covenants that are customary for similar financings, including, among other things and subject to certain significant exceptions, restrictions on our ability to declare or pay dividends, create liens, incur additional indebtedness, make investments, dispose of assets and merge or consolidate with any other person. In addition, under certain circumstances, financial covenants based on the Parent’s consolidated first lien secured net leverage ratio and interest coverage ratio apply to the Revolver and the Term A Loans.

Other Notes

As of June 29, 2024, after giving effect to this offering and the application of the proceeds thereof, the Issuer would have had $   million of other indebtedness outstanding in the form of notes issued under an indenture, all of which notes are guaranteed by the Parent. For a description of these other notes, see “Note 12—Indebtedness—Notes and Bonds” of notes to consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein.

In addition, the guarantors have entered into supplemental indentures pursuant to which the Subsidiary Guarantors provided guarantees in respect of the obligations under the Parent’s (i) 3.900% Senior Notes due 2024, (ii) 4.375% Senior Notes due 2026, (iii) 3.900% Senior Notes due 2030, (iv) 5.300% Senior Notes due 20243 and (v) 4.900% Senior Notes due 2044 (such series of notes, the “Existing Notes”), which guarantee (the “Existing Notes Guarantees”) will, in each case, be equal and ratable with such Subsidiary Guarantor’s obligations in respect of the notes offered hereby.

DESCRIPTION OF THE USD NOTES

The following description relates solely to the USD Notes offered hereby:

General

The USD Notes are to be issued as a new series of senior debt securities under a base indenture, dated as of December 2, 2014, among the Issuer, the Parent and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee, as supplemented by a supplemental indenture, dated as of    , 2024, among the Issuer, the Parent and those subsidiaries of the Parent that provide guarantees under the Senior Secured Credit Facilities as of the Issue Date, as guarantors (collectively, the “USD Guarantors”) and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee. The supplemental indenture will set forth the specific terms applicable to the USD Notes offered hereby. We refer to the base indenture and the supplemental indenture related to the USD Notes as the “USD Indenture.” The statements under this caption relating to the USD Notes and the USD Indenture are brief summaries only, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the USD Indenture and the USD Notes, the forms of which are filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part. In addition, the following description is qualified in all respects by reference to the actual text of the USD Indenture and the form of the USD Notes. The terms of the USD Notes include those stated in the USD Indenture and those made part of USD Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as in effect on the date of the supplemental indenture relating to the USD Notes.

The Issuer will issue the USD Notes in an initial aggregate principal amount of $715 million. The USD Notes will mature on     , 20 .

The USD Notes will be issued in book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The USD Notes will not be subject to any sinking fund and will not be convertible into or exchangeable for any of equity interests of the Issuer or the Parent.

We may, without the consent of the holders of the USD Notes, issue additional debt securities under USD Indenture having the same ranking and the same interest rate, maturity and other terms as the USD Notes in all respects (except for the issue date, issue price, if applicable, payment of interest accruing prior to the issue date of such additional debt securities and, if applicable, the first payment of any interest following the issue date of such additional debt securities). Any such additional debt securities and the USD Notes will constitute a single series of notes under the USD Indenture; provided, that any additional debt securities that are not fungible for U.S. federal income tax purposes with the USD Notes shall be issued under a separate CUSIP number.

References in this “Description of the USD Notes” to “we,” “us”, “our” and the “Issuer” refer to the Issuer individually. Capitalized terms used herein but not defined have the meanings set forth in the accompanying prospectus or the USD Indenture.

Ranking

The USD Notes:

•

will be the unsecured, senior obligations of the Issuer and will rank equally in right of payment with all of the Issuer’s other unsecured senior indebtedness, including indebtedness under the Existing Notes and the Senior Secured Credit Facilities;

•

will be effectively subordinated to any existing and future secured indebtedness of the Issuer, including indebtedness under the Senior Secured Credit Facilities, to the extent of the value of the collateral securing such secured indebtedness;

•	will be senior in right of payment to any future indebtedness of the Issuer that is by its terms expressly subordinated or junior in right of payment to the USD Notes; and

•	will be structurally subordinated to all indebtedness and other liabilities of the Parent’s subsidiaries that do not guarantee the USD Notes.

The guarantees of the USD Notes:

•

will be the unsecured, senior obligation of the USD Guarantors and will rank equally in right of payment with all of the USD Guarantors’ other senior indebtedness, including the Existing Notes and the Senior Secured Credit Facilities;

•

will be effectively subordinated to any existing and future secured indebtedness of the USD Guarantors, including the USD Guarantors’ guarantee of indebtedness under the Senior Secured Credit Facilities, to the extent of the value of the collateral securing such indebtedness;

•	will be senior in right of payment to any future indebtedness of the USD Guarantors that is by its terms expressly subordinated or junior in right of payment to the guarantee of the USD Notes; and

•	will be structurally subordinated to all indebtedness and other liabilities of the Parent’s subsidiaries that did not issue and do not guarantee the USD Notes.

As of June 29, 2024, after giving effect to this offering and the application of the proceeds thereof, the Parent and its subsidiaries would have had approximately $    million of consolidated total indebtedness outstanding, $   million of which would have been secured indebtedness and none of which would have been indebtedness of subsidiaries that do not guarantee the USD Notes. In addition, the Issuer would have had the ability to borrow $1,000 million of additional secured indebtedness under the revolving credit portion of the Senior Secured Credit Facilities. See “Capitalization.”

Principal and Interest

The USD Notes will mature on     , 20 , and will bear interest at the annual rate of    %. The USD Notes will accrue interest from    , 2024 or from the most recent date to which interest has been paid or provided for such USD Notes. Interest will be payable semiannually in arrears, on      and     of each year, beginning on     , 2025, to each person in whose name the USD Notes are registered at the close of business on each    and     (whether or not that date is a business day as that term is defined in the USD Indenture). We will compute interest on the USD Notes on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date or maturity or redemption date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

Guarantees

The Parent and each of the Parent’s subsidiaries that guarantee borrowings under any Debt Facilities (including the Senior Secured Credit Facilities) will jointly and severally guarantee (the “USD Guarantees” and each, a “USD Guarantee”) the Issuer’s obligations under the USD Notes.

Payment of principal of, premium, if any, and interest on, and Additional Amounts (as defined below), if any, payable with respect to, the USD Notes will be fully and unconditionally guaranteed on an unsecured senior basis by the USD Guarantors. Certain of the Parent’s other subsidiaries may be required to, and certain of the Parent’s subsidiaries may, become USD Guarantors in the future. See “—Covenants—Future Guarantees.”

The obligations of any USD Guarantor under its USD Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such USD Guarantor (including, without limitation, any guarantees under the Senior Secured Credit Facilities and any of our other then-outstanding indebtedness), and after giving effect to any collections from or payments made by or on behalf of any other USD Guarantor in respect of the obligations of such other USD Guarantor under its USD Guarantee or pursuant to its contribution obligations under the USD Indenture, result in the obligations of such USD Guarantor under its USD Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state, or applicable foreign law. See “Limitations on Validity and Enforceability of the Guarantees and Certain Insolvency Law Considerations.” Each USD Guarantor that makes a payment or distribution under its USD Guarantee would be entitled to a contribution from each other USD Guarantor in a pro rata amount based on the adjusted net assets of each USD Guarantor.

The execution by each USD Guarantor of the USD Indenture will evidence its guarantee of the USD Notes, whether or not any endorsement appears on the USD Notes.

A USD Guarantor will be automatically released from its obligations under its USD Guarantee and its obligations under the USD Indenture:

(1) in the event of the liquidation or dissolution of such USD Guarantor;

(2) upon the substantially simultaneous release, discharge or termination of the guarantee by such USD Guarantor of all Debt Facilities (including, for the avoidance of doubt, any release, discharge or termination that would be conditioned only on the release, discharge or termination of such USD Guarantee or of the guarantee of all Debt Facilities, but excluding a release, discharge or termination by or as a result of payment under such guarantee);

(3) upon the exercise of the legal defeasance option or covenant defeasance option as described under “—Defeasance” or if the obligations under the USD Indenture are discharged in accordance with the terms of the USD Indenture; or

(4) in the case of any Subsidiary that becomes a USD Guarantor pursuant to clause (b) under “—Future Guarantees,” in any other circumstance described in the applicable supplemental indenture pursuant to which such Subsidiary becomes a USD Guarantor.

Payment and Paying Agents

We will pay interest, to you, if you are listed in the trustee’s records as the owner of the USD Notes at the close of business on a particular day in advance of each due date for interest on the USD Notes. Interest will be paid to you if you are listed as the owner even if you no longer own the USD Notes on the interest payment date. That particular day is called the “record date.” See “—Principal and Interest.” Persons who are listed in the trustee’s records as the owners of the USD Notes at the close of business on a particular day are referred to as “holders.”

We will deposit interest, principal and any other money due on the USD Notes with the paying agent that we name in accordance with the terms of the USD Indenture. Initially, Computershare Trust Company, N.A. will serve as the paying agent for the USD Notes. We may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and rescind the designation of any office or agency. In connection with any proposed exchange of an interest in a global note representing the USD Notes for a certificated note, the Issuer or the common depositary shall provide or cause to be provided to the trustee all information reasonably requested by the trustee that is necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may conclusively rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Transfer and Exchange

A holder may transfer or exchange the USD Notes in accordance with the USD Indenture. A holder may be required by the USD Indenture to provide to the registrar and the trustee appropriate endorsements and transfer documents in connection with a transfer of the USD Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to register the transfer of or to exchange (i) any note for a period of 15 days before the delivery of a notice of redemption pursuant to the terms of the USD Indenture, (ii) any note so selected for redemption in whole or in part, except the unredeemed portion of any such note being redeemed in part or (iii) any note between a record date and the next succeeding interest payment date.

Optional Redemption

Except as set forth below, the Issuer will not be entitled to redeem the USD Notes at its option.

At any time prior to    , 20 , the Issuer may redeem the USD Notes in whole at any time, or in part from time to time, at its option, upon notice as described under the heading “—Selection and Notice of Redemption,” at a redemption price equal to 100% of the principal amount of the USD Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including the date of redemption (the “Redemption Date”), subject to the rights of holders of USD Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after    , 20 , the Issuer may redeem the USD Notes in whole at any time, or in part from time to time, at its option, upon notice as described under the heading “—Selection and Notice of Redemption,” at the redemption prices (expressed as percentages of principal amount of the USD Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to but not including the applicable Redemption Date, subject to the right of holders of USD Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on the     of each of the years indicated below:

Year	Percentage
20		%
20		%
20		%
20 and thereafter	100.000%

In addition, prior to    , 20 , the Issuer may, at its option, on one or more occasions, redeem up to 40% of the aggregate principal amount of USD Notes at a redemption price equal to    % of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to but not including the applicable Redemption Date, subject to the right of holders of USD Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with an amount equal to the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the USD Notes originally issued under the USD Indenture remains outstanding immediately after the occurrence of each such redemption; and provided, further, that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

“Adjusted Treasury Rate” means, as of the date of the relevant redemption notice, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two business days prior to the date of such redemption notice) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published or the relevant information is no longer available thereon, any publicly available source of similar market data) most nearly equal to the period from the date of such redemption notice to    , 20 ; provided, however, that if the period from the date of such redemption notice to    ,

20 is not equal to the constant maturity of a United States Treasury security for which such a yield is given, the Adjusted Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to    , 20 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used. Any such Adjusted Treasury Rate shall be determined, and the information required to be obtained for its calculation shall be obtained, by the Issuer.

“Applicable Premium” means, with respect to any note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such note at    , 20 (such redemption price being set forth in the table appearing above), plus (ii) all required interest payments due on such note through    , 20 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Adjusted Treasury Rate as of such Redemption Date plus basis points; over (b) the principal amount of such note.

Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the trustee and the trustee will not be responsible or liable for confirming or verifying the calculation.

Selection and Notice of Redemption

Notice of any redemption of the USD Notes will be mailed (or, to the extent permitted or required by applicable procedures or regulations of The Depository Trust Company (“DTC”), sent electronically) at least 10 days but not more than 60 days before the redemption date to each holder of the USD Notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, or conditions precedent to redemption have not been satisfied, interest will cease to accrue on the USD Notes or portions thereof called for redemption.

If we choose to redeem less than all of the USD Notes and the USD Notes are global notes, the notes to be redeemed will be selected by DTC in accordance with applicable DTC procedures. If the notes to be redeemed are not global notes then held by DTC, the particular USD Notes to be redeemed shall be selected by the trustee on a pro rata basis, by lot, or by such other method as the trustee shall deem fair and appropriate.

Any redemption or notice may, at the Issuer’s option, be subject to the satisfaction of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, the applicable notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. The Issuer will provide written notice to the trustee prior to the close of business two business days prior to the redemption date (or such shorter period as may be acceptable to the trustee) if any such redemption has been rescinded or delayed, and upon receipt the trustee shall provide such notice to each holder of the USD Notes in the same manner in which the notice of redemption was given.

The Issuer may provide in any notice that payment of the redemption price and accrued and unpaid interest, if any, and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

Depending on prevailing market conditions, the Issuer and its Affiliates may from time to time seek to purchase the USD Notes in privately negotiated or open market transactions, by tender offer or otherwise. Any such purchases made by the Issuer may be funded by the use of cash on hand or the incurrence of new secured or unsecured debt, including borrowings under credit facilities. The amounts involved in any such purchase transactions, individually or in the aggregate, could be material. Any such purchases may be with respect to a substantial amount of the USD Notes, which could adversely affect the trading liquidity of the USD Notes.

Payment of Additional Amounts

All payments made by or on behalf of the Issuer or the USD Guarantors (each a “Payor”) on the USD Notes or any USD Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(1) any jurisdiction from or through which payment on the USD Notes or any USD Guarantee is made, or any political subdivision of governmental authority thereof or therein having the power to tax; or

(2) any jurisdiction in which a Payor is incorporated, organized or otherwise considered to be a resident or engaged in business for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and (2), a “Relevant Taxing Jurisdiction”), will at any time be required from any payments made with respect to the USD Notes, including payments of principal, redemption price, interest or premium, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each holder of the USD Notes, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(i) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, partner of, member or shareholder of, or possessor of power over the relevant holder, if the relevant holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being or having been a citizen, resident or treated as a resident or a national thereof or being or having been present or engaged in a trade or carrying on a business in, or having had a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere ownership or holding of such USD Notes or enforcement of rights thereunder or under any USD Guarantee or the receipt of payments in respect thereof;

(ii) any Taxes to the extent such Taxes are imposed or required to be withheld by reason of the failure of a holder of notes to comply with (x) any certification, identification, information or other reporting requirement, whether required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including a certification that the holder is not resident in the Relevant Taxing Jurisdiction) (provided that at least 30 days prior to the first payment date with respect to which such withholding, deduction or imposition is required under the applicable law of the Relevant Taxing Jurisdiction, the relevant holder at that time has been notified (in the manner contemplated by the USD Indenture) by the Payor or any other person through whom payment may be made of such certification, identification, information or other reporting requirement); or (y) any requirement under U.S. tax laws and regulations to establish any entitlement to a partial or complete exemption from such Taxes to which such holder is legally eligible (including, but not limited to, by providing Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, as applicable, or any subsequent versions thereof or successor thereto);

(iii) any Taxes, to the extent such Taxes were imposed as a result of a note being presented for payment (where USD Notes are legended notes in certificated form and presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had such note been presented during such 30-day period);

(iv) any Taxes that are payable otherwise than by withholding from a payment on or with respect to the USD Notes or under any USD Guarantee;

(v) any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(vi) any Taxes imposed on or with respect to any payment by the Issuer or the USD Guarantors to the holder if such holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that Taxes would not have been imposed on such payment had such beneficial owner been the sole holder of such USD Note;

(vii) any Taxes imposed or required to be withheld by the United States, any state thereof or the District of Columbia (or any political subdivision of or governmental authority in any such state or the District of Columbia having the power to tax), by reason of a holder:

(a) owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Issuer, Perrigo Company, or Parent, as described in Section 871(h)(3)(B) of the Code;

(b) being a bank receiving interest described in Section 881(c)(3)(A) of the Code; or

(c) being a controlled foreign corporation (a “CFC”) that is related to the Issuer, Perrigo Company, or Parent by stock ownership within the meaning of Section 881(c)(3)(C) of the Code;

(viii) any Taxes imposed or required to be withheld by the United States, any state thereof or the District of Columbia (or any political subdivision of or governmental authority in any such state or the District of Columbia having the power to tax), as a result of a holder’s present or former status under the Code as a personal holding company, a foreign personal holding company, a CFC, a passive foreign investment company, a foreign tax exempt organization or a corporation which accumulates earnings to avoid U.S. federal income tax;

(ix) any U.S. federal backup withholding Taxes;

(x) any Taxes imposed under Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, and any intergovernmental agreements or treaties (and any related legislation, rules, or official administrative practices) implementing the foregoing; or

(xi) any combination of items (i) through (x) above.

For purposes of this “Payment of Additional Amounts” section, the term “holder” shall include both a holder of USD Notes and a beneficial owner of USD Notes, as applicable. The USD Indenture will provide that in the event the USD Notes are held in global form, the right to receive Additional Amounts shall be determined at the beneficial owner level.

The Payor, if it is the applicable withholding agent, will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes. The Payor will furnish to the trustee (or to a holder upon written request), within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, such certified copies. Copies of such documentation will be available for inspection during ordinary business hours at the office of the trustee by the holders of the USD Notes upon request and will be made available at the offices of the paying agent.

At least 30 days prior to each date on which any payment under or with respect to the USD Notes or any USD Guarantee is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Payor will be obligated to pay Additional Amounts with respect to such payment, the Payor will deliver to the trustee an officers’ certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will furnish such other information necessary to enable the paying agent to pay such Additional Amounts to holders on the payment date. Each such officers’ certificate shall be relied upon until receipt of a further officers’ certificate addressing such matters. Unless and until a responsible officer of the trustee receives at the corporate trust office such an officers’ certificate, the trustee may assume without inquiry (and with no liability) that no such Additional Amounts are payable. The trustee shall not at any time be under any duty or responsibility to any holder to determine whether any Additional Amounts are payable, or with respect to the nature, extent, or calculation of any taxes or the amount of any Additional Amount is owed, or with respect to the method employed in such calculation of any Additional Amounts.

Wherever in the USD Indenture, the USD Notes, any USD Guarantee or this “Description of the USD Notes” there are references in any context, to:

(1) the payment of principal,

(2) interest, or

(3) any other amount payable on or with respect to the USD Notes or any USD Guarantee,

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payor will pay any present or future stamp, issuance, transfer and similar Taxes that arise in any Relevant Taxing Jurisdiction from the execution, delivery or registration of any USD Notes or any other document or instrument referred to therein (other than a transfer of the notes), or the receipt of any payments with respect to the USD Notes or any USD Guarantee, or the enforcement of the USD Notes, any USD Guarantee or any other such document or instrument following the occurrence of any event of default with respect to the USD Notes, limited, solely in the case of Taxes attributable to the receipt of any payments with respect to the USD Notes or any USD Guarantee, to any Taxes imposed in a Relevant Taxing Jurisdiction that are not excluded under clause (i) through (iii), or (v) through (x), or any combination thereof.

The foregoing obligations will survive any termination, defeasance or discharge of the USD Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is incorporated, organized, or otherwise considered to be a resident or engaged in business for tax purposes, any jurisdiction from or through which payment on the USD Notes or any USD Guarantee thereof is made, or any political subdivision or taxing authority or agency thereof or therein having the power to tax.

Tax Redemption

The Issuer may redeem the USD Notes in whole, but not in part, at its discretion at any time upon giving not less than 15 days nor more than 60 days’ notice to the holders of the USD Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed by the Issuer for redemption (a “Tax Redemption Date”) (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if as a result of:

(1) any change in, or amendment to, any law, treaty, regulations or rulings of a Relevant Taxing Jurisdiction affecting taxation; or

(2) any change in, or amendment to, the application, administration or interpretation of such laws, treaties, regulations or rulings of a Relevant Taxing Jurisdiction (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), the Issuer, with respect to the USD Notes, or the USD Guarantors, with respect to their USD Guarantees, as the case may be, has become, is, or on the next interest payment date in respect of the USD Notes would be, required to pay Additional Amounts.

Any Change in Tax Law must become effective on or after the Issue Date (or if the Relevant Taxing Jurisdiction first became a Relevant Taxing Jurisdiction on a date after the Issue Date, such later date). In the case of a successor of the Issuer that is not incorporated, organized, otherwise tax resident or engaged in business for tax purposes, in the same jurisdiction as the Issuer or a successor of a USD Guarantor that is not incorporated, organized, otherwise tax resident or engaged in business for tax purposes, in the same jurisdiction as such USD Guarantor, the Change in Tax Law must become effective, in the case of a successor of the Issuer, after the date that such successor entity first succeeded to the obligations of the Issuer or, in the case of a successor of a USD Guarantor, after the date on which such successor USD Guarantor first makes payments on the USD Notes. Notice of redemption for taxation reasons will be published in accordance with the procedures described above under “—Optional Redemption.” Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Payor would be obliged to make such payment of Additional Amounts if payment in respect of the USD Notes or any USD Guarantee, as applicable, were then due and (b) unless, at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the sending or mailing of any notice of redemption of the USD Notes pursuant to the foregoing, the Issuer will deliver to the trustee (a) an officers’ certificate stating that it is entitled to effect such redemption, and (b) an opinion of an independent tax counsel of recognized standing in the Relevant Tax Jurisdiction to the effect that an Issuer or the Parent has or will become obligated to pay such Additional Amounts as a result of a Change in Tax Law. The trustee will accept and shall be entitled to conclusively rely on such officers’ certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent described above, in which event such redemption will be conclusive and binding on the holders. The trustee will not be responsible or liable for monitoring, determining or confirming whether a Change in Tax Law has occured.

Sinking Fund

The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the USD Notes. However, under certain circumstances, the Issuer may be required to offer to purchase the USD Notes as described under the caption “— Offer to Purchase Upon Change of Control Triggering Event.” The Issuer may at any time and from time to time purchase USD Notes in the open market or otherwise.

Offer to Purchase Upon Change of Control Triggering Event

If a Change of Control Triggering Event occurs with respect to the USD Notes, unless we have exercised our option to redeem the USD Notes as described above, we will be required to make an offer (the “change of control offer”) to each holder of the USD Notes as to which the Change of Control Triggering Event has occurred to repurchase all of that holder’s USD Notes on the terms set forth in such USD Notes. In the change of control offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of the USD Notes repurchased, plus accrued and unpaid interest, and Additional Amounts, if any, on the USD Notes repurchased to, but not including, the date of repurchase (the “change of control payment”). Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control Triggering Event, but after public announcement of the transaction that constitutes or may constitute the Change of Control Triggering Event, a notice will be mailed (or, to the extent permitted or required by applicable DTC procedures or regulations, sent electronically) to holders of the USD Notes and the trustee describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the USD Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or sent (the “change of control payment date”). The notice will, if mailed or sent prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring with respect to the USD Notes on or prior to the change of control payment date.

On the change of control payment date, we will, to the extent lawful:

•	accept for payment all USD Notes or portions of such USD Notes properly tendered pursuant to the applicable change of control offer;

•	deposit with the paying agent an amount equal to the change of control payment in respect of all USD Notes or portions of the USD Notes properly tendered; and

•

deliver or cause to be delivered to the trustee the USD Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of the USD Notes or portions of such USD Notes being repurchased and that all conditions precedent provided for in the USD Indenture to the change of control offer and to the repurchase by us of the USD Notes pursuant to the change of control offer have been met.

We will not be required to make a change of control offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all USD Notes properly tendered and not withdrawn under its offer.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations applicable to the repurchase of any USD Notes. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the USD Indenture or the USD Notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the USD Indenture or the USD Notes by virtue of any such conflict.

If a change of control offer is made, there can be no assurance that we will have available funds sufficient to make the change of control payment for all of the USD Notes that may be tendered for repurchase. Furthermore, our other debt instruments may otherwise prohibit the purchase of USD Notes pursuant to any change of control offer or may also require us to make other change of control offers for which we may not have sufficient funds. See “Risk Factors—The Issuer may not have the ability to raise the funds necessary to finance the offer to repurchase the USD Notes upon a Change of Control Triggering Event.”

The trustee (in each of its capacities) shall not be responsible for or liable for determining, monitoring or confirming whether any Change of Control Triggering Event has occured. The trustee shall not be responsible for monitoring our rating status, whether a Ratings Event has occured or making any request upon any Rating Agency.

For purposes of the change of control offer provisions of the USD Notes, the following terms will be applicable:

“change of control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Parent (or the Parent’s Affiliate Transferee (as defined below)) or other voting stock into which the voting stock of the Parent (or the Parent’s Affiliate Transferee) is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent (or the Parent’s Affiliate Transferee) and the assets of the subsidiaries of the Parent (or the Parent’s Affiliate Transferee), taken as a whole, to one or more “persons” (as that term is defined in the USD Indenture), other than the Parent or a subsidiary of the Parent (or the Parent’s Affiliate Transferee). Notwithstanding the foregoing, a transaction referenced in clause (1) of this definition will not be deemed to be a change of control if (i) the Parent becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Parent’s voting stock immediately prior to that transaction. Notwithstanding the foregoing, a transaction referenced in clause (2) of this definition will not be deemed a change of control if (i) the Parent becomes a direct or indirect wholly-owned subsidiary of a holding company, (ii) the transferee of all or substantially all of the Parent’s assets and the assets of the Parent’s subsidiaries, taken as a whole, is also a direct or indirect wholly-owned subsidiary of such holding company (such transferee, the Parent’s “Affiliate Transferee”), (iii) such holding company provides a full and unconditional guarantee of the USD Notes (whereupon such holding company shall be substituted as the “Parent” for the purposes of the USD Notes and USD Indenture, without the release of the guarantee of the entity formerly considered to be the “Parent”), and (iv) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Parent’s voting stock immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both a change of control and a Ratings Event.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its ratings agency business.

“Rating Agencies” means (1) each of Moody’s and S&P, and (2) if either Moody’s or S&P ceases to rate the USD Notes or fails to make a rating of the USD Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Category” means (i) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency.

“Ratings Event” means a decrease in the rating of the USD Notes by each Rating Agency by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) on any date within the 60-day period following the earliest of (x) a change of control, (y) the date of the public notice of an arrangement or agreement that would result in a change of control or (z) the date public notice of the intention to effect an arrangement or agreement that would result in a change of control (which period shall be extended so long as the rating of the USD Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) that would result in the rating of the USD Notes by each Rating Agency being lower than both (i) the rating of the USD Notes in effect on the Issue Date and (ii) the rating of the USD Notes immediately preceding the first public notice of an arrangement or agreement that would result in the applicable change of control; provided that a Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed a Ratings Event for purposes of the definition of “Change of Control Triggering Event” if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform us in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the Ratings Event). In determining whether the rating of the USD Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“S&P” means S&P Global Ratings, a division of Standard & Poor’s Financial Services LLC, and any successor to its ratings agency business.

“Voting stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act), as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The definition of change of control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of “all or substantially all” of the assets of the Parent and the assets of the subsidiaries of the Parent, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of such phrase under applicable law. Accordingly, the ability of a holder of the USD Notes to require us to repurchase that holder’s USD Notes as a result of the sale, transfer, conveyance or other disposition of less than all of the assets of the Parent and the assets of the subsidiaries of the Parent, taken as a whole, to one or more persons may be uncertain.

In the event that holders of not less than 90% of the aggregate principal amount of the outstanding USD Notes accept a change of control offer and the Issuer purchase all of the USD Notes held by such holders, the Issuer will have the right, upon not less than 10 nor more than 60 days’ notice, given not more than 30 days following the purchase pursuant to the change of control offer described above, to redeem all of the USD Notes that remain outstanding following such purchase at a redemption price equal to the change of control payment plus, to the extent not included in the change of control payment, accrued and unpaid interest, if any, thereon, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Covenants

Limitations on Liens

The USD Indenture will provide that the Parent will not, and the Parent will not permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any Debt secured by a Lien upon or with respect to any Principal Property of the Parent or any Restricted Subsidiary, or on the capital stock of any Restricted Subsidiary held by the Parent or any other Restricted Subsidiary unless:

•	the USD Notes will be secured by such Lien equally and ratably with (or prior to) such other secured Debt; or

•	the aggregate principal amount of:

•	all of such secured Debt then outstanding;

•

together with all Attributable Debt of the Parent and its Restricted Subsidiaries in respect of Sale and Lease-Back Transactions existing at such time, with the exception of transactions which are not subject to the limitation described in “—Limitations on sale and lease-back transactions,”

does not exceed an amount equal to 15% of the Parent’s Consolidated Net Tangible Assets.

This limitation will not apply to any Debt secured by:

•	any Lien existing on the Issue Date;

•

Liens securing any Debt under Debt Facilities in an aggregate principal amount not to exceed the sum of (i) $2,400 million plus (ii) the Incremental Amount (as defined in the Senior Secured Credit Agreement);

•	any Lien in the Parent’s favor or in favor of any Restricted Subsidiary;

•

any Lien on any asset of any entity at the time such entity becomes a Restricted Subsidiary or at the time such entity is merged or consolidated with or into the Issuer, the Parent or a Restricted Subsidiary, as long as such Lien does not attach to any of the other assets of the Parent or any Restricted Subsidiary;

•	any Lien on any property or assets or shares of stock or Debt which exists at the time of the acquisition thereof;

•

Liens on any property or assets or shares of stock or Debt securing the payment of all or any part of the purchase price or construction cost thereof (including improvements thereon) or securing any Debt incurred or assumed for the purpose of financing all or any part of the purchase price or construction cost thereof if such Lien attaches concurrently with or within 180 days after the acquisition of such property or assets or shares of stock or Debt or the completion of any such construction, whichever is later, provided the principal amount of the Debt secured by any such Lien, together with all other Debt secured by a Lien on such property or assets or shares of stock or Debt, does not exceed the purchase price of such property or assets or shares of stock or Debt or the cost of such improvement;

•	any Lien incurred or assumed in connection with an issuance of pollution control or industrial revenue bonds or any similar financing;

•

Liens imposed by law for taxes, fees, assessments or other governmental charges that are not delinquent or for which (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Parent or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment pending such contest could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, operations, affairs, financial condition, assets or properties of the Parent and its Subsidiaries taken as a whole (such, a “Material Adverse Effect”);

•

any (i) minor survey exceptions, minor encumbrances, minor title defects or irregularities, easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business and (ii) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business, that in each case do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent or any Restricted Subsidiary;

•	any Liens, pledges or deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security and similar laws or regulations;

•	any Lien on any Debt of any joint ventures;

•	judgment Liens in respect of judgments for the payment of money aggregating to less than the greater of $93,750,000 and 15% of LTM EBITDA (as defined in the Senior Secured Credit Agreement);

•

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens, or property securing payment for services rendered in respect of such property, in each case that are imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or for which (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;

•

any Liens or deposits incurred to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

•

statutory and contractual Liens in favor of landlords on real property leased by the Parent or any Restricted Subsidiary, provided that the Parent or such Restricted Subsidiary is current with respect to payment of all rent and other amounts due to such landlord under any lease of such real property, except where the failure to be current in payment would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect; or

•

any extension, renewal, substitution or replacement of any of the Liens not restricted under “—Limitations on Liens” if the Debt secured thereby is not increased and is not secured by any additional assets (plus improvements on such property and any other property or assets not then constituting a Principal Property).

Limitations on Sale and Lease-Back Transactions

The USD Indenture will provide that neither the Parent nor any Restricted Subsidiary may enter into any Sale and Lease-Back Transaction. Such limitation will not apply to any Sale and Lease-Back Transaction if:

•	the Parent or such Restricted Subsidiary would be entitled to incur Debt secured by a Lien on the property to be leased as described in the first paragraph under “—Limitations on Liens”;

•	such Sale and Lease-Back Transaction involves a lease having a duration of less than three years; or

•

within 180 days of the effective date of any such Sale and Lease-Back Transaction, the Parent applies an amount equal to the greater of the net proceeds of the transaction and the fair market value of the property so leased to the retirement of Funded Debt (including the USD Notes constituting Funded Debt), other than Funded Debt that the Parent or any Restricted Subsidiary was otherwise obligated to repay within such 180-day period, or to the acquisition of or investment in one or more Principal Properties.

Future Guarantees

If, after the Issue Date, (a) any Subsidiary that is not a USD Guarantor guarantees the Senior Secured Credit Facilities or any other Debt Facility with an aggregate principal amount or committed amount of $100 million or more or (b) the Issuer otherwise elects to have any Subsidiary become a USD Guarantor, then, in each such case, the Issuer shall cause such Subsidiary to execute and deliver to the trustee (in the case of clause (a), by a date that is 60 days after becoming a guarantor under the Senior Secured Credit Facilities, or in the case of clause (b), at the Issuer’s option) a supplemental indenture pursuant to which such Subsidiary shall guarantee the Issuer’s obligations under the USD Notes and the USD Indenture on the same terms as the USD Guarantees issued by the USD Guarantors on the Issue Date.

Reports

So long as any USD Notes are outstanding, whether or not Parent is required to file such information with the SEC, Parent will furnish to the trustee (and the holders and beneficial owners of the USD Notes) to the extent not otherwise available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval System (or any successor thereto) as promptly as is reasonably practicable after such information has been filed and no later than 15 days after Parent would be required to file such reports (including all applicable extension periods), unless the SEC would not accept such a filing:

(a) quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Parent were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Parent’s certified independent accountants; and

(b) all current reports that would be required to be filed (as opposed to furnished) with the SEC on Form 8-K if Parent were required to file such reports.

provided that the availability of the foregoing reports on the SEC’s EDGAR service (or successor thereto) shall be deemed to satisfy the Issuer’s delivery obligations to any holder of USD Notes.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports; provided that, if Parent is not required under the rules and regulations of the SEC to file such reports with the SEC for public availability, such reports need not be prepared in accordance with all of the rules and regulations applicable to such reports and shall only be required to include the information or disclosure that would be required by such form to the extent that, and in the same general style of presentation as, the same or substantially similar information or disclosure is also included or incorporated by reference in this prospectus supplement pursuant to which the USD Notes were offered and sold. The Issuer will comply with §314(a) of the Trust Indenture Act.

If the SEC will not accept Parent’s filings for any reason, the Issuer will post the reports referred to in the preceding paragraphs on its website, on IntraLinks or any comparable online system or website that may require a confidentiality acknowledgment, in each case within 15 days of the date on which such filing would have been required to be filed with the SEC if the Parent were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (including all applicable extension periods).

Notwithstanding the foregoing, in the event that Parent is not subject to the reporting obligations of Section 13 or 15(d) of the Exchange Act, (a) Parent shall be deemed to have satisfied any obligation to provide financial information concerning the Subsidiary Guarantors in any such supplementary and periodic information, documents and reports by providing summary financial information concerning the USD Guarantors and the subsidiaries of the Parent that do not guarantee the USD Notes; and (b) such requirements shall be deemed satisfied for any particular period or report by posting reports on the Parent’s website, by filing such reports with the SEC (if the SEC will accept such a filing). or by posting such information on IntraLinks.

The USD Indenture will permit Parent to satisfy its obligations in this covenant with respect to financial information relating to Parent by furnishing financial information relating to its direct or indirect parent, if any, consistent with this covenant. If the direct or indirect parent, if any, has more than de minimis operations separate and apart from its ownership in Parent, then Parent will be required to provide consolidating information, which need not be audited, that explains in reasonable detail the differences between the information relating to such parent and its subsidiaries, on the one hand, and the information relating to Parent and its subsidiaries on a standalone basis, on the other hand.

For so long as any USD Notes remain outstanding, if at any time Parent is not required to file with the SEC the reports required by the preceding paragraphs, the Issuer will furnish to the holders of USD Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended (the “Securities Act”).

Delivery of such reports and information to the trustee shall be for informational purposes only and the trustee’s receipt of them shall not constitute constructive notice of any information contained therein or determinable from information contained therein (including the Issuer’s compliance with any of its covenants under the USD Indenture as to which the trustee is entitled to rely exclusively on an officers’ certificate).

Notwithstanding anything herein to the contrary, the Parent will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (4) under “—Events of Default, Waiver and Notice” until 120 days after the receipt of the written notice delivered thereunder.

Merger, Consolidation and Sale of Assets

The USD Indenture will provide that the Issuer or the USD Guarantors may, consolidate or merge with or into or amalgamate, convert or liquidate into any other corporation, limited liability company, limited partnership or other legal entity and the Issuer or the USD Guarantors may sell, lease or convey all or substantially all of their respective assets to any legal entity organized and existing under the laws of the United States, any country in the European Union, the United Kingdom, Canada, Israel, Switzerland or any U.S. state, provided that either the Issuer or such USD Guarantor, as the case may be, shall be the surviving entity, or the successor entity (or the entity which shall have received such assets) shall expressly assume, pursuant to a supplemental indenture, all of the Issuer’s or such USD Guarantor’s, as the case may be, obligations under the USD Indenture, the USD Notes and the USD Guarantees.

In connection with any such transaction, we will deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer of lease, and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the USD Indenture relating to such transaction have been complied with.

Limitations on Activities of the Issuer

While the USD Notes remain outstanding, the Issuer shall not engage in any business or activity other than:

•	the establishment and maintenance of its legal existence, including the incurrence of fees, costs and expenses relating to such establishment and maintenance,

•	to the extent applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group of the Parent,

•	incurring fees, costs and expenses relating to organization overhead including professional fees for legal, tax and accounting issues and paying taxes,

•	the execution and delivery of the USD Indenture and the performance of its obligations thereunder and the issuance of the USD Notes and any additional debt securities under the USD Indenture,

•

taking all actions, including executing and delivering any related agreements in connection with Debt existing on the Issue Date or the incurrence of other indebtedness not prohibited by any Debt outstanding from time to time, or in connection with any other financing transactions,

•	providing indemnification to officers and directors,

•

the making of intercompany loans, distributions of cash, cash equivalents or Equity Interests and/or any transactions consummated substantially contemporaneously with and in connection with any financing transactions,

•

financing the business and operations of the Parent or any of its affiliates, including the incurrence and repayment of indebtedness or other obligations, the making of loans or other investments and the payment of dividends or other distributions, and

•	activities necessary or advisable for or incidental, related, complementary, similar, supplemental or ancillary to the businesses or activities described in any of the foregoing clauses.

Events of Default, Waiver and Notice

An event of default with respect to the USD Notes will occur in the event of:

1.	default in payment of any interest on or any Additional Amounts payable in respect of the USD Notes which remains uncured for a period of 30 days;

2.	default in payment of principal (and premium, if any) on the USD Notes when due either at maturity, upon redemption, by declaration or otherwise;

3.	default in the payment of the purchase price of the USD Notes we are required to purchase as described under “—Offer to Purchase Upon Change of Control Triggering Event”;

4.

default by the Issuer or the Parent in the performance or breach of any other covenant, warranty or agreement in respect of the USD Notes in the USD Indenture which shall not have been remedied for a period of 90 days after notice by the trustee or holders of at least 25% in principal amount of the outstanding USD Notes (with a copy to the trustee);

5.

the USD Guarantee of the USD Notes is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any USD Guarantor, or any responsible officer acting on behalf of a USD Guarantor, denies or disaffirms its obligations under its USD Guarantee of the USD Notes; and

6.	the taking of certain actions by the Issuer or the Parent or a court relating to bankruptcy, insolvency or reorganization.

The USD Indenture will require the trustee to give the holders of the USD Notes notice of a default actually known to a responsible officer of the trustee within 90 days of a responsible officer of the trustee obtaining such actual knowledge, unless the default is cured or waived. However, the USD Indenture will provide that the trustee may withhold notice to the holders of the USD Notes of any default with respect to the USD Notes (except in payment of principal of, premium or interest on, or any Additional Amounts with respect to, the USD Notes) if the trustee in good faith determines that it is in the interest of the holders of the USD Notes to do so.

The USD Indenture will also provide that if an event of default (other than an event of default specified in clause (6) above) shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the USD Notes then outstanding may declare the entire principal amount of all the USD Notes and interest accrued thereon, to be due and payable immediately; provided that no such declaration may be made with respect to any action taken, and reported publicly or to holders, more than two years prior to such declaration.

Upon certain conditions, such declarations (other than resulting from an event of default specified in clause (6) above with respect to the Parent) may be annulled and past defaults may be waived (except a continuing default in payment of principal of, or premium or interest on, the USD Notes or in respect of a covenant or provision of the USD Indenture which cannot be modified or amended without the consent of the holder of each outstanding USD Note) by the holders of a majority in principal amount of the outstanding USD Notes.

If an event of default under the USD Indenture specified in clause (6) above shall have occurred and is continuing, then the principal amount of all the outstanding USD Notes will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding USD Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the USD Notes, provided that such direction shall not be in conflict with any rule of law or the USD Indenture, shall not involve the trustee in any personal liability, the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction, and shall not be unduly prejudicial to the holders not taking part in such direction (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such direction are unduly prejudicial to such holders). If an event of default occurs and is continuing with respect to the USD Notes, then the trustee may in its discretion (and subject to the rights of the holders to direct remedies as described above) bring such judicial proceedings as the trustee shall deem necessary to protect and enforce the rights of the holders of the USD Notes, whether for the specific enforcement of any covenant or agreement in the USD Indenture or in aid of the exercise of any power granted under the USD Indenture or to enforce any other proper remedy.

The USD Indenture will provide that no holder of the USD Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the USD Indenture for the appointment of a receiver or trustee for any other remedy thereunder unless:

•	that holder has previously given the trustee written notice of a continuing event of default with respect to the USD Notes;

•

the holders of not less than 25% in principal amount of the outstanding USD Notes have made a written request to the trustee to institute proceedings in respect of that event of default with respect to the USD Notes and have offered the trustee security or indemnity satisfactory to the trustee in its discretion against any costs, fees, losses, claims, expenses (including but not limited to reasonable attorneys’ fees and expense) and liabilities that may be incurred in compliance with such request; and

•

for 60 days after receipt of such notice, request and offer of security or indemnity, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding USD Notes.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders.

However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. The Issuer will be required to furnish to the trustee under the USD Indenture annually a statement as to performance or fulfillment of their respective obligations under the USD Indenture and as to any default in such performance or fulfillment.

Any notice of default, notice of a continuing event of default, notice of acceleration or instruction to the trustee to provide a notice of default, notice of a continuing event of default, notice of acceleration or take any other action relating to a default or event of default other than a payment default or a bankruptcy or insolvency default as described in number 6 above (a “Noteholder Direction”) provided by any one or more holders of the USD Notes to the trustee by any one or more holders of the USD Notes(other than a Regulated Bank) (each a “Directing Holder”) must be accompanied by a written representation from each such Directing Holder delivered to the Issuer and the trustee that such Directing Holder is not (or, in the case such Directing Holder is DTC or its nominee, that such Directing Holder is being instructed solely by beneficial owners that have represented to such holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of default or notice of a continuing event of default shall be deemed a continuing representation until the resulting default or Event of Default is cured or otherwise ceases to exist or the USD Notes are accelerated.

In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five business days of request therefor (a “Verification Covenant”). The trustee shall have no duty whatsoever to provide this information to the Issuer or to obtain this information for the Issuer.

In any case in which the holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owners of the USD Notes in lieu of DTC or its nominee, and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the trustee. If the holder of the applicable USD Note is a Clearing System or its nominee, any Position Representation required hereunder shall be provided by the Clearing System or its nominee or by the beneficial owner of an interest in such global notes after delivery to the trustee of appropriate confirmation of beneficial ownership satisfactory to the trustee. Notwithstanding anything to the contrary in this section, any Noteholder Direction delivered to the trustee during the pendency of an Event of Default as the result of bankruptcy or similar proceedings shall not require compliance with this section. In addition, for the avoidance of doubt, this section shall not apply to any holder that is a Regulated Bank. For the avoidance of doubt, the requirements of this section shall only apply to Noteholder Directions as defined herein and do not apply to any other directions given by holders to the trustee under the USD Indenture.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the USD Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provide to the trustee an officer’s certificate stating that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the USD Notes, the Issuer provides to the trustee an officers’ certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such holder, the percentage of USD Notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio (other than any indemnity such Directing Holder may have offered the trustee), with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the trustee shall be deemed not to have received such Noteholder Direction or any notice of such default or Event of Default provided, however, this shall not invalidate any indemnity or security provided by the Directing Holders to the trustee which obligations shall continue to survive.

With their acquisition of the USD Notes, each holder and subsequent purchaser of the USD Notes consents to the delivery of its Position Representation by the trustee to the Issuer in accordance with the terms of this section. Each noteholder and subsequent purchaser of the USD Notes waives any and all claims, in law and/or in equity, against the trustee and agrees not to commence any legal proceeding against the trustee in respect of, and agrees that the trustee will not be liable for any action that the trustee takes in accordance with this section, or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction. The Issuer hereby waives any and all claims, in law and/or in equity, against the trustee, and agrees not to commence any legal proceeding against the trustee in respect of, and agrees that the trustee will not be liable for any action that the trustee takes in accordance with this section, or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction. For the avoidance of doubt, the trustee will treat all holders equally with respect to their rights under this section. In connection with the requisite percentages required under the USD Indenture, the trustee shall also treat all outstanding USD Notes equally irrespective of any Position Representation in determining whether the requisite percentage has been obtained with respect to the initial delivery of the Noteholder Direction. The Issuer hereby confirms that any and all other actions that the trustee takes or omits to take under this section and all fees, costs expenses, losses, claims, liabilities, and damages of the trustee and its agents and counsel arising hereunder and in connection herewith shall be covered by the Issuer’s indemnifications under the USD Indenture.

For the avoidance of doubt, the trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with the USD Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any officers’ certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The trustee shall have no liability to the Issuer, any holder of USD Notes or any other Person in acting in good faith on a Noteholder Direction.

Modification, Amendment and Waiver

Together with the trustee, the Issuer and the USD Guarantors may, when authorized by their respective boards of directors, modify the USD Indenture with respect to the USD Notes without the consent of the holders of the USD Notes for limited purposes, including, but not limited to, adding to the covenants or events of default, adding guarantors, evidencing a successor to the Issuer or any USD Guarantor, curing ambiguities or correcting any defective provisions with respect to the USD Notes.

Except as described in the prior sentence, the USD Indenture will provide that the Issuer, the USD Guarantors and the trustee may modify and amend the USD Indenture with respect to the USD Notes with the consent of the holders of a majority in principal amount of the outstanding USD Notes affected by the modification or amendment, provided that no such modification or amendment may, without the consent of the holder of each outstanding USD Note affected by the modification or amendment:

•	change the stated maturity of the principal of or any installment of interest on or any Additional Amounts payable with respect to, the USD Notes;

•

reduce the principal amount of, or interest on or any Additional Amounts payable with respect to, the USD Notes, reduce the amount of principal which could be declared due and payable prior to the stated maturity or reduce the premium payable upon the redemption thereof;

•	impair the right to enforce any payment on or after the stated maturity or redemption date;

•	change the place or currency of any payment of principal of, premium or interest on, or any Additional Amounts payable with respect to, the USD Notes;

•

modify in a manner adverse in any material respect to the holder of the outstanding USD Notes the terms and conditions of the USD Guarantors under its guarantee with respect to such USD Notes or the USD Indenture;

•	reduce the percentage in principal amount of the outstanding USD Notes, the consent of whose holders is required to modify or amend the USD Indenture;

•	reduce the percentage of outstanding USD Notes necessary to waive any past default to less than a majority; or

•

modify the provisions in the USD Indenture relating to adding provisions or changing or eliminating provisions of the USD Indenture or modifying rights of holders of the USD Notes to waive compliance with any term of the USD Indenture.

Except with respect to certain fundamental provisions, the holders of at least a majority in principal amount of outstanding USD Notes may waive past defaults under the USD Indenture with respect to the USD Notes.

Satisfaction and Discharge

The Issuer and the USD Guarantors may be discharged from any and all of their respective obligations under the USD Indenture with respect to the USD Notes when all of the USD Notes not previously delivered to the trustee for cancellation have either matured or will mature or be redeemed within one year and the Issuer or the USD Guarantors irrevocably deposit with the trustee enough cash or U.S. government obligations (accompanied by an opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank, or a nationally recognized appraisal or valuation firm if U.S. government obligations are delivered) to pay all the principal, interest and any premium and Additional Amounts due to the stated maturity date or redemption date of such USD Notes; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the USD Indenture to the extent that an amount is deposited with the trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an officers’ certificate delivered to the trustee at least one business day prior to the date of the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption. Such discharge is subject to terms contained in the USD Indenture. The Issuer shall deliver to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the USD Indenture relating to any satisfaction and discharge have been complied with.

Defeasance

The term defeasance means the discharge of some or all of the obligations of the Issuer and the USD Guarantors under the USD Indenture with respect to the USD Notes. If the Issuer or the USD Guarantors irrevocably deposit with the trustee cash or U.S. government obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank, or a nationally recognized appraisal or valuation firm, to pay all the principal, interest and any premium and Additional Amounts due to the stated maturity date or redemption date of such USD Notes; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the USD Indenture to the extent that an amount is deposited with the trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the trustee on or prior to the date of redemption, then, at our option, either of the following will occur:

•	the Issuer and the USD Guarantors will be discharged from their obligations with respect to the USD Notes and the related USD Guarantees (“legal defeasance”); or

•

the Issuer and the USD Guarantors will no longer have any obligation to comply with the restrictive covenants under the USD Indenture with respect to the USD Notes, and the related events of default will no longer apply to the Issuer and the USD Guarantors (“covenant defeasance”) with respect to the USD Notes and the related USD Guarantees.

If we defease the USD Notes, the holders of the USD Notes will not be entitled to the benefits of the USD Indenture, except for our obligation to register the transfer or exchange of the USD Notes, replace stolen, lost or mutilated USD Notes or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the USD Notes will also survive. The Issuer will be required to deliver to the trustee an opinion of counsel (which, in the case of legal defeasance, will be based on a ruling secured from or published by the U.S. Internal Revenue Service, or a change in the applicable U.S. federal income tax law since the Issue Date) confirming that, subject to customary assumptions and exclusions, the deposit and related defeasance would not cause the beneficial owners of the USD Notes to recognize income, gain or loss for U.S. federal income tax purposes and such beneficial owners will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred. Any Applicable Premium Deficit shall be set forth in an officers’ certificate delivered to the trustee at least one business day prior to the date of the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption. The Issuer shall also deliver to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the USD Indenture relating to any satisfaction and discharge have been complied with.

Consent to Creation of Distributable Reserves

The USD Indenture will provide that each holder of a USD Note by its acceptance thereof irrevocably consents, to the fullest extent permitted by applicable law, to the creation of distributable reserves, from time to time, by reducing some or all of the share premium of the Parent resulting from the issuance of ordinary shares of the Parent or otherwise.

Governing Law; Jury Trial Waiver

The USD Indenture will be governed by, and construed in accordance with, the laws of the State of New York. The USD Indenture provides that the Issuer, the USD Guarantors, the trustee, and each holder of a USD Note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the USD Indenture, the USD Notes or any transaction contemplated thereby.

Submission to Jurisdiction; Waiver of Immunity

In connection with any legal action or proceeding arising out of or relating to the USD Notes or the USD Indenture, the Issuer and the USD Guarantors will agree in the USD Indenture:

•	to submit to the exclusive jurisdiction of any U.S. federal or New York state court sitting in the Borough of Manhattan in the City of New York, and any appellate court thereof;

•

that all claims in respect of such legal action or proceeding may be heard and determined in such U.S. federal or state court in the Borough of Manhattan in the City of New York and waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction in such action or proceeding on account of our place of residence or domicile; and

•	to appoint Corporation Service Company, with an office at 19 West 44th Street, Suite 200, New York, New York 10036, as process agent.

The process agent will receive, on the Issuer’s or the Parent’s behalf, service of copies of the summons and complaint and any other process which may be served in any such legal action or proceeding brought in such U.S. federal or New York state court sitting in the Borough of Manhattan in the City of New York. Service may be made by mailing or delivering a copy of such process to the Issuer or the Parent, as the case may be, at the address specified above for the process agent.

A final judgment in any of the above legal actions or proceedings will be conclusive and may be enforced in other jurisdictions, in each case, to the extent permitted under the applicable laws of such jurisdiction.

In addition to the foregoing, the holders may serve legal process in any other manner permitted by applicable law. The above provisions do not limit the right of any holder to bring any action or proceeding (including a proceeding for enforcement of judgment) against the Issuer or the USD Guarantors in any other court or jurisdiction in accordance with applicable law.

To the extent that the Issuer or the USD Guarantors have or hereafter may acquire or have attributed to it any sovereign or other immunity under any law, the Issuer and the USD Guarantors will agree in the USD Indenture to waive, to the fullest extent permitted by law, such immunity from jurisdiction or to service of process in respect of any legal suit, action or proceeding arising out of or relating to the USD Indenture, the USD Notes or the USD Guarantees.

Currency Indemnity

The U.S. dollar is the sole currency of account and payment for all sums payable by the Issuer or a USD Guarantor under or in connection with the USD Notes and USD Guarantees, including damages, . If, for the purposes of obtaining judgment in any court in any jurisdiction in connection with the USD Notes or the USD Guarantees, it becomes necessary to convert into a particular currency the amount due under or in connection with the USD Notes or the USD Guarantees, then conversion shall be made at the rate of exchange prevailing on the day the decision became enforceable (or if such day is not a business day, the next preceding business day) at the place where it was rendered. The Issuer’s or the USD Guarantors’ obligations under or in connection with the USD Notes and the USD Guarantees, as the case may be, will be discharged only to the extent that the relevant holder is able to purchase in the London foreign exchange markets in accordance with normal banking procedures, on the date of the relevant receipt or recovery by it (or, if it is not practicable to make such purchase on such date, on the first date on which it is practicable to do so), U.S. dollars, in the amount originally due to it (whether pursuant to any judgment or otherwise) with any other currency paid to that holder. If the holder cannot purchase U.S. dollars in the amount originally to be paid, the Issuer or the USD Guarantors will indemnify the holder for any resulting loss or damage sustained by it and pay the difference. The holder, however, will agree that, if the amount of U.S. dollars purchased exceeds the amount originally to be paid to such holder, the holder will reimburse the excess to the Issuer or the USD Guarantors. The holder will not be obligated to make this reimbursement if the Issuer or any USD Guarantor is in default of its obligations under the USD Notes or the applicable USD Guarantee. The indemnity undertaken by the Issuer and the USD Guarantors in favor of the holders as described above will constitute an obligation separate and independent from the other obligations contained in the Indenture, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by the holder of any USD Note or USD Guarantee or the trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under or in connection with the USD Notes, the USD Guarantees or under any judgment or order.

Trustee

Computershare Trust Company, N.A., as successor to Wells Fargo Bank, N.A., as trustee, will serve as trustee, paying agent, and security registrar under the USD Indenture. Neither the trustee nor any paying agent shall be responsible or liable for monitoring our rating status, making any request upon any Rating Agency, or determining or confirming whether any Ratings Event or Change of Control Triggering Event has occurred. The trustee assumes no responsibility and will have no liability for the accuracy, correctness, adequacy or completeness of the information concerning the Issuer or its Affiliates or any other party contained in this document or the related documents or for any failure by the Issuer or any other party to disclose events that may have occurred and may affect the significance, correctness, adequacy, completeness or accuracy of such information. The trustee, in each of its capacities under the USD Indenture, will be entitled to those certain rights, privileges, immunities, indemnities, limitations of liability, and protections as more fully set forth in the USD Indenture.

The Issuer and the USD Guarantors may maintain banking relationships and conduct transactions in the ordinary course of business with the trustee and its Affiliates.

Definitions

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.

“Attributable Debt” means the present value, determined as set forth in the USD Indenture, of the obligation of a lessee for rental payments for the remaining term of any lease.

“Consolidated Net Tangible Assets” means the total amount of the Parent’s assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding liabilities that are extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined, and excluding short term debt and the current portion of long term debt) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the Parent’s most recent consolidated balance sheet and determined on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, for purposes of calculating Consolidated Net Tangible Assets, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Parent or any of its Subsidiaries subsequent to the date of the most recent consolidated balance sheet of the Parent and on or prior to or simultaneously with the applicable date of calculation shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, mergers, consolidations and disposed operations had occurred on the date of such most recent consolidated balance sheet but shall not be required to give effect to any acquisition, disposition, merger, consolidation and disposed operation, or related series of acquisitions, dispositions, mergers, consolidations and disposed operations in the ordinary course of business or that individually or in the aggregate do not exceed $50,000,000 per transaction.

“Debt” of any Person means, without duplication, (a) any notes, bonds, debentures or similar evidences of indebtedness for money borrowed and (b) any guarantee thereof.

“Debt Facilities” means one or more debt facilities (including, without limitation, the Senior Secured Credit Facilities), commercial paper facilities or indentures, in each case with banks, institutional or other lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or debt securities, in each case, as amended (including, without limitation, as to principal amount), restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (whether or not with the original agents or lenders or parties and whether or not contemplated under the original agreement relating thereto).

“Derivative Instrument” means, with respect to a Person, any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the USD Notes (other than a Regulated Bank or Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the USD Notes and/or the creditworthiness of the Issuer and/or any one or more of the USD Guarantors (the “Performance References”).

“Equity Interests” means the shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a person.

“Funded Debt” means all Debt which (i) has a final maturity, or a maturity renewable or extendable at the option of the borrower or issuer thereof, more than one year after the date as of which Funded Debt is to be determined and (ii) ranks at least equally with the USD Notes.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, that are in effect from time to time, it being understood that, for purposes of the USD Indenture, all references to codified accounting standards specifically named in the USD Indenture shall be deemed to include any successor, replacement, amended or updated accounting standard under GAAP. At any time after the Issue Date, the Issuer may elect, for all purposes of the USD Indenture, to apply IFRS accounting principles (or any successor, replacement, amended or updated accounting principles to IFRS that are then in effect in the Issuer’s jurisdiction of organization) in lieu of GAAP, and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS as in effect from time to time (or such successor, replacement, amended or updated accounting principles) as previously calculated or determined in accordance with GAAP; provided that (1) from and after such election, all financial statements and reports required to be provided pursuant to the USD Indenture (and all financial statements and reports required to be filed with the SEC or that are otherwise provided to shareholders of the Parent) shall be prepared on the basis of IFRS (or such successor, replacement, amended or updated accounting principles), (2) from and after such election, all ratios, computations and other determinations based on GAAP contained in the USD Indenture shall be computed in conformity with IFRS (or such successor, replacement, amended or updated accounting principles) with retroactive effect being given thereto assuming that such election had been made on the Issue Date of the USD Notes and (3) all accounting terms and references in the USD Indenture to accounting standards shall be deemed to be references to the most comparable terms or standards under IFRS (or such successor, replacement, amended or updated accounting principles). The Issuer shall give written notice of any such election made in accordance with this definition to the trustee and the holders of the USD Notes promptly after having made such election (and in any event, within 15 days thereof).

“Issue Date” means      , 2024.

“Lien” means any mortgage, pledge, security interest or other lien or encumbrance.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its USD Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer or any USD Guarantor immediately prior to such date of determination.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Principal Property” means, as of any date, any building structure or other facility together with the underlying land and its fixtures, used primarily for manufacturing, processing, research, warehousing, distribution or production, and owned or leased or to be owned or leased by the Parent or any Restricted Subsidiary, and in each case the gross book value of which as of such date exceeds 1.5% of the Parent’s Consolidated Net Tangible Assets measured as of the end of the most recent quarter for which financial statements are available, other than any such land, building, structure or other facility or portion thereof which, in the opinion of the Parent’s board of directors, is not of material importance to the business conducted by the Parent and its subsidiaries, considered as one enterprise.

“Regulated Bank” means an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Restricted Subsidiary” means any Subsidiary of the Parent which owns or leases a Principal Property and which could secure the USD Notes offered hereby with such Principal Property.

“Sale and Lease-Back Transactions” means any arrangement with any person providing for the leasing by the Parent or a Restricted Subsidiary of any Principal Property that the Parent or such Restricted Subsidiary has sold or transferred or is about to sell or transfer to such person. However, the definition does not include transactions between the Parent and a Restricted Subsidiary.

“Screened Affiliate” means any Affiliate of a holder or, if the holder is DTC or DTC’s nominee, of a beneficial owner, (i) that makes investment decisions independently from such holder or beneficial owner and any other Affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder or beneficial owner and any other Affiliate of such holder or beneficial owner that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (iii) whose investment policies are not directed by such holder or beneficial owner or any other Affiliate of such holder or beneficial owner that is acting in concert with such holder in connection with its investment in the USD Notes and (iv) whose investment decisions are not influenced by the investment decisions of such holder or beneficial owner or any other Affiliate of such holder or beneficial owner that is acting in concert with such holders or beneficial owners in connection with its investment in the USD Notes.

“Senior Secured Credit Facilities” means the Credit Agreement entered into on April 20, 2022 and amended on December 15, 2023 (the “Senior Secured Credit Agreement”) among the Parent, Perrigo Investments, the other subsidiaries of the Parent named therein, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as collateral agent, and JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., Wells Fargo Securities, LLC, BofA Securities, Inc. and HSBC Securities (USA) Inc. as joint lead arrangers and joint bookrunners, Wells Fargo Bank, National Association as syndication agent and Morgan Stanley Senior Funding, Inc. BofA Securities, Inc. and HSBC Securities (USA) Inc. as co-documentation agents, as replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified in whole or in part from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Subsidiary” or “subsidiary” means any corporation or other entity of which Voting Shares are at the time directly or indirectly owned by the Parent (or if such term is used with reference to any other person, by such other person).

“Voting Shares” means shares of stock (or similar equity interests) of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors; provided that, for the purposes hereof, shares of stock (or similar equity interests) that carry only the right to vote conditionally on the happening of an event shall not be considered voting shares whether or not such event shall have happened.

DESCRIPTION OF THE EURO NOTES

The following provisions relate solely to the Euro Notes offered hereby:

General

The Euro Notes are to be issued by the Issuer as a new series of senior debt securities under a base indenture, dated as of December 2, 2014, among the Issuer, the Parent and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association, as trustee, as supplemented by a supplemental indenture, dated as of       , 2024, among the Issuer, the Parent and those subsidiaries of the Parent that provide guarantees under the Senior Secured Credit Facilities as of the Issue Date, as guarantors (collectively, the “Euro Guarantors”) and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee, and Elavon Financial Services DAC, as Euro Paying Agent. U.S. Bank Trust Company, National Association will initially act as registrar and transfer agent for the Euro Notes. Upon notice to the trustee, we may change the paying agent, registrar or transfer agent. The supplemental indenture will set forth the specific terms applicable to the Euro Notes offered hereby. We refer to the base indenture and the supplemental indenture related to the Euro Notes as the “Euro Indenture.” The statements under this caption relating to the Euro Notes and the Euro Indenture are brief summaries only, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Euro Indenture and the Euro Notes, the forms of which are filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part. In addition, the following description is qualified in all respects by reference to the actual text of the Euro Indenture and the form of the Euro Notes. The terms of the Euro Notes include those stated in the Euro Indenture and those made part of Euro Indenture by reference to the Trust Indenture Act, as in effect on the date of the supplemental indenture relating to the Euro Notes.

The Issuer will issue the Euro Notes in an initial aggregate principal amount of €350 million. The Euro Notes will mature on  , 20 .

The Euro Notes will be issued in book-entry form, in denominations of €100,000 and integral multiples of €1,000 in excess of €100,000. The Euro Notes will not be subject to any sinking fund and will not be convertible into or exchangeable for any of equity interests of the Issuer or the Parent.

We may, without the consent of the holders of the Euro Notes, issue additional debt securities under Euro Indenture having the same ranking and the same interest rate, maturity and other terms as the Euro Notes in all respects (except for the issue date, issue price, if applicable, payment of interest accruing prior to the issue date of such additional debt securities and, if applicable, the first payment of any interest following the issue date of such additional debt securities). Any such additional debt securities and the Euro Notes will constitute a single series of notes under the Euro Indenture; provided, that any additional debt securities that are not fungible for U.S. federal income tax purposes with the Euro Notes shall be issued under a separate ISIN number.

References in this “Description of the Euro Notes” to “we,” “us,” “our” and the “Issuer” refer to the Issuer individually. Capitalized terms used herein but not defined have the meanings set forth in the accompanying prospectus or the Euro Indenture.

Ranking

The Euro Notes:

•

will be the unsecured, senior obligations of the Issuer and will rank equally in right of payment with all of the Issuer’s other unsecured senior indebtedness, including indebtedness under the Existing Notes and the Senior Secured Credit Facilities;

•

will be effectively subordinated to any existing and future secured indebtedness of the Issuer, including indebtedness under the Senior Secured Credit Facilities, to the extent of the value of the collateral securing such secured indebtedness;

•	will be senior in right of payment to any future indebtedness of the Issuer that is by its terms expressly subordinated or junior in right of payment to the Euro Notes; and

•	will be structurally subordinated to all indebtedness and other liabilities of the Parent’s subsidiaries that do not guarantee the Euro Notes.

The guarantees of the Euro Notes:

•

will be the unsecured, senior obligation of the Euro Guarantors and will rank equally in right of payment with all of the Euro Guarantors’ other senior indebtedness, including the Existing Notes and the Senior Secured Credit Facilities;

•

will be effectively subordinated to any existing and future secured indebtedness of the Euro Guarantors, including the Euro Guarantors’ guarantee of indebtedness under the Senior Secured Credit Facilities, to the extent of the value of the collateral securing such indebtedness;

•	will be senior in right of payment to any future indebtedness of the Euro Guarantors that is by its terms expressly subordinated or junior in right of payment to the guarantee of the Euro Notes; and

•	will be structurally subordinated to all indebtedness and other liabilities of the Parent’s subsidiaries that did not issue and do not guarantee the Euro Notes.

As of June 29, 2024, after giving effect to this offering and the application of the proceeds thereof, the Parent and its subsidiaries would have had approximately $  million of consolidated total indebtedness outstanding, $ million of which would have been secured indebtedness and none of which would have been indebtedness of subsidiaries that do not guarantee the Euro Notes. In addition, the Issuer would have had the ability to borrow $1,000 million of additional secured indebtedness under the revolving credit portion of the Senior Secured Credit Facilities. See “Capitalization.”

Principal and Interest

The Euro Notes will mature on     , 20 , and will bear interest at the annual rate of    %. The Euro Notes will accrue interest from    , 2024 or from the most recent date to which interest has been paid or provided for such Euro Notes. Interest will be payable annually in arrears, on      of each year, beginning on     , 2025, to each person in whose name the Euro Notes are registered at the close of business on each     (whether or not that date is a business day as that term is defined in the Indenture). We will compute interest on the Euro Notes on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from and including the last date on which interest was paid on the Euro Notes (or from and including the Issue Date, if no interest has been paid on the Euro Notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association. The amount of interest payable for any period shorter than a full monthly period shall be computed on the basis of the actual number of calendar days elapsed in such a period. If any interest payment date or maturity or redemption date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

Guarantees

The Parent and each of the Parent’s subsidiaries that guarantee borrowings under any Debt Facilities (including the Senior Secured Credit Facilities) will jointly and severally guarantee (the “Euro Guarantees”) the Issuer’s obligations under the Euro Notes.

Payment of principal of, premium, if any, and interest on, and Additional Amounts (as defined below), if any, payable with respect to the Euro Notes will be fully and unconditionally guaranteed on an unsecured senior basis by the Euro Guarantors. Certain of the Parent’s other subsidiaries may be required to, and certain of the Parent’s subsidiaries may, become Euro Guarantors in the future. See “—Covenants—Future Guarantees.”

The obligations of any Euro Guarantor under its Euro Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Euro Guarantor (including, without limitation, any guarantees under the Senior Secured Credit Facilities and any of our other then-outstanding indebtedness), and after giving effect to any collections from or payments made by or on behalf of any other Euro Guarantor in respect of the obligations of such other Euro Guarantor under its Euro Guarantee or pursuant to its contribution obligations under the Euro Indenture, result in the obligations of such Euro Guarantor under its Euro Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state, or applicable foreign law. See “Limitations on Validity and Enforceability of the Guarantees and Certain Insolvency Law Considerations.” Each Euro Guarantor that makes a payment or distribution under its Euro Guarantee would be entitled to a contribution from each other Euro Guarantor in a pro rata amount based on the adjusted net assets of each Euro Guarantor.

The execution by each Euro Guarantor of the Euro Indenture will evidence its guarantee of the Euro Notes, whether or not any endorsement appears on the Euro Notes.

A Euro Guarantor will be automatically released from its obligations under its Euro Guarantee and its obligations under the Euro Indenture:

(1) in the event of the liquidation or dissolution of such Euro Guarantor;

(2) upon the substantially simultaneous release, discharge or termination of the guarantee by such Euro Guarantor of all Debt Facilities (including, for the avoidance of doubt, any release, discharge or termination that would be conditioned only on the release, discharge or termination of such guarantee or of the guarantee of all Debt Facilities, but excluding a release, discharge or termination by or as a result of payment under such guarantee);

(3) upon the exercise of the legal defeasance option or covenant defeasance option as described under “—Defeasance” or if the obligations under the Euro Indenture are discharged in accordance with the terms of the Euro Indenture; or

(4) in the case of any Subsidiary that becomes a Euro Guarantor pursuant to clause (b) under “—Future Guarantees,” in any other circumstance described in the applicable supplemental indenture pursuant to which such Subsidiary becomes a Euro Guarantor.

Payment and Paying Agents

We will pay interest, to you, if you are listed in the Euro Notes registrar’s records as the owner of the Euro Notes at the close of business on a particular day in advance of each due date for interest on the Euro Notes. Interest will be paid to you if you are listed as the owner even if you no longer own the Euro Notes on the interest payment date. That particular day is called the “record date.” See “—Principal and Interest.” Persons who are listed in the Euro Notes registrar’s records as the owners of the Euro Notes at the close of business on a particular day are referred to as “holders.”

We will deposit interest, principal and any other money due on the Euro Notes with the paying agent that we name in accordance with the terms of the Euro Indenture. Initially, Elavon Financial Services DAC will serve as the paying agent for the Euro Notes. We may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and rescind the designation of any office or agency. In connection with any proposed exchange of an interest in a global note representing Euro Notes for a certificated note, the Issuer or the common depositary shall provide or cause to be provided to the Euro Notes paying agent and registrar all information reasonably requested by the Euro Notes paying agent and registrar that is necessary to allow the Euro Notes paying agent and registrar to comply with any applicable tax reporting obligations. The Euro Notes paying agent and registrar may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Transfer and Exchange

A holder may transfer or exchange the Euro Notes in accordance with the Euro Indenture. A holder may be required by the Euro Indenture to provide to the registrar, the Paying Agent and the trustee appropriate endorsements and transfer documents in connection with a transfer of the Euro Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to register the transfer of or to exchange (i) any Euro Note for a period of 15 days before the delivery of a notice of redemption pursuant to the terms of the Euro Indenture, (ii) any Euro Note so selected for redemption in whole or in part, except the unredeemed portion of any such Euro Note being redeemed in part or (iii) any Euro Note between a record date and the next succeeding interest payment date.

Optional Redemption

Except as set forth below, the Issuer will not be entitled to redeem the Euro Notes at its option.

At any time prior to    , 20 , the Issuer may redeem the Euro Notes in whole at any time, or in part from time to time, at its option, upon notice as described under the heading “—Selection and Notice of Redemption,” at a redemption price equal to 100% of the principal amount of the Euro Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including the date of redemption (the “Redemption Date”), subject to the rights of holders of Euro Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after    , 20 , the Issuer may redeem the Euro Notes in whole at any time, or in part from time to time, at its option, upon notice as described under the heading “—Selection and Notice of Redemption,” at the redemption prices (expressed as percentages of principal amount of the Euro Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to but not including the applicable Redemption Date, subject to the right of holders of Euro Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on the     of each of the years indicated below:

Year	Percentage
20		%
20		%
20		%
20 and thereafter	100.000%

In addition, prior to    , 20 , the Issuer may, at its option, on one or more occasions, redeem up to 40% of the aggregate principal amount of Euro Notes at a redemption price equal to    % of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to but not including the applicable Redemption Date, subject to the right of holders of Euro Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with an amount equal to the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the Euro Notes originally issued under the Euro Indenture remains outstanding immediately after the occurrence of each such redemption; and provided, further, that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

“Applicable Premium” means, with respect to any Euro Notes on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Euro Notes; and

(2) the excess, if any, of (a) the sum of the present value at such Redemption Date of (i) the redemption price of such Euro Notes at    , 20 (such redemption price being set forth in the table appearing above), plus (ii) all required interest payments due on such Euro Notes through    , 20 (excluding accrued but

unpaid interest to the Redemption Date), computed using a discount rate equal to the Comparable Government Bond Rate as of such Redemption Date plus basis points; over (b) the principal amount of such Euro Note; plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Issuer, a German government bond whose maturity is closest to    , 20 , or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Issuer, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by the Issuer.

Selection and Notice of Redemption

Notice of any redemption of the Euro Notes will be mailed (or, to the extent permitted or required by applicable procedures or regulations of the common depositary on behalf of Euroclear and Clearstream, sent electronically) at least 10 days but not more than 60 days before the redemption date to each holder of the Euro Notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, or conditions precedent to redemption have not been satisfied, interest will cease to accrue on the Euro Notes or portions thereof called for redemption.

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on any Euro Notes called for redemption on the applicable redemption date. At or before 10:00 a.m. (London time) on the redemption date, the Issuer will deposit with the paying agent money sufficient to pay the redemption price of and accrued interest on the Euro Notes to be redeemed on such date. If less than all of the Euro Notes are to be redeemed, the Euro Notes to be redeemed shall be selected in accordance with the procedures of Euroclear or Clearstream, as applicable. If the Euro Notes to be redeemed are not global notes then held by the common depositary on behalf of Euroclear and Clearstream, the particular Euro Notes to be redeemed shall be selected by the trustee on a pro rata basis, by lot, or by such other method as the trustee shall deem fair and appropriate.

Any redemption or notice may, at the Issuer’s option, be subject to the satisfaction of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, the applicable notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. The Issuer will provide written notice to the common depositary on behalf of Euroclear and Clearstream prior to the close of business two business days prior to the redemption date (or such shorter period as may be acceptable to the trustee) if any such redemption has been rescinded or delayed, and upon receipt the trustee shall provide such notice to each holder of the Euro Notes in the same manner in which the notice of redemption was given.

The Issuer may provide in any notice that payment of the redemption price and accrued and unpaid interest, if any, and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

Depending on prevailing market conditions, the Issuer and its Affiliates may from time to time seek to purchase the Euro Notes in privately negotiated or open market transactions, by tender offer or otherwise. Any such purchases made by the Issuer may be funded by the use of cash on hand or the incurrence of new secured or unsecured debt, including borrowings under credit facilities. The amounts involved in any such purchase transactions, individually or in the aggregate, could be material. Any such purchases may be with respect to a substantial amount of the Euro Notes, which could adversely affect the trading liquidity of the Euro Notes.

Payment of Additional Amounts

All payments made by or on behalf of the Issuer or the Euro Guarantors (each a “Payor”) on the Euro Notes or any Euro Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(1) any jurisdiction from or through which payment on the Euro Notes or any Euro Guarantee is made, or any political subdivision of governmental authority thereof or therein having the power to tax; or

(2) any jurisdiction in which a Payor is incorporated, organized or otherwise considered to be a resident or engaged in business for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and (2), a “Relevant Taxing Jurisdiction”), will at any time be required from any payments made with respect to the Euro Notes, including payments of principal, redemption price, interest or premium, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each holder of the Euro Notes, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(i) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, partner of, member or shareholder of, or possessor of power over the relevant holder, if the relevant holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being or having been a citizen, resident or treated as a resident or a national thereof or being or having been present or engaged in a trade or carrying on a business in, or having had a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere ownership or holding of such Euro Notes or enforcement of rights thereunder or under any Euro Guarantee or the receipt of payments in respect thereof;

(ii) any Taxes to the extent such Taxes are imposed or required to be withheld by reason of the failure of a holder of Euro Notes to comply with (x) any certification, identification, information or other reporting requirement, whether required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including a certification that the holder is not resident in the Relevant Taxing Jurisdiction) (provided that at least 30 days prior to the first payment date with respect to which such withholding, deduction or imposition is required under the applicable law of the Relevant Taxing Jurisdiction, the relevant holder at that time has been notified (in the manner contemplated by the Euro Indenture) by the Payor or any other person through whom payment may be made of such certification, identification, information or other reporting requirement); or (y) any requirement under U.S. tax laws and regulations to establish any entitlement to a partial or complete exemption from such Taxes to which such holder is legally eligible (including, but not limited to, by providing Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, as applicable, or any subsequent versions thereof or successor thereto);

(iii) any Taxes, to the extent such Taxes were imposed as a result of a Euro Note being presented for payment (where Euro Notes are legended notes in certificated form and presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had such Euro Note been presented during such 30-day period);

(iv) any Taxes that are payable otherwise than by withholding from a payment on or with respect to the Euro Notes or under any Euro Guarantee;

(v) any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(vi) any Taxes imposed on or with respect to any payment by the Issuer or the Euro Guarantors to the holder if such holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that Taxes would not have been imposed on such payment had such beneficial owner been the sole holder of such Euro Note;

(vii) any Taxes imposed or required to be withheld by the United States, any state thereof or the District of Columbia (or any political subdivision of or governmental authority in any such state or the District of Columbia having the power to tax), by reason of a holder:

(a) owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Issuer, Perrigo Company, or Parent, as described in Section 871(h)(3)(B) of the Code

(b) being a bank receiving interest described in Section 881(c)(3)(A) of the Code; or

(c) being a controlled foreign corporation (a “CFC”) that is related to the Issuer, Perrigo Company, or Parent by stock ownership within the meaning of Section 881(c)(3)(C) of the Code;

(viii) any Taxes imposed or required to be withheld by the United States, any state thereof or the District of Columbia (or any political subdivision of or governmental authority in any such state or the District of Columbia having the power to tax), as a result of a holder’s present or former status under the Code as a personal holding company, a foreign personal holding company, a CFC, a passive foreign investment company, a foreign tax exempt organization or a corporation which accumulates earnings to avoid U.S. federal income tax;

(ix) any U.S. federal backup withholding Taxes;

(x) any Taxes imposed under Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, and any intergovernmental agreements or treaties (and any related legislation, rules, or official administrative practices) implementing the foregoing; or

(xi) any combination of items (i) through (x) above.

For purposes of this “Payment of Additional Amounts” section, the term “holder” shall include both a holder of the Euro Notes and a beneficial owner of the Euro Notes, as applicable. The Euro Indenture will provide that in the event the Euro Notes are held in global form, the right to receive Additional Amounts shall be determined at the beneficial owner level.

The Payor, if it is the applicable withholding agent, will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes. The Payor will furnish to the trustee and to the paying agent (or to a holder upon written request), within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, such certified copies. Copies of such documentation will be available for inspection during ordinary business hours at the office of the trustee by the holders of the Euro Notes upon request and will be made available at the offices of the paying agent.

At least 30 days prior to each date on which any payment under or with respect to the Euro Notes or any Euro Guarantee is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Payor will be obligated to pay Additional Amounts with respect to such payment, the Payor will deliver to the trustee and to the paying agent an officers’ certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will furnish such other information necessary to enable the paying agent to pay such Additional Amounts to holders on the payment date. Each such officers’ certificate shall be relied upon until receipt of a further officers’ certificate addressing such matters.

Wherever in the Euro Indenture, the Euro Notes, any Euro Guarantee or this “Description of the Euro Notes ” there are references in any context, to:

(1) the payment of principal,

(2) interest, or

(3) any other amount payable on or with respect to the Euro Notes or any Euro Guarantee,

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payor will pay any present or future stamp, issuance, transfer and similar Taxes that arise in any Relevant Taxing Jurisdiction from the execution, delivery or registration of any Euro Notes or any other document or instrument referred to therein (other than a transfer of the Euro Notes), or the receipt of any payments with respect to the Euro Notes or any Euro Guarantee, or the enforcement of the Euro Notes, any Euro Guarantee or any other such document or instrument following the occurrence of any event of default with respect to the Euro Notes , limited, solely in the case of Taxes attributable to the receipt of any payments with respect to the Euro Notes or any Euro Guarantee, to any Taxes imposed in a Relevant Taxing Jurisdiction that are not excluded under clause (i) through (iii), or (v) through (x), or any combination thereof.

The foregoing obligations will survive any termination, defeasance or discharge of the Euro Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is incorporated, organized, or otherwise considered to be a resident or engaged in business for tax purposes, any jurisdiction from or through which payment on the Euro Notes or any Euro Guarantee thereof is made, or any political subdivision or taxing authority or agency thereof or therein having the power to tax.

Tax Redemption

The Issuer may redeem the Euro Notes in whole, but not in part, at its discretion at any time upon giving not less than 15 days nor more than 60 days’ notice to the holders of the Euro Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed by the Issuer for redemption (a “Tax Redemption Date”) (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if as a result of:

(1) any change in, or amendment to, any law, treaty, regulations or rulings of a Relevant Taxing Jurisdiction affecting taxation; or

(2) any change in, or amendment to, the application, administration or interpretation of such laws, treaties, regulations or rulings of a Relevant Taxing Jurisdiction (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), the Issuer, with respect to the Euro Notes, or the Euro Guarantors, with respect to their Euro Guarantees, as the case may be, has become, is, or on the next interest payment date in respect of the Euro Notes would be, required to pay Additional Amounts.

Any Change in Tax Law must become effective on or after the Issue Date (or if the Relevant Taxing Jurisdiction first became a Relevant Taxing Jurisdiction on a date after the Issue Date, such later date). In the case of a successor of the Issuer that is not incorporated, organized, otherwise tax resident or engaged in business for tax purposes, in the same jurisdiction as the Issuer or a successor of a Euro Guarantor that is not incorporated, organized, otherwise tax resident or engaged in business for tax purposes, in the same jurisdiction as such Euro Guarantor, the Change in Tax Law must become effective, in the case of a successor of the Issuer, after the date that such successor entity first succeeded to the obligations of the Issuer or, in the case of a successor of a Euro Guarantor, after the date on which such successor Euro Guarantor first makes payments on the Euro Notes. Notice of redemption for taxation reasons will be published in accordance with the procedures described above under “—Optional Redemption.” Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Payor would be obliged to make such payment of Additional Amounts if payment in respect of the Euro Notes or any Euro Guarantee, as applicable, were then due and (b) unless, at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the sending or mailing of any notice of redemption of the Euro Notes pursuant to the foregoing, the Issuer will deliver to the trustee (a) an officers’ certificate stating that it is entitled to effect such redemption, and (b) an opinion of an independent tax counsel of recognized standing in the Relevant Tax Jurisdiction to the effect that an Issuer or the Parent has or will become obligated to pay such Additional Amounts as a result of a Change in Tax Law. The trustee will accept and shall be entitled to rely on such officers’ certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent described above, in which event such redemption will be conclusive and binding on the holders.

Sinking Fund

The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Euro Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Euro Notes as described under the captions “— Offer to Purchase Upon Change of Control Triggering Event.” The Issuer may at any time and from time to time purchase Euro Notes in the open market or otherwise.

Offer to Purchase Upon Change of Control Triggering Event

If a Change of Control Triggering Event occurs with respect to the Euro Notes , unless we have exercised our option to redeem the Euro Notes as described above, we will be required to make an offer (the “change of control offer”) to each holder of the Euro Notes as to which the Change of Control Triggering Event has occurred to repurchase all of that holder’s Euro Notes on the terms set forth in such Euro Notes. In the change of control offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of the Euro Notes repurchased, plus accrued and unpaid interest, and Additional Amounts, if any, on the Euro Notes repurchased to, but not including, the date of repurchase (the “change of control payment”). Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control Triggering Event, but after public announcement of the transaction that constitutes or may constitute the Change of Control Triggering Event, a notice will be mailed (or, to the extent permitted or required by applicable procedures or regulations of the common depositary on behalf of Euroclear and Clearstream, sent electronically) to holders of the Euro Notes and the trustee describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Euro Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or sent (the “change of control payment date”). The notice will, if mailed or sent prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring with respect to the Euro Notes on or prior to the change of control payment date.

On the change of control payment date, we will, to the extent lawful:

•	accept for payment all Euro Notes or portions of such Euro Notes properly tendered pursuant to the applicable change of control offer;

•	deposit with the paying agent an amount equal to the change of control payment in respect of all Euro Notes or portions of the Euro Notes properly tendered; and

•

deliver or cause to be delivered to the trustee, or the paying agent on behalf of the trustee, the Euro Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of the Euro Notes or portions of such Euro Notes being repurchased and that all conditions precedent provided for in the Euro Indenture to the change of control offer and to the repurchase by us of the Euro Notes pursuant to the change of control offer have been met.

We will not be required to make a change of control offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all Euro Notes properly tendered and not withdrawn under its offer.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations applicable to the repurchase of the Euro Notes. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the Euro Indenture or the Euro Notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the Euro Indenture or the Euro Notes by virtue of any such conflict.

If a change of control offer is made, there can be no assurance that we will have available funds sufficient to make the change of control payment for all of the Euro Notes that may be tendered for repurchase. Furthermore, our other debt instruments may otherwise prohibit the purchase of Euro Notes pursuant to any change of control offer or may also require us to make other change of control offers for which we may not have sufficient funds. See “Risk Factors—The Issuer may not have the ability to raise the funds necessary to finance the offer to repurchase the notes upon a Change of Control Triggering Event.”

For purposes of the change of control offer provisions of the Euro Notes, the following terms will be applicable:

“change of control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Parent (or the Parent’s Affiliate Transferee (as defined below)) or other voting stock into which the voting stock of the Parent (or the Parent’s Affiliate Transferee) is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent (or the Parent’s Affiliate Transferee) and the assets of the subsidiaries of the Parent (or the Parent’s Affiliate Transferee), taken as a whole, to one or more “persons” (as that term is defined in the Euro Indenture), other than the Parent or a subsidiary of the Parent (or the Parent’s Affiliate Transferee). Notwithstanding the foregoing, a transaction referenced in clause (1) of this definition will not be deemed to be a change of control if (i) the Parent becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Parent’s voting stock immediately prior to that transaction. Notwithstanding the foregoing, a transaction referenced in clause (2) of this definition will not be deemed a change of control if (i) the Parent becomes a direct or indirect wholly-owned subsidiary of a holding company, (ii) the transferee of all or substantially all of the Parent’s assets and the assets of the Parent’s subsidiaries, taken as a whole, is also a direct or indirect wholly-owned subsidiary of such holding company (such transferee, the Parent’s “Affiliate Transferee”), (iii) such holding company provides a full and unconditional guarantee of the Euro Notes (whereupon such holding company shall be substituted as the “Parent” for the purposes of the Euro Notes and Euro Indenture, without the release of the guarantee of the entity formerly considered to be the “Parent”), and (iv) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Parent’s voting stock immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both a change of control and a Ratings Event.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its ratings agency business.

“Rating Agencies” means (1) each of Moody’s and S&P, and (2) if either Moody’s or S&P ceases to rate the Euro Notes or fails to make a rating of the Euro Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Category” means (i) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency.

“Ratings Event” means a decrease in the rating of the Euro Notes by each Rating Agency by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) on any date within the 60-day period following the earliest of (x) a change of control, (y) the date of the public notice of an arrangement or agreement that would result in a change of control or (z) the date public notice of the intention to effect an arrangement or agreement that would result in a change of control (which period shall be extended so long as the rating of the Euro Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) that would result in the rating of the Euro Notes by each Rating Agency being lower than both (i) the rating of the Euro Notes in effect on the Issue Date and (ii) the rating of the Euro Notes immediately preceding the first public notice of an arrangement or agreement that would result in the applicable change of control; provided that a Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed a Ratings Event for purposes of the definition of “Change of Control Triggering Event” if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform us in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the Ratings Event). In determining whether the rating of the Euro Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“S&P” means S&P Global Ratings, a division of Standard & Poor’s Financial Services LLC, and any successor to its ratings agency business.

“Voting stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act), as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The definition of change of control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of “all or substantially all” of the assets of the Parent and the assets of the subsidiaries of the Parent, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of such phrase under applicable law. Accordingly, the ability of a holder of the Euro Notes to require us to repurchase that holder’s Euro Notes as a result of the sale, transfer, conveyance or other disposition of less than all of the assets of the Parent and the assets of the subsidiaries of the Parent, taken as a whole, to one or more persons may be uncertain.

In the event that holders of not less than 90% of the aggregate principal amount of the outstanding Euro Notes accept a change of control offer and the Issuer purchase all of the Euro Notes held by such holders, the Issuer will have the right, upon not less than 10 nor more than 60 days’ notice, given not more than 30 days following the purchase pursuant to the change of control offer described above, to redeem all of the Euro Notes that remain outstanding following such purchase at a redemption price equal to the change of control payment plus, to the extent not included in the change of control payment, accrued and unpaid interest, if any, thereon, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Covenants

Limitations on Liens

The Euro Indenture will provide that the Parent will not, and the Parent will not permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any Debt secured by a Lien upon or with respect to any Principal Property of the Parent or any Restricted Subsidiary, or on the capital stock of any Restricted Subsidiary held by the Parent or any other Restricted Subsidiary unless:

•	the Euro Notes will be secured by such Lien equally and ratably with (or prior to) such other secured Debt; or

•	the aggregate principal amount of:

•	all of such secured Debt then outstanding;

•

together with all Attributable Debt of the Parent and its Restricted Subsidiaries in respect of Sale and Lease-Back Transactions existing at such time, with the exception of transactions which are not subject to the limitation described in “—Limitations on sale and lease-back transactions,”

does not exceed an amount equal to 15% of the Parent’s Consolidated Net Tangible Assets.

This limitation will not apply to any Debt secured by:

•	any Lien existing on the Issue Date;

•

Liens securing any Debt under Debt Facilities in an aggregate principal amount not to exceed the sum of (i) $2,400 million plus (ii) the Incremental Amount (as defined in the Senior Secured Credit Agreement);

•	any Lien in the Parent’s favor or in favor of any Restricted Subsidiary;

•

any Lien on any asset of any entity at the time such entity becomes a Restricted Subsidiary or at the time such entity is merged or consolidated with or into the Issuer, the Parent or a Restricted Subsidiary, as long as such Lien does not attach to any of the other assets of the Parent or any Restricted Subsidiary;

•	any Lien on any property or assets or shares of stock or Debt which exists at the time of the acquisition thereof;

•

Liens on any property or assets or shares of stock or Debt securing the payment of all or any part of the purchase price or construction cost thereof (including improvements thereon) or securing any Debt incurred or assumed for the purpose of financing all or any part of the purchase price or construction cost thereof if such Lien attaches concurrently with or within 180 days after the acquisition of such property or assets or shares of stock or Debt or the completion of any such construction, whichever is later, provided the principal amount of the Debt secured by any such Lien, together with all other Debt secured by a Lien on such property or assets or shares of stock or Debt, does not exceed the purchase price of such property or assets or shares of stock or Debt or the cost of such improvement;

•	any Lien incurred or assumed in connection with an issuance of pollution control or industrial revenue bonds or any similar financing;

•

Liens imposed by law for taxes, fees, assessments or other governmental charges that are not delinquent or for which (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Parent or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment pending such contest could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, operations, affairs, financial condition, assets or properties of the Parent and its Subsidiaries taken as a whole (such, a “Material Adverse Effect”);

•

any (i) minor survey exceptions, minor encumbrances, minor title defects or irregularities, easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business and (ii) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business, that in each case do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent or any Restricted Subsidiary;

•	any Liens, pledges or deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security and similar laws or regulations;

•	any Lien on any Debt of any joint ventures;

•	judgment Liens in respect of judgments for the payment of money aggregating to less than the greater of $93,750,000 and 15% of LTM EBITDA (as defined in the Senior Secured Credit Agreement);

•

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens, or property securing payment for services rendered in respect of such property, in each case that are imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or for which (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;

•

any Liens or deposits incurred to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

•

statutory and contractual Liens in favor of landlords on real property leased by the Parent or any Restricted Subsidiary, provided that the Parent or such Restricted Subsidiary is current with respect to payment of all rent and other amounts due to such landlord under any lease of such real property, except where the failure to be current in payment would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect; or

•

any extension, renewal, substitution or replacement of any of the Liens not restricted under “—Limitations on Liens” if the Debt secured thereby is not increased and is not secured by any additional assets (plus improvements on such property and any other property or assets not then constituting a Principal Property).

Limitations on Sale and Lease-Back Transactions

The Euro Indenture will provide that neither the Parent nor any Restricted Subsidiary may enter into any Sale and Lease-Back Transaction. Such limitation will not apply to any Sale and Lease-Back Transaction if:

•	the Parent or such Restricted Subsidiary would be entitled to incur Debt secured by a Lien on the property to be leased as described in the first paragraph under “—Limitations on Liens”;

•	such Sale and Lease-Back Transaction involves a lease having a duration of less than three years; or

•

within 180 days of the effective date of any such Sale and Lease-Back Transaction, the Parent applies an amount equal to the greater of the net proceeds of the transaction and the fair market value of the property so leased to the retirement of Funded Debt (including the Euro Notes constituting Funded Debt), other than Funded Debt that the Parent or any Restricted Subsidiary was otherwise obligated to repay within such 180-day period, or to the acquisition of or investment in one or more Principal Properties.

Future Guarantees

If, after the Issue Date, (a) any Subsidiary that is not a Euro Guarantor guarantees the Senior Secured Credit Facilities or any other Debt Facility with an aggregate principal amount or committed amount of $100 million or more or (b) the Issuer otherwise elect to have any Subsidiary become a Euro Guarantor, then, in each such case, the Issuer shall cause such Subsidiary to execute and deliver to the trustee (in the case of clause (a), by a date that is 60 days after becoming a guarantor under the Senior Secured Credit Facilities, or in the case of clause (b), at the Issuer’s option) a supplemental indenture pursuant to which such Subsidiary shall guarantee the Issuer’s obligations under the Euro Notes and the Euro Indenture on the same terms as the Euro Guarantees issued by the Euro Guarantors on the Issue Date.

Reports

So long as any Euro Notes are outstanding, whether or not Parent is required to file such information with the SEC, Parent will furnish to the trustee (and the holders and beneficial owners of the Euro Notes) to the extent not otherwise available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval System (or any successor thereto) as promptly as is reasonably practicable after such information has been filed and no later than 15 days after Parent would be required to file such reports (including all applicable extension periods), unless the SEC would not accept such a filing:

(a) quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Parent were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Parent’s certified independent accountants; and

(b) all current reports that would be required to be filed (as opposed to furnished) with the SEC on Form 8-K if Parent were required to file such reports.

provided that the availability of the foregoing reports on the SEC’s EDGAR service (or successor thereto) shall be deemed to satisfy the Issuer’s delivery obligations to any holder of Euro Notes.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports; provided that, if Parent is not required under the rules and regulations of the SEC to file such reports with the SEC for public availability, such reports need not be prepared in accordance with all of the rules and regulations applicable to such reports and shall only be required to include the information or disclosure that would be required by such form to the extent that, and in the same general style of presentation as, the same or substantially similar information or disclosure is also included or incorporated by reference in this prospectus supplement pursuant to which the Euro Notes were offered and sold. The Issuer will comply with §314(a) of the Trust Indenture Act.

If the SEC will not accept Parent’s filings for any reason, the Issuer will post the reports referred to in the preceding paragraphs on its website, on IntraLinks or any comparable online system or website that may require a confidentiality acknowledgment, in each case within 15 days of the date on which such filing would have been required to be filed with the SEC if the Parent were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (including all applicable extension periods).

Notwithstanding the foregoing, in the event that Parent is not subject to the reporting obligations of Section 13 or 15(d) of the Exchange Act, (a) Parent shall be deemed to have satisfied any obligation to provide financial information concerning the Subsidiary Guarantors in any such supplementary and periodic information, documents and reports by providing summary financial information concerning the Euro Guarantors and the subsidiaries of the Parent that do not guarantee the Euro Notes; and (b) such requirements shall be deemed satisfied for any particular period or report by posting reports on the Parent’s website, by filing such reports with the SEC (if the SEC will accept such a filing). or by posting such information on IntraLinks.

The Euro Indenture will permit Parent to satisfy its obligations in this covenant with respect to financial information relating to Parent by furnishing financial information relating to its direct or indirect parent, if any, consistent with this covenant. If the direct or indirect parent, if any, has more than de minimis operations separate and apart from its ownership in Parent, then Parent will be required to provide consolidating information, which need not be audited, that explains in reasonable detail the differences between the information relating to such parent and its subsidiaries, on the one hand, and the information relating to Parent and its subsidiaries on a standalone basis, on the other hand.

For so long as any Euro Notes remain outstanding, if at any time Parent is not required to file with the SEC the reports required by the preceding paragraphs, the Issuer will furnish to the holders of Euro Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended (the “Securities Act”).

Delivery of such reports and information to the trustee shall be for informational purposes only and the trustee’s receipt of them shall not constitute constructive notice of any information contained therein or determinable from information contained therein (including the Issuer’s compliance with any of its covenants under the Euro Indenture as to which the trustee is entitled to rely exclusively on an officers’ certificate).

Notwithstanding anything herein to the contrary, the Parent will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (4) under “—Events of Default, Waiver and Notice” until 120 days after the receipt of the written notice delivered thereunder.

Merger, Consolidation and Sale of Assets

The Euro Indenture will provide that the Issuer or the Euro Guarantors may, consolidate or merge with or into or amalgamate, convert or liquidate into any other corporation, limited liability company, limited partnership or other legal entity and the Issuer or the Euro Guarantors may sell, lease or convey all or substantially all of their respective assets to any legal entity organized and existing under the laws of the United States, any country in the European Union, the United Kingdom, Canada, Israel, Switzerland or any U.S. state, provided that either the Issuer or such Euro Guarantor, as the case may be, shall be the surviving entity, or the successor entity (or the entity which shall have received such assets) shall expressly assume, pursuant to a supplemental indenture, all of the Issuer’s or such Euro Guarantor’s, as the case may be, obligations under the Euro Indenture, the Euro Notes and the Euro Guarantees. Notwithstanding any other provision of the Euro Notes or the Euro Indenture, the Issuer and the Euro Guarantors will be permitted to consummate the Reorganization; provided that the Euro Notes at all times shall be the direct obligation of a direct or indirect wholly-owned subsidiary of the Parent.

In connection with any such transaction, we will deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease, and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the Euro Indenture and that all conditions precedent contained in the Euro Indenture relating to such transaction have been complied with.

Limitations on Activities of the Issuer

While the Euro Notes remain outstanding, the Issuer shall not engage in any business or activity other than:

•	the establishment and maintenance of its legal existence, including the incurrence of fees, costs and expenses relating to such establishment and maintenance,

•	to the extent applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group of the Parent,

•	incurring fees, costs and expenses relating to organization overhead including professional fees for legal, tax and accounting issues and paying taxes,

•	the execution and delivery of the Euro Indenture and the performance of its obligations thereunder and the issuance of the Euro Notes and any additional debt securities under the Euro Indenture,

•

taking all actions, including executing and delivering any related agreements in connection with Debt existing on the Issue Date or the incurrence of other indebtedness not prohibited by any Debt outstanding from time to time, or in connection with any other financing transactions,

•	providing indemnification to officers and directors,

•

the making of intercompany loans, distributions of cash, cash equivalents or Equity Interests and/or any transactions consummated substantially contemporaneously with and in connection with any financing transactions,

•

financing the business and operations of the Parent or any of its affiliates, including the incurrence and repayment of indebtedness or other obligations, the making of loans or other investments and the payment of dividends or other distributions, and

•	activities necessary or advisable for or incidental, related, complementary, similar, supplemental or ancillary to the businesses or activities described in any of the foregoing clauses.

Events of Default, Waiver and Notice

An event of default with respect to the Euro Notes will occur in the event of:

7.	default in payment of any interest on or any Additional Amounts payable in respect of the Euro Notes which remains uncured for a period of 30 days;

8.	default in payment of principal (and premium, if any) on the Euro Notes when due either at maturity, upon redemption, by declaration or otherwise;

9.	default in the payment of the purchase price of the Euro Notes we are required to purchase as described under “—Offer to Purchase Upon Change of Control Triggering Event”;

10.

default by the Issuer or the Parent in the performance or breach of any other covenant, warranty or agreement in respect of the Euro Notes in the Euro Indenture which shall not have been remedied for a period of 90 days after notice by the trustee or holders of at least 25% in principal amount of the outstanding Euro Notes (with a copy to the trustee);

11.

the Euro Guarantee of the Euro Notes is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or the Euro Guarantors, or any responsible officer acting on behalf of the Euro Guarantors, denies or disaffirms its obligations under the Euro Guarantee of the Euro Notes; and

12.	the taking of certain actions by the Issuer or the Parent or a court relating to bankruptcy, insolvency or reorganization.

The Euro Indenture will require the trustee to give the holders of the Euro Notes notice of a default actually known to a responsible officer of the trustee within 90 days of a responsible officer of the trustee obtaining such actual knowledge unless the default is cured or waived. However, the Euro Indenture will provide that the trustee may withhold notice to the holders of the Euro Notes of any default with respect to the Euro Notes (except in payment of principal of, premium or interest on, or any Additional Amounts with respect to, the Euro Notes ) if the trustee in good faith determines that it is in the interest of the holders of the Euro Notes to do so.

The Euro Indenture will also provide that if an event of default (other than an event of default specified in clause (6) above) shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the Euro Notes then outstanding may declare the entire principal amount of all the Euro Notes and interest accrued thereon, to be due and payable immediately; provided that no such declaration may be made with respect to any action taken, and reported publicly or to holders, more than two years prior to such declaration.

Upon certain conditions, such declarations (other than resulting from an event of default specified in clause (6) above with respect to the Parent) may be annulled and past defaults may be waived (except a continuing default in payment of principal of, or premium or interest on, the Euro Notes or in respect of a covenant or provision of the Euro Indenture which cannot be modified or amended without the consent of the holder of each outstanding Euro Note) by the holders of a majority in principal amount of the outstanding Euro Notes.

If an event of default under the Euro Indenture specified in clause (6) above shall have occurred and is continuing, then the principal amount of all the outstanding Euro Notes will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding Euro Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Euro Notes, provided that such direction shall not be in conflict with any rule of law or the Euro Indenture, shall not involve the trustee in any personal liability, the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction, and shall not be unduly prejudicial to the holders not taking part in such direction (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such direction are unduly prejudicial to such holders). If an event of default occurs and is continuing with respect to the Euro Notes , then the trustee may in its discretion (and subject to the rights of the holders to direct remedies as described above) bring such judicial proceedings as the trustee shall deem necessary to protect and enforce the rights of the holders of the Euro Notes, whether for the specific enforcement of any covenant or agreement in the Euro Indenture or in aid of the exercise of any power granted under the Euro Indenture or to enforce any other proper remedy.

The Euro Indenture will provide that no holder of the Euro Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Euro Indenture for the appointment of a receiver or trustee for any other remedy thereunder unless:

•	that holder has previously given the trustee written notice of a continuing event of default with respect to the Euro Notes;

•

the holders of not less than 25% in principal amount of the outstanding Euro Notes have made a written request to the trustee to institute proceedings in respect of that event of default with respect to the Euro Notes and have offered the trustee security or indemnity satisfactory to the trustee in its discretion against costs, fees, damages, losses, claims, expenses (including but not limited to reasonable attorneys’ fees and expenses) and liabilities that may be incurred in compliance with such request; and

•

for 60 days after receipt of such notice, request and offer of security or indemnity, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Euro Notes.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders.

However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. The Issuer will be required to furnish to the trustee under the Euro Indenture annually a statement as to performance or fulfillment of their respective obligations under the Euro Indenture and as to any default in such performance or fulfillment.

Any notice of default, notice of a continuing event of default, notice of acceleration or instruction to the trustee to provide a notice of default, notice of a continuing event of default, notice of acceleration or take any other action relating to a default or event of default other than a payment default or a bankruptcy or insolvency default as described in number 6 above (a “Noteholder Direction”) provided by any one or more holders of the Euro Notes to the trustee by any one or more holders of the Euro Notes (other than a Regulated Bank) (each a “Directing Holder”) must be accompanied by a written representation from each such Directing Holder delivered to the Issuer and the trustee that such Directing Holder is not (or, in the case such Directing Holder is the common depositary on behalf of Euroclear and Clearstream or its nominee, that such Directing Holder is being instructed solely by beneficial owners that have represented to such holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of default or notice of a continuing event of default shall be deemed a continuing representation until the resulting default or Event of Default is cured or otherwise ceases to exist or the Euro Notes are accelerated.

In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five business days of request therefor (a “Verification Covenant”). The trustee shall have no duty whatsoever to provide this information to the Issuer or to obtain this information for the Issuer.

In any case in which the holder is the common depositary on behalf of Euroclear and Clearstream or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owners of the Euro Notes in lieu of the common depositary on behalf of Euroclear and Clearstream or its nominee, and the common depositary shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the trustee. If the holder of the applicable Euro Notes is a Clearing System or its nominee, any Position Representation required hereunder shall be provided by the Clearing System or its nominee or by the beneficial owner of an interest in such global notes after delivery to the trustee of appropriate confirmation of beneficial ownership satisfactory to the trustee. Notwithstanding anything to the contrary in this section, any Noteholder Direction delivered to the trustee during the pendency of an Event of Default as the result of bankruptcy or similar proceedings shall not require compliance with this section. In addition, for the avoidance of doubt, this section shall not apply to any holder that is a Regulated Bank. For the avoidance of doubt, the requirements of this section shall only apply to Noteholder Directions as defined herein and do not apply to any other directions given by holders to the trustee under the Euro Indenture.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Euro Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provide to the trustee an officer’s certificate stating that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Euro Notes , the

Issuer provides to the trustee an officers’ certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such holder, the percentage of Euro Notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio (other than any indemnity such Directing Holder may have offered the trustee), with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the trustee shall be deemed not to have received such Noteholder Direction or any notice of such default or Event of Default provided, however, this shall not invalidate any indemnity or security provided by the Directing Holders to the trustee which obligations shall continue to survive.

With their acquisition of the Euro Notes, each holder and subsequent purchaser of the Euro Notes consents to the delivery of its Position Representation by the trustee to the Issuer in accordance with the terms of this section. Each noteholder and subsequent purchaser of the Euro Notes waives any and all claims, in law and/or in equity, against the trustee and agrees not to commence any legal proceeding against the trustee in respect of, and agrees that the trustee will not be liable for any action that the trustee takes in accordance with this section, or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction. The Issuer hereby waives any and all claims, in law and/or in equity, against the trustee, and agrees not to commence any legal proceeding against the trustee in respect of, and agrees that the trustee will not be liable for any action that the trustee takes in accordance with this section, or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction. For the avoidance of doubt, the trustee will treat all holders equally with respect to their rights under this section. In connection with the requisite percentages required under the Euro Indenture, the trustee shall also treat all outstanding Euro Notes equally irrespective of any Position Representation in determining whether the requisite percentage has been obtained with respect to the initial delivery of the Noteholder Direction. The Issuer hereby confirms that any and all other actions that the trustee takes or omits to take under this section and all fees, costs expenses of the trustee and its agents and counsel arising hereunder and in connection herewith shall be covered by the Issuer’s indemnifications under the Euro Indenture.

For the avoidance of doubt, the trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with the Euro Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any officers’ certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The trustee shall have no liability to the Issuer, any holder of Euro Notes or any other Person in acting in good faith on a Noteholder Direction.

Modification, Amendment and Waiver

Together with the trustee, the Issuer and the Euro Guarantors may, when authorized by their respective boards of directors, modify the Euro Indenture with respect to the Euro Notes without the consent of the holders of the Euro Notes for limited purposes, including, but not limited to, adding to the covenants or events of default, adding Euro Guarantors, evidencing a successor to the Issuer or any Euro Guarantor, curing ambiguities or correcting any defective provisions with respect to the Euro Notes .

Except as described in the prior sentence, the Euro Indenture will provide that the Issuer, the Euro Guarantors and the trustee may modify and amend the Euro Indenture with respect to the Euro Notes with the consent of the holders of a majority in principal amount of the outstanding Euro Notes affected by the modification or amendment, provided that no such modification or amendment may, without the consent of the holder of each outstanding Euro Note affected by the modification or amendment:

•	change the stated maturity of the principal of or any installment of interest on or any Additional Amounts payable with respect to, the Euro Notes;

•

reduce the principal amount of, or interest on or any Additional Amounts payable with respect to, the Euro Notes, reduce the amount of principal which could be declared due and payable prior to the stated maturity or reduce the premium payable upon the redemption thereof;

•	impair the right to enforce any payment on or after the stated maturity or redemption date;

•	change the place or currency of any payment of principal of, premium or interest on, or any Additional Amounts payable with respect to, the Euro Notes;
•

modify in a manner adverse in any material respect to the holder of the outstanding Euro Notes the terms and conditions of the Euro Guarantors under its Euro Guarantee with respect to such Euro Notes or the Euro Indenture;

•	reduce the percentage in principal amount of the outstanding Euro Notes, the consent of whose holders is required to modify or amend the Euro Indenture;

•	◾ reduce the percentage of outstanding Euro Notes necessary to waive any past default to less than a majority; or

•

◾ modify the provisions in the Euro Indenture relating to adding provisions or changing or eliminating provisions of the Euro Indenture or modifying rights of holders of the Euro Notes to waive compliance with any term of the Euro Indenture.

Except with respect to certain fundamental provisions, the holders of at least a majority in principal amount of outstanding Euro Notes may waive past defaults under the Euro Indenture with respect to the Euro Notes .

Satisfaction and Discharge

The Issuer and the Euro Guarantors may be discharged from any and all of their respective obligations under the Euro Indenture with respect to the Euro Notes when all of the Euro Notes not previously delivered to the trustee for cancellation have either matured or will mature or be redeemed within one year and the Issuer or the Euro Guarantors irrevocably deposit with the trustee enough cash in euro or European Government Securities (accompanied by an opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank, or a nationally recognized appraisal or valuation firm if European Governmental Securities are delivered) to pay all the principal, interest and any premium and Additional Amounts due to the stated maturity date or redemption date of such Euro Notes ; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Euro Indenture to the extent that an amount is deposited with the trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an officers’ certificate delivered to the trustee at least one business day prior to the date of the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption. Such discharge is subject to terms contained in the Euro Indenture. The Issuer shall deliver to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the Euro Indenture relating to any satisfaction and discharge have been complied with.

Defeasance

The term defeasance means the discharge of some or all of the obligations of the Issuer and the Euro Guarantors under the Euro Indenture with respect to the Euro Notes. If the Issuer or the Euro Guarantors irrevocably deposit with the trustee cash in euro or European Government Securities, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank, or a nationally recognized appraisal or valuation firm, to pay all the principal, interest and any premium and Additional Amounts due to the stated maturity date or redemption date of such Euro Notes; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Euro Indenture to the extent that an amount is deposited with the trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the trustee on or prior to the date of redemption, then, at our option, either of the following will occur:

•	the Issuer and the Euro Guarantors will be discharged from their obligations with respect to the Euro Notes and the related Euro Guarantees (“legal defeasance”); or

•

the Issuer and the Euro Guarantors will no longer have any obligation to comply with the restrictive covenants under the Euro Indenture with respect to the Euro Notes, and the related events of default will no longer apply to the Issuer and the Euro Guarantors (“covenant defeasance”) with respect to the Euro Notes and the related Euro Guarantees.

If we defease the Euro Notes, the holders of the Euro Notes will not be entitled to the benefits of the Euro Indenture, except for our obligation to register the transfer or exchange of the Euro Notes, replace stolen, lost or mutilated Euro Notes or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the Euro Notes will also survive. The Issuer will be required to deliver to the trustee an opinion of counsel (which, in the case of legal defeasance, will be based on a ruling secured from or published by the U.S. Internal Revenue Service, or a change in the applicable U.S. federal income tax law since the Issue Date) confirming that, subject to customary assumptions and exclusions, the deposit and related defeasance would not cause the beneficial owners of the Euro Notes to recognize income, gain or loss for U.S. federal income tax purposes and such beneficial owners will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred. Any Applicable Premium Deficit shall be set forth in an officers’ certificate delivered to the trustee at least one business day prior to the date of the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption. The Issuer shall also deliver to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the Euro Indenture relating to any satisfaction and discharge have been complied with.

Consent to Creation of Distributable Reserves

The Euro Indenture will provide that each holder of a Euro Note by its acceptance thereof irrevocably consents, to the fullest extent permitted by applicable law, to the creation of distributable reserves, from time to time, by reducing some or all of the share premium of the Parent resulting from the issuance of ordinary shares of the Parent or otherwise.

Governing Law; Jury Trial Waiver

The Euro Indenture will be governed by, and construed in accordance with, the laws of the State of New York. The Euro Indenture provides that the Issuer, the Euro Guarantors, the trustee, and each holder of Euro Notes by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Euro Indenture, the Euro Notes or any transaction contemplated thereby.

Submission to Jurisdiction; Waiver of Immunity

In connection with any legal action or proceeding arising out of or relating to the Euro Notes or the Euro Indenture, the Issuer and the Euro Guarantors will agree in the Euro Indenture:

•	to submit to the exclusive jurisdiction of any U.S. federal or New York state court sitting in the Borough of Manhattan in the City of New York, and any appellate court thereof;

•

that all claims in respect of such legal action or proceeding may be heard and determined in such U.S. federal or state court in the Borough of Manhattan in the City of New York and waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction in such action or proceeding on account of our place of residence or domicile; and

•	to appoint Corporation Service Company, with an office at 19 West 44th Street, Suite 200, New York, New York 10036, as process agent.

The process agent will receive, on the Issuer’s or the Parent’s behalf, service of copies of the summons and complaint and any other process which may be served in any such legal action or proceeding brought in such U.S. federal or New York state court sitting in the Borough of Manhattan in the City of New York. Service may be made by mailing or delivering a copy of such process to the Issuer or the Parent, as the case may be, at the address specified above for the process agent.

A final judgment in any of the above legal actions or proceedings will be conclusive and may be enforced in other jurisdictions, in each case, to the extent permitted under the applicable laws of such jurisdiction.

In addition to the foregoing, the holders may serve legal process in any other manner permitted by applicable law. The above provisions do not limit the right of any holder to bring any action or proceeding (including a proceeding for enforcement of judgment) against the Issuer or the Euro Guarantors in any other court or jurisdiction in accordance with applicable law.

To the extent that the Issuer or the Euro Guarantors have or hereafter may acquire or have attributed to it any sovereign or other immunity under any law, the Issuer and the Euro Guarantors will agree in the Euro Indenture to waive, to the fullest extent permitted by law, such immunity from jurisdiction or to service of process in respect of any legal suit, action or proceeding arising out of or relating to the Euro Indenture, the Euro Notes or the Euro Guarantees.

Currency Indemnity

The euro is the sole currency of account and payment for all sums payable by the Issuer or a Euro Guarantor under or in connection with the Euro Notes and the Euro Guarantees, in each case including damages. If, for the purposes of obtaining judgment in any court in any jurisdiction in connection with the Euro Notes or the Euro Guarantees, it becomes necessary to convert into a particular currency the amount due under or in connection with the Euro Notes or the Euro Guarantees, then conversion shall be made at the rate of exchange prevailing on the day the decision became enforceable (or if such day is not a business day, the next preceding business day) at the place where it was rendered. The Issuer’s or the Euro Guarantors’ obligations under or in connection with the Euro Notes and the Euro Guarantees, as the case may be, will be discharged only to the extent that the relevant holder is able to purchase in the London foreign exchange markets in accordance with normal banking procedures, on the date of the relevant receipt or recovery by it (or, if it is not practicable to make such purchase on such date, on the first date on which it is practicable to do so), euro in the amount originally due to it (whether pursuant to any judgment or otherwise) with any other currency paid to that holder. If the holder cannot purchase euro in the amount originally to be paid, the Issuer or the Euro Guarantors will indemnify the holder for any resulting loss or damage sustained by it and pay the difference. The holder, however, will agree that, if the amount of euro purchased exceeds the amount originally to be paid to such holder, the holder will reimburse the excess to the Issuer or the Euro Guarantors. The holder will not be obligated to make this reimbursement if the Issuer or any Euro Guarantor is in default of its obligations under the Euro Notes or the applicable Euro Guarantee. The indemnity undertaken by the Issuer and the Euro Guarantors in favor of the holders as described above will constitute an obligation separate and independent from the other obligations contained in the Euro Indenture, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by the holder of any Euro Note or Euro Guarantee or the trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under or in connection with the Euro Notes, the Euro Guarantees or under any judgment or order.

Issuance in Euro

Initial holders will be required to pay for the Euro Notes in euro, and all payments of interest and principal, including payments made upon any redemption of such Euro Notes, will be payable in euro. If, on or after the date of this prospectus supplement, the euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Euro Notes and the Euro Guarantees as required pursuant to the Euro Indenture will be made in U.S. dollars until the euro is again available to the Issuer or so used. The amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recently available market exchange rate for euro, as determined in the Issuer’s sole discretion. Any payment in respect of the Euro Notes so made in U.S. dollars will not constitute an event of default under the Euro Notes or the Euro Indenture. Neither the Trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing, nor shall the Trustee or the paying agent be responsible for determining the unavailability of euro. For the avoidance of doubt, the Trustee and paying agent may conclusively rely on the determination of the Issuer to pay amounts due pursuant to the Euro Notes and the Euro Guarantees in U.S. dollars.

Trustee

Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee, will serve as trustee under the Euro Indenture. Elavon Financial Services DAC will serve as principal paying agent under the Euro Indenture. Neither the trustee nor any paying agent shall be responsible for monitoring our rating status, making any request upon any Rating Agency, or determining whether any Ratings Event or Change of Control Triggering Event has occurred. The trustee assumes no responsibility and will have no liability for the accuracy, correctness, adequacy or completeness of the information concerning the Issuer or its Affiliates or any other party contained in this document or the related documents or for any failure by the Issuer or any other party to disclose events that may have occurred and may affect the significance, correctness, adequacy, completeness or accuracy of such information. The trustee will be entitled to those certain rights, privileges, immunities, indemnities, limitations of liability, and protections as more fully set forth in the Euro Indenture.

The Issuer and the Euro Guarantors may maintain banking relationships and conduct transactions in the ordinary course of business with the trustee and its Affiliates.

Definitions

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.

“Attributable Debt” means the present value, determined as set forth in the Euro Indenture, of the obligation of a lessee for rental payments for the remaining term of any lease.

“Consolidated Net Tangible Assets” means the total amount of the Parent’s assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding liabilities that are extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined, and excluding short term debt and the current portion of long term debt) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the Parent’s most recent consolidated balance sheet and determined on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, for purposes of calculating Consolidated Net Tangible Assets, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Parent or any of its Subsidiaries subsequent to the date of the most recent consolidated balance sheet of the Parent and on or prior to or simultaneously with the applicable date of calculation shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, mergers, consolidations and disposed operations had occurred on the date of such most recent consolidated balance sheet but shall not be required to give effect to any acquisition, disposition, merger, consolidation and disposed operation, or related series of acquisitions, dispositions, mergers, consolidations and disposed operations in the ordinary course of business or that individually or in the aggregate do not exceed $50,000,000 per transaction.

“Debt” of any Person means, without duplication, (a) any notes, bonds, debentures or similar evidences of indebtedness for money borrowed and (b) any guarantee thereof.

“Debt Facilities” means one or more debt facilities (including, without limitation, the Senior Secured Credit Facilities), commercial paper facilities or indentures, in each case with banks, institutional or other lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or debt securities, in each case, as amended (including, without limitation, as to principal amount), restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (whether or not with the original agents or lenders or parties and whether or not contemplated under the original agreement relating thereto).

“Derivative Instrument” means, with respect to a Person, any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Euro Notes (other than a Regulated Bank or Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Euro Notes and/or the creditworthiness of the Issuer and/or any one or more of the Euro Guarantors (the “Performance References”).

“Equity Interests” means the shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a person.

“European Government Obligations” means (A) any security that is (1) a direct and unconditional obligation of the European Union, (2) backed by the European Union’s budgetary and cash resources and by the European Commission’s right to call for additional resources from member states, (3) a direct obligation of any member state of the European Union, for the payment of which the full-faith-and-credit of such country is pledged or (4) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of any such country, the payment of which is unconditionally guaranteed as a full-faith-and-credit obligation by such country, which, in any case under the preceding clauses (1) through (4), is not callable or redeemable at the option of the issuer thereof and (B) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (A) above or in any specific principal or interest payments due in respect thereof.

“Funded Debt” means all Debt which (i) has a final maturity, or a maturity renewable or extendable at the option of the borrower or issuer thereof, more than one year after the date as of which Funded Debt is to be determined and (ii) ranks at least equally with the Euro Notes .

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, that are in effect from time to time, it being understood that, for purposes of the Euro Indenture, all references to codified accounting standards specifically named in the Euro Indenture shall be deemed to include any successor, replacement, amended or updated accounting standard under GAAP. At any time after the Issue Date, the Issuer may elect, for all purposes of the Euro Indenture, to apply IFRS accounting principles (or any successor, replacement, amended or updated accounting principles to IFRS that are then in effect in the Issuer’s jurisdiction of organization) in lieu of GAAP, and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS as in effect from time to time (or such successor, replacement, amended or updated accounting principles) as previously calculated or determined in accordance with GAAP; provided that (1) from and after such election, all financial statements and reports required to be provided pursuant to the Euro Indenture (and all financial statements and reports required to be filed with the SEC or that are otherwise provided to shareholders of the Parent) shall be prepared on the basis of IFRS (or such successor, replacement, amended or updated accounting principles), (2) from and after such election, all ratios, computations and other determinations based on GAAP contained in the Euro Indenture shall be computed in conformity with IFRS (or such successor, replacement, amended or updated accounting principles) with retroactive effect being given thereto assuming that such election had been made on the Issue Date of the Euro Notes and (3) all accounting terms and references in the Euro Indenture to accounting standards shall be deemed to be references to the most comparable terms or standards under IFRS (or such successor, replacement, amended or updated accounting principles). The Issuer shall give written notice of any such election made in accordance with this definition to the trustee and the holders of the Euro Notes promptly after having made such election (and in any event, within 15 days thereof).

“Issue Date” means      , 2024.

“Lien” means any mortgage, pledge, security interest or other lien or encumbrance.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Euro Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer or any Euro Guarantor immediately prior to such date of determination.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Principal Property” means, as of any date, any building structure or other facility together with the underlying land and its fixtures, used primarily for manufacturing, processing, research, warehousing, distribution or production, and owned or leased or to be owned or leased by the Parent or any Restricted Subsidiary, and in each case the gross book value of which as of such date exceeds 1.5% of the Parent’s

Consolidated Net Tangible Assets measured as of the end of the most recent quarter for which financial statements are available, other than any such land, building, structure or other facility or portion thereof which, in the opinion of the Parent’s board of directors, is not of material importance to the business conducted by the Parent and its subsidiaries, considered as one enterprise.

“Regulated Bank” means an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Restricted Subsidiary” means any Subsidiary of the Parent which owns or leases a Principal Property and which could secure the Euro Notes offered hereby with such Principal Property.

“Sale and Lease-Back Transactions” means any arrangement with any person providing for the leasing by the Parent or a Restricted Subsidiary of any Principal Property that the Parent or such Restricted Subsidiary has sold or transferred or is about to sell or transfer to such person. However, the definition does not include transactions between the Parent and a Restricted Subsidiary.

“Screened Affiliate” means any Affiliate of a holder or, if the holder is the common depositary on behalf of Euroclear and Clearstream or its nominee,, (i) that makes investment decisions independently from such holder or beneficial owner and any other Affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder or beneficial owner and any other Affiliate of such holder or beneficial owner that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (iii) whose investment policies are not directed by such holder or beneficial owner or any other Affiliate of such holder or beneficial owner that is acting in concert with such holder in connection with its investment in the Euro Notes and (iv) whose investment decisions are not influenced by the investment decisions of such holder or beneficial owner or any other Affiliate of such holder or beneficial owner that is acting in concert with such holders or beneficial owners in connection with its investment in the Euro Notes .

“Senior Secured Credit Facilities” means the Credit Agreement entered into on April 20, 2022 and amended on December 15, 2023 (the “Senior Secured Credit Agreement”) among the Parent, Perrigo Investments, the other subsidiaries of the Parent named therein, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as collateral agent, and JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., Wells Fargo Securities, LLC, BofA Securities, Inc. and HSBC Securities (USA) Inc. as joint lead arrangers and joint bookrunners, Wells Fargo Bank, National Association as syndication agent and Morgan Stanley Senior Funding, Inc. BofA Securities, Inc. and HSBC Securities (USA) Inc. as co-documentation agents, as replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified in whole or in part from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Subsidiary” or “subsidiary” means any corporation or other entity of which Voting Shares are at the time directly or indirectly owned by the Parent (or if such term is used with reference to any other person, by such other person).

“Voting Shares” means shares of stock (or similar equity interests) of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors; provided that, for the purposes hereof, shares of stock (or similar equity interests) that carry only the right to vote conditionally on the happening of an event shall not be considered voting shares whether or not such event shall have happened.

LIMITATIONS ON VALIDITY AND ENFORCEABILITY OF THE GUARANTEES AND CERTAIN INSOLVENCY LAW CONSIDERATIONS

The following is a summary of certain insolvency law considerations in the jurisdictions in which certain Guarantors are incorporated or organized, and a summary of certain limitations on the validity and enforceability of the Guarantees being provided for the notes. The description below is only a summary, and does not purport to be complete or to discuss all of the limitations or considerations that may affect the validity and enforceability of the notes or the Guarantees being provided for the notes. Prospective investors in the notes should consult their own legal advisors with respect to such limitations and considerations.

European Union

The Issuer and certain of the Guarantors are incorporated in Belgium and Ireland, which are Member States of the European Union (“EU”).

Pursuant to Regulation (EU) No. 2015/848 of the European Parliament and of the European Council of May 20, 2015 on insolvency proceedings (recast), as amended (the “EU Insolvency Regulation”), which applies within the European Union, other than Denmark, the courts of the Member State in which a company’s “center of main interests” is situated have jurisdiction to open main insolvency proceedings. The determination of where a company has its “center of main interests” is a question of fact on which the courts of the different Member States may determine.

The second sentence of Article 3(1) of the EU Insolvency Regulation states that a company’s “center of main interests shall be the place where the debtor conducts the administration of its interests on a regular basis and which is ascertainable by third parties.” Pursuant to Article 3(1) of the EU Insolvency Regulation the “center of main interests” of a company is presumed to be in the Member State in which it has its registered office, in the absence of proof to the contrary. This presumption only applies if the registered office has not been moved to another Member State within the three-month period prior to the request for the opening of insolvency proceedings. Furthermore, preamble 30 of the EU Insolvency Regulation states that “it should be possible to rebut this presumption where the company’s central administration is located in a Member State other than that of its registered office, and where a comprehensive assessment of all the relevant factors establishes, in a manner that is ascertainable by third parties, that the company’s actual center of management and supervision and of the management of its interests is located in that other Member State.” In that regard, the courts may take into consideration a number of factors in determining the “center of main interests” of a company, including in particular where board meetings are held, the location where the company conducts the majority of its business or has its head office and the location where the majority of the company’s creditors are established and where they recognize as being the center of the company’s operations. A company’s “center of main interests” may change from time to time but is determined for the purposes of deciding which courts have competent jurisdiction to open insolvency proceedings at the time of the filing of the insolvency petition unless (as set forth above) the registered office has been moved within the three-month period prior to the filing of the insolvency petition. If the center of main interests of a company is and will remain located in the state in which it has its registered office, the main insolvency proceedings in respect of the company under the EU Insolvency Regulation would be opened in such jurisdiction and accordingly a court in such jurisdiction would be entitled to open the types of insolvency proceedings.

The EU Insolvency Regulation applies to insolvency proceedings which are collective proceedings based on laws relating to insolvency of the types referred to in Annex A to the EU Insolvency Regulation.

If the “center of main interests” of a company, at the time an insolvency application is made, is in one Member State (other than Denmark), under Article 3(2) of the EU Insolvency Regulation the courts of another Member State (other than Denmark) have jurisdiction to open secondary insolvency proceedings or territorial insolvency proceedings against that company only if such company has an “establishment” (within the meaning and as defined in Article 2(10) of the EU Insolvency Regulation) in the territory of such other Member State. Territorial or secondary insolvency proceedings may be any insolvency proceeding listed in Annex A of the EU Insolvency Regulation and for the avoidance of doubt, are not limited to winding-up proceedings. Territorial insolvency proceedings are, in effect, secondary insolvency proceedings which are commenced prior to the opening of main insolvency proceedings. An “establishment” is defined to mean “any place of operations where the company carries out or has carried out in the three-month period prior to the request to open main insolvency proceedings a non-transitory economic activity with human means and assets”. The effects of those secondary insolvency proceedings or territorial insolvency proceedings opened in that other Member State (other than Denmark) are restricted to the assets of the company situated in such other Member State.

Pursuant to Article 3(4) of the EU Insolvency Regulation, where main insolvency proceedings in the Member State (other than Denmark) in which the company has its center of main interests have not yet been opened, territorial insolvency proceedings can be opened in another Member State (other than Denmark) where the company has an establishment only where either (a) main insolvency proceedings cannot be opened because of the conditions laid down by the law of the Member State within the territory of which the center of the company’s main interests is situated; or (b) the opening of territorial insolvency proceedings is requested by (i) a creditor whose claim arises from or is in connection with the operation of the establishment situated within the territory of the Member State where the opening of territorial proceedings is requested or (ii) a public authority which, under the law of the Member State within the territory of which the establishment is situated, has the right to request the opening of insolvency proceedings. When main insolvency proceedings are opened, territorial insolvency proceedings become secondary insolvency proceedings. Irrespective of whether the insolvency proceedings are main or secondary or territorial insolvency proceedings, such proceedings will, subject to certain exceptions, be governed by the lex fori concursus, i.e., the local insolvency law of the court that has assumed jurisdiction over the insolvency proceedings of the company.

The courts of all of the Member States (other than Denmark) must recognize the judgment of the court commencing the main insolvency proceedings (subject to any public policy exceptions), which will be given the same effect in the other Member States (other than Denmark) so long as no secondary insolvency proceedings or territorial insolvency proceedings have been commenced there and subject to certain other exceptions (for instance, rights in rem situated in another Member State remain subject to the original laws governing such rights). The insolvency practitioner appointed or confirmed by a court in a Member State which has jurisdiction to commence main insolvency proceedings (because the company’s center of main interests is there) may exercise the powers conferred on it by the laws of that Member State in another Member State (other than Denmark) (such as to remove assets of the company from that other Member State) subject to certain limitations (for instance, the powers are available so long as no insolvency proceedings have been commenced in that other Member State or no preservation measures have been taken to the contrary further to a request to commence insolvency proceedings in that other Member State where the company has assets).

Furthermore, pursuant to Article 6 of the EU Insolvency Regulation, the courts of the Member State within the territory of which insolvency proceedings have been opened in accordance with Article 3 shall have jurisdiction for any action that derives directly from the insolvency proceedings and is closely linked with them, such as claw-back actions.

The EU Insolvency Regulation has created a treatment for groups of companies experiencing difficulties by the commencement of group coordination proceedings and the appointment of a group coordinator in order to facilitate the effective administration of the insolvency proceedings of the group’s members. The concept of “group coordination proceedings” has been introduced in the EU Insolvency Regulation with the aim of bolstering communication and efficiency in the insolvency proceedings of several members of a group of companies opened in one or more Member States (other than Denmark). Under Article 61 of the EU Insolvency Regulation, group coordination proceedings may be requested before any court having jurisdiction over the insolvency proceedings of a member of the group, by an insolvency practitioner appointed in insolvency proceedings opened in relation to a member of the group. Participation in group coordination proceedings and adherence to the coordinating insolvency practitioner’s recommendations or plan, however, is voluntary.

In the event that any one or more of the Guarantors experience financial difficulty, it is not possible to predict with certainty in which jurisdiction or jurisdictions insolvency or similar proceedings would be commenced, or to predict the outcome of such proceedings. Applicable insolvency laws may affect the enforceability of the obligations and the security of the Guarantors.

Ireland

As Irish incorporated companies, the Guarantors incorporated in Ireland (the “Irish Guarantors”) may be wound up under Irish law. Liquidation or winding-up is a company dissolution procedure under which the assets of a company are realized and distributed by the liquidator to creditors in the statutory order of priority prescribed by the Irish Companies Act, 2014 (as amended). On a liquidation of an Irish company, the claims of categories of preferential debts will take priority over the claims of unsecured creditors and claims that are secured by floating charge security. Such preferential debts would comprise, among other things, any amounts owed in respect of local rates and certain amounts owed to the Irish Revenue Commissioners for income/corporation/capital gains/property tax, value added tax, employee taxes, social security and pension scheme contributions and remuneration, salary and wages of employees and certain contractors and the expenses of liquidation. The claims of creditors secured by way of a fixed charge will rank in priority to preferential creditors except a further limited category of super-preferential creditors which take priority, not only over unsecured creditors and holders of floating security, but also over holders of fixed security. These super-preferential claims consist of the remuneration and costs incurred in respect of an examination (e.g. the examiners legal fees and other advisors fees) and any capital gains tax payable on the disposition of an asset of the company by a liquidator, receiver or mortgagee in possession.

The holders of the notes would be unsecured creditors of the Irish Guarantors and would rank behind the claims of preferential creditors and secured creditors, if any, and on a pari passu basis with other unsecured creditors of the Irish Guarantors in the priority of payments upon the liquidation of the Irish Guarantors. As a consequence, the holders’ return on their notes may be delayed or reduced and they may suffer a loss (including a total loss) on their investment in the event of a default or insolvency of the Irish Guarantors.

Section 604 of the Irish Companies Act, 2014 (as amended)

Under Irish law, a liquidator of the Irish Guarantors could apply to have set aside certain transactions entered into by the Irish Guarantors before the commencement of liquidation. Section 604 of the Irish Companies Act, 2014 (as amended) provides that any conveyance, mortgage, delivery of goods, payment, execution or other act relating to property made or done by or against a company which is unable to pay its debts as they become due, in favor of any creditor or any person in trust for any creditor, within six months of the commencement of a winding up of the company (or such longer period as the court considers just and equitable having regard to the circumstances of the act concerned), with a view to giving such creditor (or any surety or guarantor of the debt due to such creditor) a preference over its other creditors shall, if the company is at the time of the commencement of the winding-up unable to pay its debts (taking into account the contingent and prospective liabilities), be deemed an unfair preference of its creditors and be invalid accordingly. Where the conveyance, mortgage, delivery of goods, payment, execution or other action is in favor of a connected person the six month period is extended to two years (or such longer period as the court considers just and equitable having regard to the circumstances of the act concerned). An act that was carried out as part of a transaction that was (a) reasonable (b) immediately necessary for the implementation of a scheme of arrangement under Part 10 and (c) carried out in accordance with a scheme of arrangement confirmed by the court under Section 541 of the Irish Companies Act, will not be deemed an unfair preference under this section on the basis that the transaction was detrimental to the general body of creditors unless there are other reasons why the transaction should be deemed invalid. Where the transaction involved a connected person, there is a rebuttable presumption that there was an intention to unfairly prefer the connected creditor.

Sections 443, 557 and 608 of the Irish Companies Act, 2014 (as amended)

Under sections 443, 557 and 608 of the Irish Companies Act, 2014 (as amended), if it can be shown on the application of a liquidator, receiver, examiner, creditor or contributory of a company which is being wound up to the satisfaction of the relevant Irish court that any property of such company was disposed of and the effect of such a disposal was to “perpetrate a fraud” on the company, its creditors or members, the relevant Irish court may, if it deems it just and equitable, order any person who appears to have “use, control or possession” of such property or the proceeds of the sale or development thereof to deliver it or pay a sum in respect of it to the liquidator on such terms as the relevant Irish court sees fit. In deciding whether it is just and equitable to make an order under sections 443, 557 or 608, the relevant Irish court must have regard to the rights of persons who have bona fide and for value acquired an interest in the property the subject of the application. Sections 443, 557 and 608 do not apply to a disposal that would constitute an unfair preference for the purpose of Section 604 of the Irish Companies Act 2014 (as amended).

Sections 615 and 616 of the Irish Companies Act, 2014 (as amended)

Sections 615 and 616 of the Irish Companies Act, 2014 (as amended) confer power on a liquidator, with leave of the court, at any time within twelve months after the commencement of the winding-up or such extended period as may be allowed by the court, to disclaim any property of the Irish company being wound up which consists of, among other things, (i) unprofitable contracts or (ii) any property which is unsaleable or not readily saleable by reason of its binding the possessor to the performance of any onerous act or to the payment of money. The liquidator’s hand may be forced, in that any person interested in the property may require him to decide whether or not he will disclaim and if the liquidator wishes to disclaim in such circumstances, he must give notice within 28 days or such further period as may be allowed by the courts that he intends to apply to court to disclaim.

A liquidator must disclaim the whole of the property; he may not keep part and disclaim part. A disclaimer terminates as and from the date of the disclaimer the rights, interest and liabilities of the company in the contract or the property, but, the disclaimer does not affect the rights or liabilities of any other person, except so far as necessary for the purpose of releasing the company from liability. Any person damaged by the operation of a disclaimer shall be deemed an unsecured creditor of the company to the amount of the damages, and may prove that amount as a debt in the winding-up.

The meaning given to an unprofitable contract is one that would involve the liquidator in some liability. There must be some “burden” associated with the contract; the mere fact that the insolvent company’s estate would be better off by disclaimer is not enough.

Examinership

Examinership is a court procedure available under the Irish Companies Act, 2014 (as amended), to facilitate the survival of Irish companies in financial difficulties. An Irish company which is in financial difficulties, its directors, its shareholders holding, at the date of presentation of the petition, not less than one-tenth of its voting share capital, or a contingent, prospective or actual creditor, are each entitled to petition the relevant Irish court for the appointment of an examiner. During the period of examinership, the relevant company is under court protection and rights of creditors are suspended so that no enforcement action or other legal proceedings can be commenced against such company without the approval of the examiner or the relevant Irish court, as the case may be. Furthermore, the subject company cannot make any payment by way of satisfaction or discharge of the whole or a part of any liability incurred by it before presentation of a petition unless the report of the independent accountant contains a recommendation to that effect, or unless the court, on application being made by the examiner or any interested party, shall so authorize it, if the court is satisfied that a failure to do so would considerably reduce the prospects of the company or the whole or any part of its undertaking surviving as a going concern. The examiner, once appointed, has the power, in certain circumstances, to avoid a negative pledge given by the company prior to this appointment and to sell assets the subject of a fixed charge. The general principle applied by the courts in respect of a secured creditor is that it will not be written down below an amount that it would otherwise receive (in its capacity as a secured creditor) in a liquidation or receivership. During the period of protection, the examiner will compile proposals for a compromise or scheme of arrangement to assist in the survival of the company or the whole or any part of its undertaking as a going concern. A scheme of arrangement may be approved by the relevant Irish court if at least one class of the following:

(i) a majority in number of creditors, whose interests or claims would be impaired by proposals, representing a majority in value of the claims that would be impaired by implementation of the proposal, have voted to accept the proposals; or

(ii) if the above requirement is not satisfied, then a majority of the classes of creditors whose interests would be impaired by the scheme of arrangement have voted to accept them, provided that at least one of those creditors classes is a class of secured creditors or is senior to the class or ordinary unsecured creditors; or

(iii) if the above requirement is not satisfied, at least one class of creditors whose interests or claims would be impaired by the proposals, other than a class which would not receive any payment or keep any interest in a liquidation, has voted to accept them.

Subject to confirmation by the relevant Irish Court that the scheme of arrangement is not unfair or inequitable or unfairly prejudicial to non-consenting classes of creditors

If, for any reason, an examiner was appointed to the Irish Guarantors while any amounts due by under the notes were unpaid, the secured and unsecured creditors would form separate classes of creditors. The primary risks to the holders of the notes if an examiner was to be appointed to the Irish Guarantors are as follows:

(i) the Trustee, on behalf of the holders of the notes, would not be able to take proceeding to enforce rights under the indenture against the Irish Guarantors during the period of examinership;

(ii) a scheme of arrangement may be approved involving the writing down of the debt due by the Irish Guarantors to the holders of the notes irrespective of their views;

(iii) in certain circumstances an examiner may seek to set aside any negative pledge given by the Irish Guarantors prohibiting the creation of security or the incurring of borrowings by the Irish Guarantors to enable the examiner to borrow to fund the Irish Guarantors during the protection period; and

(iv) in the event that a scheme of arrangement is not approved and the Irish Guarantors subsequently go into liquidation, the examiner’s remuneration and expenses (including certain borrowings incurred by the examiner on behalf of the Irish Guarantors and approved by the relevant Irish court) and the claims of preferential and secured creditors will take priority over the amounts due by the Irish Guarantors to the holders of the notes. Furthermore, the relevant Irish court may order that an examiner shall have any of the powers of a liquidator appointed by the relevant Irish court would have, which could include the power to apply to have transactions set aside under sections 604 or 608 of the Irish Companies Act, 2014 (as amended).

Limitations on guarantees

In addition to the limitations set out above, the following limitations would also apply to provision of guarantees by Irish companies such as the Parent and any other Irish Guarantors:

•

Corporate capacity and benefit—the Irish company must have the capacity to provide the guarantee (while Irish private limited companies have unlimited capacity, Irish public unlimited companies do not) and there must be sufficient corporate benefit to the Irish company in giving the guarantee. It is usually possible to show benefit if the Irish company is providing guarantees in relation to the debts/obligations of another group company.

•

Financial assistance—an Irish company cannot give a guarantee for the purpose of the acquisition of, subscription for or exchange of shares in itself or its holding company. However, certain exemptions apply and the legislation provides for a validation procedure which permits otherwise prohibited financial assistance.

In addition to the above, the provision of a guarantee by an Irish company may also be subject to challenge and could be held unenforceable under Irish law in the following circumstances:

•

the Irish company, having become the subject of liquidation proceedings, is made the subject of an application by the liquidator to the Irish courts to void the guarantee on the grounds that the issuance of the guarantee constituted a preference over other creditors at a time when the Irish company was insolvent. This could also apply to making of payments or other transfers of assets;

•

if the Irish company were wound up, the Irish courts, on the application of a liquidator or creditor, may, if it can be shown that the guarantee or any payments or disposals made thereunder constituted a fraud on the Irish company, order a return of payments or disposals made by the Irish company under the guarantee;

•	the guarantee could be challenged on the grounds that there was no corporate benefit to the Irish company in entering into the guarantee; or

•	the Irish company having become insolvent, or deemed likely to become insolvent, is made the subject of court protection under the examinership procedure (as discussed more fully above).

Belgium

Insolvency

To the extent any Guarantor is incorporated under the laws of, and has its statutory seat (statutaire zetel/siège social) in Belgium, or to the extent that Belgium is the territory in which the center of a Guarantor’s main interests is situated (in each case, a “Belgian Guarantor”), main insolvency proceedings may be initiated in Belgium. Such proceedings would then be governed by Belgian law. In case of a branch in Belgium, the EU Insolvency Regulation and Belgian law also allows secondary bankruptcy proceedings to be opened in Belgium over the assets (located in Belgium) of companies whose center of main interests is not situated in Belgium. The effects of those secondary bankruptcy proceedings are restricted to the assets situated in Belgium.

The following is a brief description of certain aspects Belgian insolvency law. Next to an out of court option (see hereinafter the out-of-court amicable settlement), Belgian insolvency law provides for six in-court insolvency proceedings of which five are in-court restructuring proceedings aimed at rescuing the legal entity and/or (part of) the activity and the sixth being a liquidation procedure, namely bankruptcy (faillissement/faillite).. All types of insolvency proceedings are governed by Book XX “Insolvency of enterprises” of the Belgian economic law code (Wetboek van economisch recht/Code de droit économique), as amended from time to time (the “Belgian Code of Economic Law”). Note that in addition, Belgian law allows for liquidation in deficit (deficitaire vereffening/liquidation déficitaire). The latter proceedings will not be further discussed.

Five In-Court Restructuring Proceedings

The purpose of the in-court restructuring proceedings is to preserve, as the case may be under court protection, the continuity of (part of) a company in distress or (part of) its activities. Thus, the procedures may aim at rescuing the legal entity, or only (part of) its activity in which case the legal entity might cease to exist.

The five types of in-court restructuring proceedings provided for in Title V/I and Title V/II of Book XX of the Code of Economic Law are:

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two public judicial reorganization proceedings being, (i) the amicable settlement (minnelijk akkoord/accord amiable) and, (ii) the collective agreement or reorganization plan (collectief akkoord/accord collectif) (with different regimes for small and medium sized enterprises (“SME’s”) and large enterprises) (“Public Judicial Reorganization” (openbare gerechtelijke reorganisatie /réorganisation judiciaire publique));

•

two confidential judicial reorganization proceedings being, (i) the private amicable settlement and (ii) the private collective agreement (with different regimes for SME’s and large enterprises) (“Private Judicial Reorganization” (besloten gerechtelijke reorganisatie/réorganisation judiciaire privée)); and

•

the court ordered transfer of (part of) the enterprise (“Transfer under the Court’s Supervision” (overdracht onder gerechtelijk gezag/transfert sous autorité judiciaire)), which is also a public proceeding.

Scope

The insolvency proceedings are available (notably) to all legal entities as well as all individuals that qualify as an enterprise (onderneming/entreprise) in the sense of Article I.1, 1° of the Belgian Code of Economic Law, subject to certain exceptions for regulated liberal professions, credit institutions and certain other entities active on the financial and insurance markets.

Out-of-Court Amicable Settlement

Instead of entering into an in-court restructuring procedure, Belgian insolvency law also provides the debtor the possibility to opt for an amicable settlement with one or more creditors that is negotiated out of court. Parties are free to determine the content of the amicable settlement, which cannot bind third parties. The amicable settlement has to be filed into the insolvency register and can be sanctioned by the court (not mandatory). Certain provisions that allow creditors to challenge transactions that occurred during the hardening period, do not apply to the amicable settlement or to the transactions performed in implementation thereof, upon the condition that the amicable settlement is sanctioned by the court.

Commencement of Public Judicial Reorganization Proceedings or Transfer under the Court’s Supervision procedure (“Public Restructuring Proceedings”)

A debtor (and in limited circumstances, its creditors, interested third parties or the public prosecutor) may file a petition for Public Restructuring Proceedings if the continuity of the enterprise is at risk, whether immediately or in the future. The fact that the conditions for bankruptcy are met (entailing that the debtor has the legal obligation to declare bankruptcy pursuant to Article XX.102 of the Belgian Code of the Economic Law), does not preclude the debtor from filing a petition for Public Restructuring Proceedings. The petition for Public Restructuring Proceedings must indicate the aim of the proceedings (i.e. achieving an amicable settlement, a collective agreement, or transfer of (part of) the enterprise). A number of documents must be attached to the petition, including, but not limited to, an interim balance sheet and income statement, prepared under the supervision of an auditor, an external expert accountant or a certified tax accountant. The court may, however, review and, as the case may be, grant a petition to open Public Restructuring Proceedings even where the debtor has been unable to provide certain required documents.

As from the filing of the petition with the competent enterprise court overseeing a Public Restructuring Proceeding and for as long as such court has not issued a judgment thereon, the debtor cannot be declared bankrupt (save in case the debtor files a declaration of bankruptcy itself) or wound up by court order. Furthermore, during the period between the filing of the petition and the court’s decision, with few exceptions, none of the debtor’s assets may be realized by any of its creditors as a result of the enforcement of any security interests that such creditors may hold with respect to such assets, unless the scheduled date for the forced sale of the relevant assets falls within two months from the filing of the request for judicial reorganization and such forced sale is not suspended by the court. The filing of the petition does not, however, have a suspensory effect if the debtor had already petitioned for the opening of judicial reorganization proceedings within twelve months of the filing (unless the court decides otherwise).

Within a period of 15 days as from the filing of the petition, the court will hear the debtor and/or his or her legal counsel on the petition and will hear the report from the delegated judge. After such hearing, the court will rule within eight days on the petition for judicial reorganization. If the debtor’s continuity is threatened immediately or in the long term, the court will declare the Public Restructuring Procedure open, allowing a temporary moratorium for a maximum period of four months. At the request of the debtor (or the restructuring practitioner (herstructureringsdeskundige/praticien de la réorganisation) or of the liquidation practitioner (vereffeningsdeskundige/praticien de la liquidation) in the case of a procedure of court ordered transfer of enterprise) and pursuant to the report issued by the delegated judge, the moratorium period can thereafter be extended (once or several times) up to a total maximum period of twelve months as from the judgment that granted the moratorium.

Moratorium

When opening a Public Restructuring Procedure the court will grant a moratorium.

The granting of the temporary moratorium operates as a stay of enforcement. No enforcement measures with respect to pre-existing claims (i.e., for debts incurred before the judgment opening the Public Restructuring Procedure) in the moratorium can be continued or initiated against any of the debtor’s assets from the time that the moratorium is granted until the end of the period, subject to limited exceptions and except for forced sales the scheduled date for which falls within two months from the filing of the request for judicial restructuring and which are not suspended by the court. During the moratorium, the debtor also cannot be declared bankrupt, except upon declaration of the debtor itself and, if the debtor is a legal entity, judicial dissolution will not be possible during this period.

Conservatory attachments that existed prior to the opening of the judicial reorganization retain their conservatory character, but the court may order their release, provided that such release does not have a material adverse effect on the situation of the creditor concerned.

If receivables are pledged by the debtor in favor of a creditor prior to the opening of the Public Restructuring Proceedings, such pledge will not be affected by the moratorium, provided that the receivables are pledged specifically to that creditor from the moment the pledge is created (note that a pledge of a business or other universality including receivables is not considered as a pledge specifically with respect to receivables); hence the holder of such pledged receivables is permitted to take enforcement measures against the estate of the initial counterparty of the debtor (e.g., the debtor’s customers) during the moratorium.

A pledge on financial instruments and cash on account within the meaning of the Belgian Financial Collateral Law of December 15, 2004, as amended (Wet Financiële Zekerheden/Loi sur les Sûretés Financières) (the “Belgian Financial Collateral Law”) can be enforced notwithstanding the enforcement prohibition imposed by the moratorium, unless considered an abuse of right. In the case of a pledge on bank accounts, the enforcement prohibition applies, save in the event of payment default or if certain other conditions are met.

Personal guarantees granted by third parties in favor of the debtor’s creditors are not covered by the enforcement prohibition imposed by the moratorium, nor are the debts payable by co-debtors, subject to certain exceptions or qualifications in respect of guarantees granted by individuals. The moratorium also does not prevent the voluntary payment by the debtor of claims covered by the moratorium, to the extent such payment is necessary for the continuity of the enterprise.

In the absence of contractual netting clauses, netting between claims that arose prior to the opening of the Public Restructuring Procedure and claims that arose after the opening of the Public Restructuring Procedure will only be allowed between “closely tied” reciprocal claims.

Within a period of eight days following the judgment opening, the judicial reorganization proceedings, with a view of coming to a collective agreement or a procedure with a view to a transfer under the court’s supervision, the debtor must inform each of its creditors individually of the amount of its claims against the debtor as recorded in the books of the debtor, as well as of the capacity of the creditor as extraordinary creditor and of details regarding security interests, if applicable. Creditors with pre-existing claims, as well as any other interested party, can challenge the amounts and the ranking of the secured claims declared by the debtor. In case of judicial reorganization proceedings with a view of coming to a collective agreement, a petition must be filed at the latest one month prior to the day on which the creditors vote on the reorganization plan. The court can determine the disputed amounts and the ranking of such claims on a preliminary basis for the purpose of the reorganization procedure. In addition, the court can at any moment, in the event of absolute necessity and upon the request of the debtor or a creditor, change its decision determining the amount or the ranking of the claim on the basis of new elements. If a creditor has not challenged the amount and the ranking of its claim at least one month in advance of the date on which the creditors will vote on the approval of the reorganization plan, the amount of the claim will remain unchanged for voting purposes as well as for the purposes of the reorganization plan.

During Public Restructuring Proceedings, the board of directors and management of the debtor continue (in principle) to exercise their management functions, albeit under the limited supervision of the court. However, in certain instances the courts can appoint certain insolvency practitioners to assume certain specific tasks.

Generally, the court can appoint a restructuring practitioner (herstructureringsdeskundige/practicien de la reorganisation) at the request of the debtor, the public prosecutor or any interested party, when events occur that lead to the ungovernability of the company by its directors or when manifest failings of the debtor or any of its organs endanger the continuity of the company or of its economic activities, and provided that such measure can preserve such continuity, to exercise particular tasks indicated by the court. Additionally, the court can appoint a restructuring practitioner (herstructureringsdeskundige/practicien de la reorganisation) during judicial reorganization which aims to reach a collective agreement if necessary to safeguard the interests of the parties involved, to assist the debtor and creditors in negotiating and drafting the plan, but only where the debtor filed such request or where the appointment is supported by the majority of all creditors, who offer to bear the costs of the restructuring expert.

Furthermore, where there are substantial, specific and consistent indications that the conditions for bankruptcy are met, the president of the court may deprive the company of all or part of the management of all or part of its assets or activities unilaterally, or pursuant to a unilateral petition of an interested party. In such case, the court will appoint a temporary administrator (voorlopig bewindvoerder/administrateur provisoire) to perform a precisely defined task. In the event of manifestly grave shortcomings of the debtor or one of his organs, the court may appoint a temporary administrator (voorlopig bewindvoerder/administrateur provisoire) to replace the debtor and his organs for the duration of the suspension during Public Restructuring Proceedings..

The court can end the Public Restructuring Proceedings prematurely at the request of the debtor, the judicial administrator (i.e., the restructuring practitioner, liquidation expert or temporary administrator), or the public prosecutor or any interested party if the debtor is clearly not in a state to ensure the continuity of the whole or part of his or her business.

The Public Restructuring Proceedings aim to preserve the continuity of a company or its activities as a going concern. Consequently, the initiation of the proceedings does not terminate any contracts, and contractual provisions which provide for the early termination or acceleration of the contract upon the initiation or approval of a Public Restructuring Procedure, and certain contractual terms such as default interest, may not be enforceable during such a procedure. Such enforcement prohibition applies, with a few exceptions, to close-out netting provisions as well, if the Public Restructuring Procedure affects (i) a corporate debtor which is not a public or financial legal entity in the meaning of the Belgian Financial Collateral Law or (ii) a public or financial legal entity but where the creditor is not such an entity. Moreover, the Book XX of the Belgian Code of Economic Law provides that a creditor may not terminate a contract on the basis of a debtor’s default that occurred prior to granting of the moratorium if the debtor remedies such default within a 15-day period following the notification of such default.

As an exception to the general rule of continuity of contracts, the debtor may suspend performing a contract (other than labour contracts) during the moratorium provided that the debtor notifies the creditor and that such suspension is necessary for the reorganization or to transfer all or part of the company. The exercise of this right does however not prevent the creditor from suspending in turn the performance of its own obligations. The creditor can however not terminate the agreement solely on the ground that the debtor has suspended the performance of its own obligations. If a creditor continues to perform a contract despite the Public Restructuring Procedure, its claims that come to exist as a result thereof in the period following the opening of the Public Restructuring Procedure will not be suspended and will be enforceable. In case of a subsequent bankruptcy, such claims will have priority over the claims of unsecured creditors, subject to certain conditions.

At the request of the debtor, the public prosecutor or any interested party, the court can decide to terminate the Public Restructuring Procedure prematurely, if it is established that the debtor is clearly not able to ensure the continuity of the whole or a part of its business in accordance with the goal of the procedure, if the suspension no longer supports the negotiation of the reorganization plan or if the information provided to the delegated judge, to the court or to the creditors when the petition was filed or at a later date is manifestly incomplete or incorrect.

Public Judicial Reorganization by Collective Agreement or by Amicable Settlement

Public Judicial Reorganization proceedings may result in an amicable settlement between the debtor and one or more of its creditors, or a collective agreement.

The type of reorganization proceeding the debtor has opted for may change during the proceedings and may also depend on the position of the court and/or third parties.

In the case of an amicable settlement, only the parties to such amicable settlement will be bound by the terms they have agreed. Such in-court agreement requires unanimity among the creditors concerned. The debtor may opt for an amicable settlement with one creditor with a view to restructuring part or all of its assets and activities. Parties are free to determine the content of the amicable settlement. The debtor may petition the court to grant a grace period in respect of its payment obligations, e.g., in relation to interest payments, pending the negotiation of the agreement. Once agreement is reached, the court will record it. In the event of a later bankruptcy, certain claw-back provisions are not applicable to an amicable settlement nor to the acts performed in execution thereof. The court order confirming the existence of an amicable settlement will be published, without disclosing the content of the agreement.

In the case of a judicial reorganization by collective agreement, the creditors agree to a reorganization plan during the reorganization procedure. The plan may include measures such as the reduction or rescheduling of liabilities and interest obligations and the swap of debt into equity (Book XX of the Belgian Code of Economic Law contains certain limitations, primarily in view of protecting employees of the debtor) and may be based on a differentiated treatment of certain various categories of liabilities. The plan cannot reduce the claims of employees resulting from work performed prior to the opening of the reorganization proceeding. The performance period of the plan may not exceed five years from the date of court approval. The plan must be filed with the online insolvency register (www.regsol.be) at least 20 days in advance of the date on which the affected parties will vote on the approval of the reorganization plan. The court needs to ratify the reorganization plan prior to it taking effect.

Since September 1, 2023, a dual regime applies regarding the content, the voting and homologation of a reorganization plan, depending on if the plan relates to a SME or large company debtor. The ‘large company’s regime’ is mandatory for any large company debtor (i.e. if during two consecutive financial years, one or more of the following thresholds have been met: (i) annual average number of employees of 250, (ii) annual turnover before tax of €40 million, or (iii) total balance sheet reaches €20 million (this also applies if group companies together exceed one or more of the thresholds)). In addition, SMEs may opt-in in this ‘large company’ regime when filing the petition to open the judicial reorganization.

Under the SME regime, a reorganization plan approved by a double majority of the creditors (in terms of both headcount and value of the claims) and sanctioned by the court will bind all creditors, including those who voted against it or did not vote. The reorganization plan can bind creditors who benefit from a special privilege, pledge, mortgage or lien, provided that: (i) interest is paid on the principal amount of their outstanding debts; and (ii) their rights are not suspended for more than 24 months as of the ratification of the collective agreement by the court. No other measures can be imposed on such creditors without their individual agreement. In addition, the reorganization plan may not impose a waiver of more than 80% of the outstanding claim of a creditor, except if a more substantial reduction is motivated by compelling reasons related to the continuity of the enterprise. Public creditors that benefit from a general lien, such as the social security administration or the tax administration, will, in principle, benefit from the same regime as the best treated ordinary creditors under the reorganization plan. The court may refuse ratification if formalities of the law were not met, or if the proposed reorganization plan violates public policy, or in case of unreasonable prejudice to the rights and interests of creditors.

Under the large company regime, a different voting system applies. Under the large enterprise regime, creditors (including shareholders) can, and to a certain extend must, be placed in different voting classes if their rights in a hypothetical liquidation or the rights obtained under the reorganization plan are so dissimilar that there is no comparable position. Secured creditors and unsecured creditors must be divided in different classes. In principle a reorganization plan is adopted if every class has voted in favor of the reorganization plan, i.e. if a simple majority (in amount of the) is obtained in every class. The limitation applicable to the position of secured creditors under the SME regime does not apply here. Before ratifying the reorganization plan the court will evaluate whether: (i) the reorganization plan was adopted by the creditors, (ii) the grouping into categories was made in a correct manner, creditors and capital holders with sufficiently shared interests within the same category are treated equally and in a manner proportional to their claim, (iii) the filing of the reorganization plan in the register was made, (iv) if there are non-consenting creditors, the reorganization plan satisfies the test of the creditors’ interests. This test is met if it appears that no non-consenting creditor is manifestly worse off under the reorganization plan than that creditor would be if the normal order of priority in bankruptcy were applied, (v) if applicable, any new financing is necessary to implement the reorganization plan and does not unduly prejudice the interests of the creditors. In addition, the court may refuse to ratify the plan at the request of any interested party, if the plan offers no reasonable prospect of averting the liquidation or bankruptcy of the debtor or of ensuring the viability of the company. If one or more classes vote against the plan, the court can only sanction the reorganization plan via a ‘cross-class cram down’ mechanism. This requires that additional confirmation criteria are met.

Private Judicial Reorganization Proceedings

Belgian insolvency law also allows a debtor to apply for a Private Judicial Reorganization (besloten gerechtelijke reorganisatie/réorganisation judiciaire privée) in order to achieve an amicable settlement or a reorganization plan in confidence. The entire procedure, including the rulings, is confidential. Only the creditors which are involved in the amicable settlement or reorganization plan are informed about it.

The Private Judicial Reorganization proceeding may be initiated by the debtor itself or a creditor (including a shareholder) of the debtor. The opening of the proceedings would only impact those parties that will be affected by the plan, which may be limited to financial creditors for example. The court will rule within eight days on the petition for Private Judicial Reorganization. Opting for the Private Judicial Reorganization implies the court-appointment of a restructuring practitioner who will assist all parties during the negotiation. During the Private Judicial Reorganization proceeding, the debtor does not automatically benefit from a stay of enforcement measures, but under certain conditions the restructuring practitioner may request the court to apply a stay in respect of certain creditors.

Transfer under the Court’s Supervision

The court ordered transfer of all or part of the debtor’s enterprise can be requested by the debtor in its petition or at a later stage during a Public Judicial Reorganization proceeding. It can be requested by the public prosecutor, by a creditor or by any party who has an interest in acquiring, in whole or in part, the debtor’s enterprise, and the court can order such transfer in specific circumstances. The court-ordered transfer of enterprise will be organized by one or more liquidation practitioners appointed by the court. The price of the transferred assets should at least be equal to the liquidation value. In the case of comparable offers, priority will be given to the offer guaranteeing employment by way of a social agreement. Following the transfer, the recourse of the creditors will in most cases be limited to the transfer price.

The sale is purgative. In the case of transfer under the court’s supervision, co-contractors of ongoing agreements can be forced to continue to perform the agreement without their consent after the transfer (except in case of intuitu personae agreements), provided historical debts under such agreement are paid.

The court-ordered transfer must be followed by a liquidation or bankruptcy procedure of the debtor which has transferred (part) of its business or assets (transferor).

Bankruptcy

Confidential Bankruptcy Preparation Procedure

As of September 1, 2023, a new procedure has been introduced, which is regulated in Title V / III of Book XX of the Code of Economic Law. This (pre-pack) procedure allows insolvent companies to discreetly prepare for the transfer of assets and activities under court supervision before formal bankruptcy proceedings are opened. The confidential bankruptcy preparation procedure can only be initiated by the debtor. In its petition, the debtor must demonstrate that the confidential pre-bankruptcy proceedings will (i) facilitate the liquidation of the company while achieving the highest possible distribution to the joint creditors, and (ii) preserve jobs to the extent possible. If the court grants the debtor’s request, a liquidation practitioner (vereffeningsdeskundige/praticien de la liquidation) is appointed for a maximum of 30 days (with possible extension to a total of 60 days). The liquidation practitioner will take the lead during the preparation phase and will assess whether the transfer of all or part of the undertaking is likely to be successful, taking into account the interests of all creditors involved. The preparation phase is done under the supervision of a prospective supervisory judge. During the preparations, the debtor remains in control of its assets and the day-to-day operation of its business. The debtor will however actively cooperate in order to achieve the transfer of its assets within the shortest possible time. Following the confidential preparation procedure, formal bankruptcy proceedings are opened.

Bankruptcy

The Belgian bankruptcy procedure is essentially governed by Title VI of Book XX of the Belgian Code of Economic Law. Bankruptcy proceedings may be initiated by the debtor, by unpaid creditors or upon the initiative of the Public Prosecutor’s office, by the provisional administrator of the debtor’s assets, by the liquidator of the debtor’s assets or by the liquidator of ‘main insolvency proceedings’ opened in another EU member state (other than Denmark) in accordance with the EU Insolvency Regulation. Once the court ascertains that the requirements for bankruptcy are met, the court will establish a date by which all creditors’ claims must be submitted to the court for verification. As of September 1, 2023, the court can be requested to pronounce the judicial dissolution (gerechtelijke ontbinding/dissolution judiciaire) of the debtor, provided that (i) the conditions for bankruptcy are met, (ii) there are no significant assets available and (iii) the public interest requires a judicial dissolution rather than a bankruptcy.

Bankruptcy proceedings may be opened in respect of any “enterprise” as defined by Article I.1, 1° of the Code of Economic Law (which includes notably any legal person, other than certain public law entities). Conditions for a bankruptcy order (faillietverklaring/declaration de faillite) are that the debtor must be in a situation of sustained cessation of payments (op duurzame wijze opgehouden hebben te betalen/cessation de paiements de manière persistante) and be unable to obtain further credit (wiens krediet geschokt is/ ébranlement du crédit). Cessation of payments is generally considered as the inability of the debtor to pay its debts as they fall due. Such situation must be persistent and not merely temporary. The mere fact that an enterprise has more debts than assets does not entail the bankruptcy conditions being met. Companies that have been liquidated can be declared bankrupt up to six months after the judgments of the closing of the liquidation.

In bankruptcy, the debtor loses all authority and decision rights concerning the management of the bankrupt business. The bankruptcy receiver (curator/curateur), appointed by the court, becomes responsible for administrating the bankruptcy and implements the sale of the debtor’s assets, the distribution of the sale proceeds to creditors and the liquidation of the debtor. The rights of creditors in the process are limited to being informed of the course of the bankruptcy proceedings on a regular basis by the bankruptcy receiver. Creditors may oppose the sale of assets by bringing an action before the court. The bankruptcy receiver or any interested party may request the temporary continued operation of the business, provided such continuation is authorized by the court and such continuation does not cause any prejudice to the creditors.

Further, the opening of bankruptcy proceedings will not cause ongoing agreements to terminate. The following exceptions however apply:

•	the parties to an agreement may contractually agree that the occurrence of a bankruptcy constitutes an automatic early termination or acceleration event; and

•

intuitu personae contracts (i.e., contracts whereby the identity of the other party constitutes an essential element upon the signing of the contract) are automatically terminated as of the bankruptcy judgment since the debtor is no longer responsible for the management of the company. Parties can however agree to continue to perform under such contracts.

The bankruptcy receiver must decide whether or not to continue performance under ongoing contracts (i.e., contracts existing before the bankruptcy order) or whether to terminate ongoing contracts unilaterally if such termination is required for administrating the bankrupt estate. The counterparty to an ongoing contract may summon the bankruptcy receiver to take a decision within 15 days. If no extension of the 15 days term is agreed upon or if the bankruptcy receiver does not take any decision, the ongoing contract is presumed to be terminated after the expiration of the 15 days term. If the bankruptcy receiver decides not to continue the performance of an ongoing contract or if an ongoing contract is terminated due to the expiration of the 15-day term, the counterparty to the contract may be entitled to claim damages, for which claim he has to file a debt claim in the bankruptcy. The counterparty may not seek injunctive relief or require specific performance of the contract.

As a general rule, the enforcement rights of individual creditors are suspended upon the rendering of the court order opening bankruptcy proceedings, and after such order is made, only the bankruptcy receiver may proceed against the debtor and liquidate its assets. However, such suspension does not apply to a pledge of financial instruments or cash held on account, falling with the scope of the Belgian Financial Collateral Law. Further exceptions exist with regard to estate credits (boedelschulden / dettes de la masse).

For creditors with claims secured by movable assets (other than financial collateral), such suspension would normally be limited until the filing of the first report of claims. At the request of the bankruptcy receiver, the suspension period may be extended for up to one year as from the bankruptcy judgment. Such extension requires a specific order of the court which can only be made if the further suspension will allow for a realization of the assets in the interest of all creditors without prejudicing the secured creditors and provided that those secured creditors have been given the opportunity to be heard by the court. However, a pledge on financial instrument or cash held on accounts can be enforced during the suspension period.

For creditors with claims secured by immovable assets, the intervention of the bankruptcy receiver is necessary to pursue the sale of the assets, subject to certain exceptions. The bankruptcy receiver will do so upon an order of the court, given either at its request or at the request of a mortgagee. A first-ranking mortgagee will generally be entitled to pursue the enforcement of its mortgage as soon as the first report of claims has been filed.

If a security interest, such as a pledge, has been granted over assets that, at the time of opening of an insolvency proceeding, are located in another EU Member State, the rights the creditor has under such security shall, in accordance with the EU Insolvency Regulation, not be affected by the opening of such insolvency proceedings.

As from the date of the bankruptcy judgment, no further interest accrues against the bankrupt debtor on its unsecured debt, or debts secured by a general privilege, such as tax administration or social security debts.

The debts of the bankrupt estate generally will be ranked as to priority on the basis of a complex set of rules. The following is a general overview of the main principles:

•

Estate debt: Costs and indebtedness incurred by the bankruptcy receiver during the bankruptcy proceedings, the so-called “estate debts,” have a senior priority. In addition, if the bankruptcy receiver has contributed to the realization and enforcement of secured assets, such costs will be paid to the bankruptcy receiver in priority out of the proceeds of the realized assets before distributing the remainder to the secured creditors. Tax and social security claims incurred during the judicial reorganization proceedings will be preferential debts of the estate in a subsequent liquidation or bankruptcy.

•	Security interests: Creditors that hold a security interest have a priority right over the secured asset (whether by means of appropriation of the asset or on the proceeds upon realization).

•

Privileges: Creditors may have a particular privilege on certain or all assets (e.g., tax claims, claims for social security premiums, etc.). Privileges on specific assets rank before privileges on all assets of the debtor. Certain privileges prevail over the security interests.

•

Unsecured creditors (pari passu): Once all estate debts and creditors having the benefit of security interests and privileges have been satisfied, the proceeds of the remaining assets will be distributed by the bankruptcy receiver among the unsecured creditors (and secured/privileged creditors if the security/privilege did not allow them to be paid in full) who rank pari passu (unless a creditor agreed to be subordinated).

•	Subordinated creditors will receive the remainder (if any).

Belgian insolvency law provides that any assets, amounts and sums of distributions (such as income generated by a new activity) received after a bankruptcy are excluded from the bankruptcy estate if their relevant cause dates from after the bankruptcy.

Limitations on Enforcement

The grant of a guarantee or security interest by a Belgian Guarantor for the obligations of another group company must fall within the Belgian Guarantor’s legal and corporate object and be for the own corporate interest of the granting company and comply with any applicable financial assistance rules. If the granting of a guarantee or the creation of a security interest does not fall within the grantor’s corporate object, then such guarantee or security interest could, subject to certain conditions (such as knowledge by the beneficiary of the fact that the guarantee does not fall within the corporate object), be held unenforceable.

Corporate interest is not a well-defined concept under Belgian law and its interpretation is left to the courts and legal authors. The assessment of whether or not the grant of a guarantee or security interest is in a Belgian Guarantor’s own corporate interest, is largely dependent on factual considerations and is to be determined on a case-by-case basis by the board of directors or director(s) of such Belgian Guarantor at the time of granting the of the guarantees, in anticipation of their enforcement and to be reviewed ultimately on a case-by-case basis at the time of the enforcement by the competent courts. Consideration has to be given to any direct and/or indirect benefit that such Belgian Guarantor would derive from the transaction; this is particularly relevant for upstream or cross-stream guarantees and security interests. It is generally considered by legal scholars that at least the following principles apply to such evaluation: (i) the risk taken by the Belgian Guarantor in issuing the guarantee must be proportional to the direct and/or indirect benefit derived from the transaction; and (ii) the financial support granted by the Belgian Guarantor should not exceed its financial capabilities. The responsibility for such assessment lies with the board of directors or with the director(s) of a Belgian Guarantor.

If the corporate interest requirement is not met, the board of directors or director(s) of a Belgian Guarantor may be held liable: (i) by the company for negligence in the management of the company; and (ii) by third parties in tort and under criminal law in certain specific circumstances, i.e. where the specific facts can be qualified as “abuse of company goods” (misbruik van vennootschapsgoederen/abus de biens sociaux). Moreover, the guarantee or security interest could be declared null and void and, under certain circumstances, the creditor that benefits from the guarantee or security interest could also be held liable on the basis of the principles of tort liability. Alternatively, the guarantee or security interest could be reduced to an amount corresponding to the corporate interest and, under certain circumstances, the creditor could be held liable on the basis of the principles of tort liability for any guarantee amount in excess of such amount. These rules have, however, seldom been tested under Belgian law, and there is only limited case law on this issue.

In order to enable Belgian subsidiaries to grant a guarantee and security interest to secure liabilities of a direct or indirect parent or sister company without the risk of violating Belgian rules on corporate interest, it is standard market practice for indentures, credit agreements, guarantees and security documents to contain so-called “limitation language” in relation to subsidiaries incorporated or established in Belgium. Accordingly, the Indenture (or the accession document in relation thereto), the guarantee and the security documents will contain such limitation language and the guarantee of a Belgian Guarantor and the security, if any, will be so limited.

In this respect, the guarantee of notes by a Belgian Guarantor will expressly provide substantially as follows:

“The aggregate liability of a Belgian Guarantor for the obligations of any other loan party, which is not a direct or indirect subsidiary of that Belgian Guarantor, under or pursuant to each of the loan documents, shall at all time be limited to an amount not exceeding the greater of:

(i)

an amount equal to 85% of that Belgian Guarantor’s net assets as determined in Article 5:142 or Article 7:212 (as applicable) of the Belgian Code of Companies and Associations), but not taking intra-group debt into account as debt, as calculated on the basis of its most recent financial statements on the date of which a demand for payment is made;

(ii)

an amount equal to 85% of that Belgian Guarantor’s net assets as determined in accordance with Article 5:142 or Article 7:212 (as applicable) of the Belgian Code of Companies and Associations), but not taking intra-group debt into account as debt, as calculated on the basis of its most recent financial statements on the date of the accession to the indenture; and

(iii)

the aggregate amount of all moneys, either directly or through one or more members of the Group made available to (i) that Belgian Guarantor and (ii) the subsidiaries of that Belgian Guarantor, in each case, irrespective of whether retained or on-lent by the Belgian Guarantor or its subsidiary.

The guarantee granted by any Belgian Guarantor pursuant to the accession documents of a Belgian Guarantor to the Indenture shall not include and shall not extend to cover any payment obligation under the Loan Documents arising out of amounts used to fund directly or indirectly the acquisition of shares of such Belgian Guarantor to the extent that by assuming such obligation the Belgian Guarantor would be deemed to be providing prohibited financial assistance to the acquisition of its own shares or capital participations, as prohibited under Article 5:152 or Article 7:227 (as applicable) of the Belgian code for companies and associations (Wetboek van vennootschappen en verenigingen/Code des sociétés et des associations), dated 23 March 2019, as amended from time to time (the “Belgian Code of Companies and Associations”).

Financial Assistance

Any guarantees or security interest granted by a Belgian Guarantor which constitute a breach of the provisions on financial assistance as defined by Article 5:152 and 7:227 of the Belgian Code of Companies and Associations will not be enforceable. Under articles 5:152 and 7:227 of the Belgian Companies and Associations Code, financial assistance is defined as (i) any advance of funds, (ii) granting of loans or (iii) provision of securities (in rem of personal) by the target company with a view to the acquisition of its shares, share certificates or profit certificates by a third party. Financial assistance is only permitted under certain strict conditions and procedures.

Hardening Periods and Fraudulent Transfer

In the event that bankruptcy proceedings are governed by Belgian law, certain transactions may be declared ineffective against third parties if concluded or performed by the debtor during the so-called “hardening period” (verdachte periode/période suspecte).

In principle, the cessation of payments (which constitutes a condition for filing to declare a debtor bankrupt) is deemed to have occurred as of the date of the bankruptcy order. The court issuing the bankruptcy order may determine, based on serious and objective indications, that the cessation of payments occurred on an earlier date. Such earlier date may not be earlier than six months before the date of the bankruptcy order, except in the case where the bankruptcy order relates to a company that was dissolved more than six months before the date of the bankruptcy order in circumstances suggesting an intent to defraud its creditors, in which case the date of cessation of payments may be determined as being the date of such decision to dissolve the company. The period from the date of cessation of payments up to the declaration of bankruptcy is referred to as the “hardening period” (verdachte periode/période suspecte).

The transactions entered into or performed during the hardening period which may be declared ineffective against third parties and are unenforceable against the bankruptcy receiver include, among others: (i) gratuitous transactions or transactions entered into at an undervalue or on extremely beneficial terms for the counterparty; (ii) payments for debts which are not yet due; (iii) payments other than in cash for debts due; and (iv) new security interests provided for pre-existing debts.

The Belgian bankruptcy receiver may request the court to declare payments of a Belgian Guarantor during the hardening period for debts due ineffective against third parties provided that it can be proven that the creditor concerned was aware of the cessation of payment of the company. In particular, a guarantee entered into during the hardening period may be declared ineffective against third parties if (i) it is regarded as having been granted gratuitously or where the consideration received is considerably below the value of the guarantee provided, (ii) the beneficiaries of the guarantee were aware of the company’s cessation of payments or (iii) it is granted for preexisting debts. If the guarantee given or security interests granted by a Belgian Guarantor were successfully held ineffective (based on the above), noteholders would cease to have any claim in respect thereof and would be under an obligation to repay any amounts received pursuant to such guarantee or the realization of the security. The bankruptcy receiver may also obtain a court ruling that a transaction or payment is not enforceable against the bankrupt’s estate, regardless of when such transaction or payment took place, if such transaction or payment was effected with the fraudulent intent to adversely affect the creditors’ rights.

Furthermore, regardless of any declaration by the commercial court of a suspect period, a third party creditor may obtain a court ruling that an act or transaction (such as the granting of a guarantee) is not enforceable against it if it can establish that the challenged act or transaction was entered into with the fraudulent intent to adversely affect its position as an existing creditor (actio pauliana), irrespective of the date of such act or transaction.

Regardless of fraudulent intent, registration of a security interest after cessation of payments can also be declared ineffective, when more than 15 days have passed in between the date of the deed and the date of registration.

Recognition and enforcement

For certain assets, courts may condition the enforcement of a security interest and/or guarantee upon the evidence that the creditor has a final and undisputed claim triggering the foreclosure of the security interest and/or guarantee. Enforcement of security over movable assets and financial collateral can be out of court, however any interested party may request an a posteriori control from the court with respect to such enforcement. In addition, security interests over movable assets must be enforced in good faith and in an economically reasonable manner. Enforcement of security interests and/or guarantees may be hindered by conflict of law and/or conflict of jurisdiction issues and may not breach any public policy provision and/or mandatory legal provisions. Courts may require a sworn translation in French or Dutch of the English documents which they may review.

Grace Periods

In addition enforcement rights may, like those of any other creditor, be subject to Article 5.201 of the Belgian Civil Code.

Pursuant to the provisions of these articles, Belgian courts may, in any civil proceeding involving a debtor, defer or otherwise reasonably reschedule the payment dates of payment obligations. Belgian courts can also decide that the interest rate applicable be reduced if it is considered to exceed the normal rate applicable to similar debts.

England and Wales

Priority of payment in an insolvency

Under English insolvency law, the liabilities of those Guarantors organized in England and Wales (the “English Guarantors”) under the Guarantees will be paid only after certain of its other debts which are entitled to priority are paid. In the event of an administration, liquidation or similar proceeding under English law, the liabilities of the relevant debtor to its unsecured creditors will only be satisfied to the extent assets are available after payment of all secured indebtedness (to the extent the value of the secured assets is sufficient to cover that indebtedness and except for the Prescribed Part (see below)); all expenses of the insolvency proceedings (including the office holder’s remuneration and costs of the insolvency proceeding) properly chargeable or incurred; all claims entitled to priority under English insolvency law, (the “Preferential Claims”), including occupational pension scheme contributions, certain debts owed in respect of taxation and salaries owed to employees (subject to prescribed limits). In the event that an English Guarantor enters into insolvency proceedings, it is not possible to predict with certainty the outcome of such insolvency or similar proceedings and the likely recovery under the Guarantees.

Unsecured creditors are, however, entitled to participate in the “Prescribed Part” which is a ring-fenced portion of the proceeds of enforcement of floating charge securities. Claimants in relation to the Prescribed Part rank ahead of floating charge creditors and shareholders but behind holders of fixed charges, moratorium debts (and priority pre-moratorium debts), the costs and expenses of the insolvency proceedings, and claimants in relation to the Preferential Claims. This Prescribed Part is calculated by reference to (a) 50% of the first £10,000 of the floating charge realisations and (b) 20% of the remainder of floating charge realisations over £10,000, with a maximum aggregate cap of £800,000 (except where the company’s net property is available to be distributed to the holder of a first-ranking floating charge created before April 6, 2020, in which case the maximum aggregate cap is £600,000). The Prescribed Part must be made available to unsecured creditors unless the cost of doing so would be disproportionate to the resulting benefit to creditors.

Administration

English insolvency law empowers the English court to make an administration order in respect of an English company in certain circumstances. During the administration, in general no proceedings or other legal process may be commenced or continued against the debtor, except with permission of the court or consent of the administrator. An administration order can be made if the court is satisfied that the relevant company is or is likely to become “unable to pay its debts” and that the administration order is reasonably likely to achieve the purpose of administration. An administrator can also be appointed out of court by the company, its directors or the holder of a qualifying floating charge, and different procedures apply according to the identity of the appointor. The purpose of an administration is comprised of three statutory objectives that must be looked at successively: (i) rescuing the company as a going concern or, (ii) if that is not reasonably practicable, achieving a better result for the company’s creditors as a whole than if the company went into an immediate liquidation or, (iii) if neither of those objectives is reasonably practicable, and the interests of the creditors as a whole are not unnecessarily harmed thereby, realizing property to make a distribution to secured or preferential creditors.

Compulsory liquidation

In addition to administration, English insolvency law empowers the English court to wind-up a company that is unable to pay its debts. Any creditor, the company, the directors of the company or any of the company’s shareholders may apply to the court for the winding up of a company. Certain dispositions of the company’s property including any transfer of shares after commencement of the compulsory winding-up are void unless sanctioned by the court. Once a winding-up order is made, a stay on all proceedings against the company will be imposed. No legal action may be continued or commenced against the company without leave of the court and subject to such terms as the court may impose.

Creditors’ voluntary liquidation

English insolvency law also empowers shareholders of an insolvent company to resolve to wind up the company and nominate a liquidator of the company. No stay on proceedings against the company is imposed automatically in these circumstances, however a liquidator (or creditor or shareholder of the company) may apply to the court for such a stay.

Transactions at an undervalue

Where an English company enters into an administration or liquidation, guarantees granted by an English company could be challenged by the subsequently appointed insolvency officeholder. Under English insolvency law, a liquidator or administrator of a company (or an assignee of the liquidator’s or administrator’s claim) may apply to the court to set aside a transaction, including a guarantee granted prior to the guarantor entering into the relevant insolvency proceedings, if it constitutes a transaction at an undervalue. A transaction, including a guarantee, may be set aside as a transaction at an undervalue if: (a) at the time of the transaction or as a consequence of the transaction, the company was or became insolvent; (b) the onset of the company’s insolvency is within a period of two years from the date the company entered into the transaction (e.g. granted the guarantee); and (c) in entering into the transaction (including a guarantee), the company made a gift to a person, the company received no consideration, or the company received consideration of significantly less value, in money or money’s worth, than the consideration given by such company. However, a court shall not make an order if it is satisfied that the company entered into the transaction in good faith and for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing the transaction would benefit it. If a transaction constitutes a transaction at an undervalue, the court will make such order as it thinks fit for restoring the company’s position to what it would have been if the company had not entered into the transaction.

Preference

Similarly, where an English company enters into an administration or a liquidation, a liquidator or administrator (or an assignee of the liquidator’s or administrator’s claim) may apply to the court to set aside a transaction, including a guarantee, where the transaction constitutes a preference. A transaction, including a guarantee, may only be challenged as a preference if: (a) at the time of the transaction or in consequence of the transaction, the company was or became insolvent; (b) it has the effect of putting a person (being a creditor, surety or guarantor of the company), in the event of an insolvent liquidation or administration of the company, in a better position than the position that person would otherwise have been in had the transaction not been entered into; (c) the court is satisfied that the company was influenced by a desire to prefer that person; and (d) it occurred within the two years (in the case of connected persons) or six months (in the case of unconnected persons) prior to the company entering into insolvency. If a transaction constitutes a preference, the court will make such order as it thinks fit for restoring the company’s position to what it would have been if the company had not given the preference.

Transactions defrauding creditors

Where a transaction, including a guarantee, is made at an undervalue (which has the same meaning as condition (c) under the heading “Transactions at an Undervalue” above) for the purpose of putting assets beyond the reach of creditors (or future creditor) so as to frustrate any actual or potential claim that such creditor has or may have against the company, or otherwise prejudicing a person’s claim against the company, it may be set aside by the court as a transaction defrauding creditors. It is not necessary for the company to be insolvent at the time of the transaction or become insolvent as a result of the transaction.

The court’s power in relation to voidable transactions

The Issuer cannot assure holders of notes that in the event of insolvency, the Guarantees provided by the English Guarantors would not be challenged by a liquidator, administrator or other person, or that a court would support the Issuer’s or such Guarantors’ analysis, defences or explanations in respect of the decision to provide the guarantees.

If a court declared void or set aside any Guarantee given by an English Guarantor as a result of it being a transaction at an undervalue, preference or a transaction defrauding creditors, or held the guarantee to be unenforceable for any other reason, the holders of the notes would cease to have a guarantee claim against the relevant English Guarantor.

Moratorium

A moratorium under Part A1 of the Insolvency Act 1986 (which is distinct from the statutory moratorium under an administration) is also available for certain “eligible companies”, which can be for a period of up to 20 business days beginning with the day after the day on which the moratorium comes into force, extendable for a further period of 20 business days (without creditor consent) or up to a total period of one year with creditor consent or longer if the court so orders (although the Secretary of State for Trade and Industry may, by order, extend or reduce the duration of any such period). An eligible company includes, amongst other legal entities, a company registered under the Companies Act 2006 (but excludes certain financial services firms and contracts). A company may, however, not be eligible if on the filing date it is party to an agreement which is or forms part of a “capital markets arrangement” under which a party has incurred or was expected to incur a debt of at least £10 million (at any time during the life of the arrangement) and which involves the issue of a capital markets investment. The definitions of “capital market arrangement” and “capital market investment” are broad and are such that, in general terms (amongst other things), any company which is a party to an arrangement which involves at least £10 million of debt, the granting of security to a trustee holding it for a person who holds a capital market investment issued by a party to the arrangement, a guarantee for the performance of obligations of another party and the issue of a rated, listed or traded debt instrument, is excluded from being eligible for a moratorium. The Secretary of State for Trade and Industry may modify the criteria by reference to which a company otherwise eligible for a moratorium is excluded from being so eligible. The position as to whether or not a company is an “eligible company” may also change from time to time. To the extent the moratorium applies, there would be a moratorium on legal proceedings and execution or other legal process being commenced or continued and the levy of distress, against the company or its property (except with the permission of the court). A company subject to a moratorium will however be required to pay certain pre-moratorium and moratorium debts as they fall due before and during the moratorium (e.g. employee wages, the monitor’s fees and expenses and goods and services supplied or rent payable during the moratorium). No other steps may be taken to enforce any security over the company’s property except in certain limited circumstances or with the permission of the court. The company may dispose of charged property if permitted under the security or the holder of the security consents or the court gives permission. Although the directors remain in full control of the relevant company during the moratorium, the company’s activities are subject to oversight by an appointed official called a “monitor”. The monitor must bring the moratorium to an end if (amongst other things) he considers that the moratorium is no longer likely to result in the rescue of the company as a going concern or the company is unable to pay any certain pre-moratorium debts for which the company does not have a payment holiday during the moratorium or moratorium debts that have fallen due (as noted above). During the moratorium period, the company cannot pay pre-moratorium debts that are subject to a payment holiday unless the monitor consents, the payment is court-sanctioned or ordered, or the maximum total amount paid to a person does not exceed the greater of £5,000 or 1% of the company’s total unsecured debts at the start of the moratorium.

Scheme of arrangement

Although not an insolvency proceeding, the English courts have jurisdiction under Part 26 of the Companies Act 2006 to sanction a scheme of arrangement that effects a compromise of a company’s liabilities between a company (meaning any company liable to be wound up under the Insolvency Act 1986) and its shareholders and/or creditors (or any class of its shareholders and/or creditors).

Such compromise can be proposed by the company or its shareholders and/or creditors. Before the court considers the sanction of a scheme of arrangement, the company requires the court’s permission to convene a meeting of the shareholders and/or creditors being compromised. At the meeting(s) the affected shareholders and/or creditors will vote on the proposed compromise or arrangement. Shareholders and/or creditors will be categorized into different classes, with those in each class having rights that will be affected by the proposed scheme that are not so dissimilar as to make it impossible for them to consult together with a view to their common interest. If a majority in number representing 75% or more by value of those shareholders and/or creditors present and voting (either in person or by proxy) at the meeting(s) of each class vote in favor of the proposed scheme, irrespective of the terms and approval thresholds contained in the finance documents, then that scheme will (subject to the sanction of the court) be binding on all affected shareholders and/or creditors, including those affected who did not participate in the vote and those who voted against the scheme. The scheme then needs to be sanctioned by the court at a sanction hearing where the court will review the fairness of the scheme and consider whether it is reasonable. The court has discretion as to whether to sanction the scheme as approved, make an order conditional upon modifications being made or reject the scheme.

Restructuring plan

A restructuring plan under Part 26A of the Companies Act 2006 is a procedure which allows the English courts to effect a compromise of a company’s liabilities between a company and its creditors and/or shareholders (or any class of them). A company seeking to enter into a restructuring plan process must show that (a) it is liable to be wound up under the Insolvency Act 1986, (b) it has encountered, or is likely to encounter, financial difficulties that are affecting, or will or may affect, its ability to carry on business as a going concern, and (c) a compromise or arrangement has been proposed between the company and its creditors or shareholders (or any class of them) whose purpose it is to eliminate, reduce or prevent, or mitigate the effect of, any of those financial difficulties.

A restructuring plan may be proposed by the company, any creditor or shareholder of the company or any liquidator or administrator appointed to the company. As with schemes of arrangement, affected creditors and/or shareholders under a proposed restructuring plan will be categorized into classes with other creditors/shareholders who have rights that are similarly tied to a common interest enabling them to consult together with a view to voting on the proposed compromise or arrangement.

A restructuring plan will be deemed to be approved if at least 75% in value of the creditors and/or shareholders present and voting (either in person or by proxy) at the meeting of at least one class of creditors or shareholders vote in favor of the proposed compromise (there is no requirement for the approving creditors and/or shareholders to constitute a majority in number of those creditors and/or shareholders present and voting), provided that the court is satisfied that (a) none of the shareholders of a dissenting class would be any worse off if the restructuring plan were to be sanctioned than they would be in the event of the ‘relevant alternative’ and (b) the restructuring plan was approved by at least one class of creditors or shareholders who would receive a payment or have a genuine economic interest in the company in the event of the ‘relevant alternative’. The ‘relevant alternative’ for the purposes of this assessment is whatever the court considers would be most likely to occur in relation to the company if the restructuring plan were not sanctioned (typically an insolvency process such as an administration or liquidation of the company). By virtue of these mechanics, the restructuring plan process provides for the possibility of a ‘cross-class cram-down’, meaning the courts may sanction a restructuring plan even if one or more classes of affected creditors or shareholders do not vote in favor of the restructuring plan, effectively allowing the vote of one “in the money” class of stakeholders to bind other classes.

Following approval of the restructuring plan at the meetings of creditors, the restructuring plan needs to be sanctioned by the court at a sanction hearing where the court will review whether each applicable statutory condition has been satisfied and consider whether the restructuring plan is just and equitable. The court has discretion as to whether to sanction the restructuring plan as approved, make an order conditional upon modifications being made or reject the restructuring plan. Once sanctioned, the restructuring plan binds all affected stakeholders whose rights will be as set out in the restructuring plan upon delivery of the court’s order sanctioning the restructuring plan to the Registrar of Companies.

As with schemes of arrangement, the commencement of a restructuring plan process by itself does not automatically trigger a moratorium with respect to security enforcement or legal proceedings.

Company voluntary arrangement

An English company (by its directors or its administrator or liquidator, as applicable) may propose a company voluntary arrangement under Part 1 of the Insolvency Act 1986 to the company’s shareholders and creditors which entails a compromise, or other arrangement, between the company and its unsecured creditors, typically a rescheduling or reduction of the company’s debts. Provided that the proposal is approved by the requisite majority of unsecured creditors (by way of decision procedure) and shareholders (subject to the below), it will bind all unsecured creditors who were or would have been entitled to vote on the proposal if they had had notice of the decision procedure. A company voluntary arrangement cannot affect the right of a secured creditor to enforce its security, except with its consent. A company voluntary arrangement also cannot affect the rights of a preferential creditor to be paid in priority to non-preferential creditors, or to be paid on an unequal basis relative to other preferential creditors, except with its consent.

In order for the company voluntary arrangement proposal to be passed, it must be approved by at least 75% (by value) of the company’s unsecured creditors who respond in the decision procedure, provided no more than 50% (by value) of unconnected creditors whose claims are admitted for voting vote against it. Secured debt cannot be used to vote in a company voluntary arrangement but a secured creditor may vote to the extent that its debt is unsecured. Neither the company nor its creditors may approve any proposal which affects the right of a secured creditor of the company to enforce its security, except with the secured creditor’s consent. As noted above, the company’s shareholders will also vote on the company voluntary arrangement and will approve the proposals if a simple majority in value votes in favour of the company voluntary arrangement. However, if the decision of the unsecured creditors differs from the decision of the shareholders, the former will prevail unless a shareholder applies to court within 28 days of the company voluntary arrangement’s approval by the unsecured creditors and the court orders that the decision of the shareholders should prevail.

Unlike an administration proceeding, a company voluntary arrangement does not automatically trigger a moratorium with respect to security enforcement or legal proceedings.

Additional Limitations on Enforcement

The grant of a guarantee by an English Guarantor in respect of the obligations of another group company must satisfy certain legal requirements. More specifically, such a transaction must be allowed by the respective company’s constitutional documents. To the extent that these do not allow such an action, there is the risk that the grant of the guarantee is found to be void and the beneficiary’s rights in respect of such guarantee will be unenforceable. Some comfort may be obtained for third parties if they are dealing with an English Guarantor in good faith; however, the relevant legislation is not without difficulties in its interpretation. Further, corporate benefit must be established for each English Guarantor in question by virtue of entering into the proposed transaction. Section 172 of the Companies Act 2006 provides that a director must act in the way that he considers, in good faith, would be most likely to promote the success of an English company (including an English Guarantor) for the benefit of its shareholders as a whole. If a company’s directors enter into a transaction where there is no or insufficient commercial benefit, they may be found to be abusing their powers as directors and such a transaction may be vulnerable to being set aside by a court.

The Companies Act 2006 also imposes prohibitions on financial assistance (which could include giving a guarantee) in the context of the acquisition of shares in a public company and in the context of the acquisition of shares in a private company if the private company has a public company subsidiary that is providing financial assistance.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary describes certain U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This summary is limited to notes that are acquired in this offering at a price equal to the “issue price” of the applicable series of the notes (i.e., the first price at which a substantial amount of the notes of the applicable series is sold for cash to investors, other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and will hold the notes as capital assets (generally, investment property).

As used in this prospectus supplement, a “U.S. holder” means a beneficial owner of the notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in its gross income for U.S. federal income tax purposes without regard to its source; or

•

a trust, if either (x) it is subject to the primary supervision of a court within the United States and one or more “United States persons” have the authority to control all substantial decisions of the trust or (y) it has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”

U.S. holders that use an accrual method of accounting for U.S. federal income tax purposes are generally required to include certain amounts in income no later than the time such amounts are reflected on certain applicable financial statements. The application of this rule may require the accrual of income earlier than would be the case under the general U.S. federal income tax rules described below. U.S. holders that use an accrual method of accounting for U.S. federal income tax purposes should consult with their tax advisors regarding the potential applicability of this rule to their particular situation. The remainder of this summary does not address the application of the foregoing rule.

As used in this prospectus supplement, a “non-U.S. holder” means a beneficial owner of the notes that is not a U.S. holder and not an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

This summary is based upon the Code, existing and proposed Treasury regulations thereunder, and administrative rulings and court decisions, all as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not and will not seek any ruling from the Internal Revenue Service (the “IRS”) or opinion of counsel regarding the U.S. federal income tax consequences of the ownership or disposition of the notes and there can be no assurance that the IRS will not take positions concerning the U.S. federal income tax consequences of the purchase, ownership or disposition of the notes that are different from those discussed below or that a court will not agree with any such positions. Each beneficial owner should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. income and other tax consequences of purchasing, owning and disposing of the notes that may be applicable to it.

This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to a beneficial owner of the notes in light of such beneficial owner’s particular investment or other circumstances. This summary also does not discuss considerations or consequences relevant to persons subject to special provisions of U.S. federal income tax law, such as:

•	entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts;

•	pass-through entities (including partnerships and entities and arrangements classified as partnerships for U.S. federal income tax purposes) and beneficial owners of pass-through entities;

•	U.S. expatriates;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	controlled foreign corporations, passive foreign investment companies, regulated investment companies and real estate investment trusts and shareholders of such corporations;

•	persons that are subject to the alternative minimum tax;

•	banks and other financial institutions, insurance companies, and dealers or traders in securities or currencies;

•	U.S. holders having a “functional currency” other than the U.S. dollar;

•	U.S. holders that will hold the notes through non-U.S. brokers or other non-U.S. intermediaries; and

•	persons that will hold the notes as part of a constructive sale, wash sale, conversion transaction or other integrated transaction or a straddle, hedge or synthetic security.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Entities or arrangements classified as partnerships for U.S. federal income tax purposes, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of purchasing, owning and disposing of the notes.

This summary does not address the effect of any U.S. federal tax laws other than income tax laws (such as estate or gift tax laws) or any U.S. state or local or non-U.S. tax laws on a beneficial owner of the notes. Each beneficial owner of the notes should consult its own tax advisor as to the particular tax consequences to it of purchasing, owning and disposing of the notes, including the applicability and effect of any U.S. federal tax laws or any U.S. state or local or non-U.S. tax laws.

The Issuer is a public unlimited company organized under the laws of Ireland. However, for U.S. federal income tax purposes, the Issuer is treated as an entity that is disregarded as separate from its owner, Perrigo Company, which is a Michigan corporation. Accordingly, Perrigo Company is generally treated as the issuer of the notes for U.S. federal income tax purposes and, as a result, interest on the notes will generally be treated as arising from sources within the United States for such purposes.

U.S. Holders

Stated Interest. Stated interest on the notes (including any withholding taxes that are withheld therefrom and any Additional Amounts that are paid with respect thereto) will be included in a U.S. holder’s gross income as ordinary interest income at the time it is paid or accrued in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Foreign Currency Considerations with Respect to Payments of Stated Interest on Euro Notes. Payments of stated interest on the Euro Notes will be denominated in euro, and the amount of income that a U.S. holder will be required to include in respect of stated interest payments on its Euro Notes will depend on the U.S. holder’s method of accounting for U.S. federal income tax purposes. A cash basis U.S. holder will be required to include in income the U.S. dollar value of the euro amount of interest received (including amounts received upon the disposition of a Euro Note attributable to accrued but unpaid interest), determined by translating such amount into U.S. dollars at the spot exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars on such date. A cash basis U.S. holder generally will not recognize any foreign currency gain or loss on receipt of an interest payment in euro.

An accrual basis U.S. holder will be required to include in income interest on its Euro Note as it accrues in euro and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within each taxable year if the accrual period spans more than one taxable year). As an alternative, an accrual basis U.S. holder may elect to accrue interest income at the spot exchange rate in effect on the last day of the accrual period (or the spot exchange rate in effect on the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year) or at the spot exchange rate in effect on the date the interest payment is received if such date is within five business days of the last day of the accrual period. A U.S. holder that makes this election to accrue at the spot exchange rate must apply the election consistently to all debt instruments held by such U.S. holder from year to year and you cannot change the election without the consent of the IRS.

An accrual basis U.S. holder, upon receipt of an interest payment (including amounts received upon the disposition of a Euro Note attributable to accrued but unpaid interest) in euro, will be required to recognize foreign currency gain or loss in an amount equal to the difference (if any) between (i) the U.S. dollar value of such payment determined by translating the payment at the spot exchange rate in effect on the date such payment of interest (or disposition proceeds attributable to accrued but unpaid interest) is received and (ii) the U.S. dollar value of the interest income that such U.S. holder previously accrued with respect to such payment of interest (or such disposition proceeds attributable to accrued but unpaid interest), regardless of whether the payment is actually converted into U.S. dollars on the date of receipt. Foreign currency gain or loss will be treated as ordinary income or loss, and generally as U.S. source income or loss. Foreign currency gain or loss with respect to payments of interest generally will not be treated as interest income or expense.

Sale or other Taxable Disposition. Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. holder will generally recognize taxable gain or loss in an amount equal to the difference, if any, between the amount realized on the sale, exchange, redemption, retirement or other taxable disposition (other than amounts attributable to accrued stated interest, which will be treated as described above) and the U.S. holder’s tax basis in the note. A U.S. holder’s tax basis in a note will generally be its cost for the note.

Except as discussed below with respect to foreign currency gain or loss, any gain or loss recognized by a U.S. holder on the sale, exchange, redemption, retirement or other taxable disposition of a note will generally be capital gain or loss, and will be long-term capital gain or loss if the note has been held for more than one year at the time of the disposition. Long-term capital gains recognized by individuals and certain other non-corporate U.S. holders generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Foreign Currency Considerations with Respect to Disposition of Euro Notes. In the case of a cash basis U.S. holder that receives euro on the disposition of a Euro Note, such U.S. holder’s amount realized generally will be the U.S. dollar value of the euro received (other than amounts attributable to accrued but unpaid interest), calculated at the spot exchange rate in effect on the date of the disposition. However, if the Euro Notes are traded on an established securities market, a cash basis U.S. holder will be required to determine the U.S. dollar amount realized by translating the euro received at the spot exchange rate in effect on the settlement date of the disposition.

In the case of an accrual basis U.S. holder that receives euro on the disposition of a Euro Note, such U.S. holder’s amount realized generally will be the U.S. dollar value of the euro amount received (other than amounts attributable to accrued but unpaid interest), calculated at the spot exchange rate in effect on the date of the disposition. As an alternative, if the Euro Notes are traded on an established securities market, an accrual basis U.S. holder may elect to determine the U.S. dollar amount realized by translating the euro received (other than amounts attributable to accrued but unpaid interest) at the spot exchange rate in effect on the settlement date of the disposition.

In any case where the amount realized is based on the spot exchange rate in effect on the date of the disposition, a U.S. holder generally will be required to recognize foreign currency gain or loss equal to the difference (if any) between (i) the U.S. dollar value of the euro amount realized based on the spot exchange rate in effect on the date of the disposition and (ii) the U.S. dollar value of the euro amount realized based on the spot exchange rate in effect on the settlement date.

If a U.S. holder pays the purchase price for a Euro Note in euro, such U.S. holder’s tax basis in the Euro Note generally will be the U.S. dollar value of the euro purchase price on the date of purchase, calculated at the spot exchange rate in effect on such date. However, if the Euro Notes are traded on an established securities market, a cash basis U.S. holder or an electing accrual basis U.S. holder generally will determine the U.S. dollar value of the euro purchase price at the spot exchange rate in effect on the settlement date of the purchase.

A U.S. holder will be required to recognize foreign currency gain or loss (if any) attributable to a change in exchange rates between the date of such U.S. holder’s purchase of a Euro Note and the date of such U.S. holder’s disposition of the Euro Note. Gain or loss attributable to a change in exchange rates will equal the difference between (i) the U.S. dollar value of the U.S. holder’s euro purchase price for the Euro Note determined based on the spot exchange rate in effect on the date of disposition (or possibly, if the Euro Notes are traded on an established securities market, in the case of a cash basis U.S. holder or an electing accrual basis U.S. holder, at the spot exchange rate in effect on the settlement date of the disposition) and (ii) the U.S. dollar value of the U.S. holder’s euro purchase price for the Euro Note determined based on the spot exchange rate in effect on the date that the U.S. holder acquired the Euro Note. Any foreign currency gain or loss with respect to principal and accrued interest, in the aggregate, will be limited to the amount of overall gain or loss recognized on the disposition of the Euro Note. Foreign currency gain or loss will be treated as ordinary income or loss, and generally as U.S. source income or loss. Foreign currency gain or loss on a disposition of the Euro Notes generally will not be treated as interest income or expense.

If the Euro Notes are traded on an established securities market, an accrual basis U.S. holder that makes the election described above to translate amounts at the spot exchange rate in effect on the settlement date must apply such election consistently to all debt instruments held by such U.S. holder from year to year and cannot change the election without the consent of the IRS.

Foreign Currency Gain or Loss with Respect to Euro. If a U.S. holder purchase a Euro Note with previously owned euro, such U.S. holder will be required to recognize foreign currency gain or loss at the time of purchase attributable to the difference at the time of purchase (if any) between the U.S. holder’s tax basis in such euro and the fair market value of the Euro Note in U.S. dollars on the date of such U.S. holder’s exchange of euro for such Euro Note.

A U.S. holder’s tax basis in euro received as interest on a Euro Note will be the U.S. dollar value thereof determined at the spot exchange rate in effect on the date such U.S. holder received the euro. A U.S. holder’s tax basis in euro received on the disposition of a Euro Note will be the U.S. dollar value thereof determined at the spot exchange rate in effect on the date of the disposition of the Euro Note (or, if the Euro Notes are traded on an established securities market, in the case of a cash basis or electing accrual basis U.S. holder, the settlement date).

Upon any subsequent conversion or other disposition of the euro for U.S. dollars, a U.S. holder generally will be required to recognize foreign currency gain or loss equal to the difference (if any) between the amount of U.S. dollars that such U.S. holder receives and such U.S. holder’s tax basis in the euro.

Medicare Tax on Investment Income. A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (i) the U.S. holder’s “net investment income” (or undistributed “net investment income” in the case of an estate or trust) for the relevant tax year and (ii) the excess of the U.S. holder’s modified adjusted gross income (or adjusted gross income, in the case of an estate or trust) for such taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” will generally include interest paid with respect to a note and net gain attributable to the disposition of a note (in each case, unless such note is held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to such income or net gain.

Information Reporting and Backup Withholding. In general, information reporting requirements will apply to payments of stated interest on the notes and the proceeds of a sale or other disposition (including a retirement or redemption) of the notes received by a U.S. holder.

In general, “backup withholding” (currently at a rate of 24%) will apply to payments of stated interest on a note to, and to the proceeds of a sale or other disposition (including a retirement or redemption) of a note received by, a U.S. holder, if the U.S. holder fails to provide an accurate taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules and does not otherwise establish an exemption. Backup withholding is not an additional tax and may be credited against a U.S. holder’s U.S. federal income tax liability, and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

The following summary applies to a “non-U.S. holder” of the notes.

U.S. Federal Withholding Tax. Subject to the discussions below regarding backup withholding and FATCA (as defined below), U.S. federal withholding tax generally will not apply to payments of stated interest on a non-U.S. holder’s notes, under the “portfolio interest” exception of the Code, provided that:

•

the non-U.S. holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer, Perrigo Company or Parent within the meaning of section 871(h)(3) of the Code and the Treasury regulations thereunder;

•

the non-U.S. holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to the Issuer, Perrigo Company or Parent through sufficient stock ownership (as provided in the Section 881(c)(3)(C) of the Code);

•	the Non-U.S. Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

•	such stated interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States.

In addition, to qualify for the “portfolio interest” exception, a non-U.S. holder will be required to provide a signed written statement, on an IRS Form W-8BEN or W-8BEN-E (or other applicable form), certifying under penalties of perjury that it is not a “United States person” within the meaning of the Code to:

•	the applicable withholding agent; or

•

a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the non-U.S. holder’s notes on its behalf and that certifies to the applicable withholding agent under penalties of perjury that it, or the bank or financial institution between it and the non-U.S. holder, has received the signed, written statement described above from the non-U.S. holder and provides the applicable withholding agent with a copy of this statement.

The applicable Treasury regulations provide alternative methods for satisfying the foregoing certification requirement.

If a non-U.S. holder cannot satisfy the requirements of the “portfolio interest” exception described above, payments of stated interest made to the non-U.S. holder generally will be subject to 30% U.S. federal withholding tax unless the non-U.S. holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States or (2) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.

Any gain recognized upon a sale or other disposition (including a retirement or redemption) of a non-U.S. holder’s note (other than any amount representing accrued but unpaid stated interest, which is treated as described immediately above) generally will not be subject to U.S. federal withholding tax, subject to the discussions below regarding backup withholding and FATCA.

U.S. Federal Income Tax. Except for the possible application of U.S. federal withholding tax discussed above, and subject to the discussions below regarding backup withholding and FATCA, as defined below, a non-U.S. holder generally will not be subject to U.S. federal income tax on payments of principal of and stated interest on the non-U.S. holder’s notes, or on any gain recognized on (or accrued stated interest treated as received in connection with) the disposition (including a retirement or redemption) of the non-U.S. holder’s notes unless:

•

in the case of stated interest payments or disposition proceeds representing accrued stated interest, the non-U.S. holder cannot satisfy the requirements of the “portfolio interest” exception described above (and its U.S. federal income tax liability has not otherwise been fully satisfied through the U.S. federal withholding tax described above);

•

in the case of gain, the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of its notes (but is not considered a resident of the United States for U.S. federal income tax purposes) and other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S.-source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the non-U.S. holder is not considered a resident of the United States under the Code); or

•

any stated interest or gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States and, if required by an applicable income tax treaty, is attributable to a United States “permanent establishment” maintained by it.

If a non-U.S. holder is engaged in a trade or business within the United States, and stated interest or gain in respect of the non-U.S. holder’s notes is effectively connected with the conduct of such trade or business, the stated interest or gain generally will be exempt from the U.S. federal withholding tax described above and instead will be subject to U.S. federal income tax on a net basis at the regular graduated rates and in the manner applicable to a U.S. holder (unless an applicable income tax treaty provides otherwise). In addition, corporate non-U.S. holders may be subject to a branch profits tax equal to 30% of their effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to them under an applicable income tax treaty.

Backup Withholding and Information Reporting. Backup withholding will not apply to payments of interest made on the notes to a non-U.S. holder, if the non-U.S. holder has provided to the applicable withholding agent the required certification that it is not a “United States person” within the meaning of the Code as described in “—U.S. Federal Withholding Tax” above. However, the applicable withholding agent may be required to report to the IRS and to the non-U.S. holder payments of stated interest on the notes and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such stated interest payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides or is established under the provisions of a treaty or agreement.

The gross proceeds from a sale or other taxable disposition (including a retirement or redemption) of a non-U.S. holder’s notes within the United States or conducted through certain U.S.-related brokers generally will be subject to information reporting and/or backup withholding (currently at a rate of 24%), unless the non-U.S. holder provides the applicable withholding agent with an IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying that the non-U.S. holder is not a United States person or otherwise qualifies for an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be credited against U.S. federal income tax liability (which may result in holders being entitled to a refund of U.S. federal income tax), provided that the required information is timely provided to the IRS.

Foreign Account Tax Compliance Act.

The Foreign Account Tax Compliance Act and related Treasury guidance (collectively referred to as “FATCA”) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source interest (which generally would include interest paid on the notes) and (ii) the gross proceeds from the sale or other disposition of an obligation that produces U.S.-source interest (which generally would include a disposition of the notes). This withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons. Accordingly, the entity through which a U.S. holder or a non-U.S. holder holds its notes may affect the determination of whether such withholding is required. Under proposed Treasury regulations that may be relied upon pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not currently expected to apply. We will not pay any Additional Amounts to U.S. holders or non-U.S. holders in respect of any amounts withheld under FATCA. U.S. holders that own their interests in a note through a foreign entity or intermediary, and non-U.S. holders, should consult their own tax advisors regarding FATCA.

Disclosure Requirements with Respect to Foreign Currency Loss Transactions

Applicable Treasury regulations require a U.S. holder to report certain transactions that give rise to a foreign currency loss in excess of certain thresholds. Under these Treasury regulations, a U.S. holder that recognizes a foreign currency loss with respect to the Euro Notes would be required to report the loss on IRS Form 8886 (Reportable Transaction Disclosure Statement) if the loss exceeds the thresholds set forth in the Treasury regulations. In addition, these Treasury regulations also require a U.S. holder to report certain other transactions, including certain other types of loss transactions. Each U.S. holder should consult its own tax adviser regarding the application of the reportable transaction rules to their purchase, ownership and disposition of the Euro Notes and the substantial penalties for noncompliance.

THIS SUMMARY DOES NOT DISCUSS ANY TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES OTHER THAN U.S. FEDERAL INCOME TAX CONSEQUENCES AND INVESTORS SHOULD SEEK ADVICE FROM THEIR OWN TAX ADVISORS WITH RESPECT TO SUCH OTHER TAX CONSEQUENCES AS WELL AS THEIR PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES.

IRISH TAX CONSIDERATIONS

The following is a summary of the Irish withholding tax and stamp duty consequences for individuals and companies of ownership of the notes based on the laws and practice of the Revenue Commissioners of Ireland currently in force in Ireland and may be subject to change, which changes may apply with retrospective effect. It deals with noteholders who beneficially own their notes as an investment. Particular rules not discussed below may apply to certain classes of taxpayers holding notes, such as dealers in securities, trusts and associated entities to the Issuer. The summary does not constitute tax or legal advice and the comments below are of a general nature only and does not discuss all aspects of taxation in Ireland that may be relevant to any particular holder of the notes.

Prospective investors in the notes should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the notes and the receipt of interest thereon under the laws of their country of residence, citizenship or domicile.

Withholding Tax

In general, tax at the standard rate of income tax (currently 20 per cent), is required to be withheld from payments of Irish source interest. However, an exemption from withholding on interest payments exists under Section 64 of the Taxes Consolidation Act, 1997 (the “1997 Act”) for certain interest bearing securities issued by a body corporate (such as the Issuer) which are quoted on a recognized stock exchange (a term which is not defined in legislation, but which, based on published guidance, is interpreted by the Revenue Commissioners of Ireland to mean an exchange which is recognized by the appropriate regulatory authorities in the jurisdiction where it is established and which has substantially the same level of recognition in that jurisdiction as the Irish Stock Exchange has in Ireland, which would include the New York Stock Exchange) (“quoted Eurobonds”).

Any interest paid on such quoted Eurobonds can be paid free of withholding tax provided:

1.	the person by or through whom the payment is made is not in Ireland; or

2.	the payment is made by or through a person in Ireland, and either:

2.1.	the quoted Eurobond is held in a clearing system recognized by the Irish Revenue Commissioners (e.g. DTC, Euroclear, and Clearstream Banking SA are so recognized), or

2.2.

the person who is the beneficial owner of the quoted Eurobond and who is beneficially entitled to the interest is not resident in Ireland and has made a declaration to the person by or through whom the payment is made in the prescribed form.

So long as the notes are quoted on a recognized stock exchange and are held in a recognized clearing system such as DTC, Euroclear and/or Clearstream Banking SA (or, if not so held, payments on the notes are made through a paying agent not in Ireland), interest on the notes can be paid by the Issuer and any paying agent acting on behalf of the Issuer without any withholding or deduction for or on account of Irish income tax.

If, for any reason, the quoted Eurobond exemption referred to above does not or ceases to apply in relation to the notes, the Issuer can still pay interest on the notes free of Irish withholding tax provided it is a qualifying company within the meaning of Section 110 of the 1997 Act (a “Qualifying Company”) and provided the interest is paid to a person resident in either (i) a member state of the European Union (other than Ireland) or (ii) a country with which Ireland has signed a comprehensive double taxation agreement. For this purpose, residence is determined by reference to the law of the country in which the recipient claims to be resident. This exemption from withholding tax will not apply, however, if the interest is paid to a company in connection with a trade or business carried on by it through a branch or agency located in Ireland.

Encashment Tax

In certain circumstances, Irish tax will be required to be withheld at the standard rate of income tax (currently 25%) from interest on any note, where such interest is collected or realized by a bank or encashment agent in Ireland on behalf of any holder of the notes.

There is an exemption from encashment tax where: (i) the beneficial owner of the interest is not resident in Ireland and (ii) has made a declaration to this effect in the prescribed form to the encashment agent or bank, or (ii) the beneficial owner of the interest is a company which is within the charge to Irish corporation tax in respect of the interest.

Stamp Duty

Provided the Issuer remains a Qualifying Company, no stamp duty or similar tax is imposed in Ireland on the issue or transfer of the USD Notes provided the money raised on the issue of the notes is used in the course of the Issuer’s business.

BELGIAN TAX CONSIDERATIONS

The following is a summary based on the laws and practices currently in force in Belgium relating to the Belgian withholding tax treatment of payments that may be made by any of the Guarantors that is a Belgian tax resident, in its capacity as guarantor of the notes issued by the Issuer and should be treated with appropriate caution. It deals only with this issue and is based on the law and practice as at the date of this prospectus supplement which may be subject to change, possibly with retrospective effect. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Prospective investors in the notes should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the notes and the receipt of interest or any guarantee payment thereon under the laws of their country of residence, citizenship or domicile.

If any of the Guarantors that is Belgian tax resident, in its capacity as guarantor of the notes issued by the Issuer, makes any payment in respect of the notes (other than a payment in respect of principal), such payments should in principle not be subject to Belgian interest withholding tax.

It is generally accepted in Belgium that payments made by a guarantor do not qualify as interest payments for tax purposes, even where those payments economically reflect interest payments that were due and payable by the defaulting borrower(s). This position finds support in the civil law analysis (confirmed by legal scholars) that a guarantor is not bound by the principal obligation of the debtor but is only bound by its own, secondary, obligation of indemnification. Given the character of the secondary obligation of indemnification, a payment by a Belgian Guarantor should not qualify as a repayment of the principal amount of the loan nor as a payment of interest and should therefore not be subject to the obligation to deduct interest withholding tax. This tax position is defended in certain legal doctrine and is based on N° 261/393 of the Administrative Commentary of the Belgian tax authorities on the Belgian Income Tax Code (BITC) and a ruling of the Belgian Supreme Court (albeit dating back to 1933), which implicitly confirms this position. However, to the best of our knowledge, the tax treatment of such payments has not been tested in recent case law and the position of the tax administration on payments made by a guarantor remains unclear. Therefore, even though this risk should be remote, it cannot be completely excluded that in the event any of the Guarantors makes a payment in respect of the notes (other than a payment in respect of principal), the Belgian tax administration would argue that it constitutes an interest payment which is subject to Belgian withholding tax.

UNITED KINGDOM TAX CONSIDERATIONS

The following statements on UK taxation relate only to the incidence of UK withholding tax on payments made by Guarantors that are tax residents in the UK in connection with the notes. They do not deal with any other UK tax consequences of acquiring, owning or disposing of the notes. The statements are based on current UK tax law as applied in England and the published practice, of HM Revenue and Customs published practice and such provisions may be repealed, revoked or modified, possibly with retrospective effect so as to result in UK tax consequences different from those described below. The statements are general in nature and are not intended to be exhaustive. They relate only to the position of those persons who are the absolute beneficial owners of the notes and who hold those notes as an investment. They may not apply to special situations, such as those of dealers or traders in securities. Prospective holders are urged to contact their tax advisors for specific advice relating to their particular circumstances.

The UK withholding tax treatment of payments made under a guarantee is not clear. However, any payments made by a Guarantor that is a tax resident in the UK under a guarantee in respect of interest on the notes may be regarded as a payment which has a UK source and which is subject to UK withholding tax (currently at 20%), subject to any available exemption or relief.

CERTAIN ERISA CONSIDERATIONS

The following discussion is a summary of certain considerations associated with the purchase of the notes by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

A fiduciary of a Plan considering investing assets of an employee benefit plan or other retirement plan, account or arrangement in the notes should consult its legal advisor about ERISA, Section 4975 of the Code and any applicable Similar Laws before making such an investment. Specifically, taking into account the facts and circumstances of the Plan, the fiduciary should consider, among other matters whether the investment is appropriate under the terms of the Plan and the fiduciary standards of ERISA or other applicable Similar Laws, including any applicable standards with respect to prudence, diversification and delegation of control and the prohibited transaction provisions of ERISA, the Code and any applicable Similar Laws.

In addition, Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to such Sections (“ERISA Plans”) from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of the notes by an ERISA plan with respect to which we or the underwriters are considered to be a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption, of which there are many. The Department of Labor has issued prohibited transaction class exemptions (a “PTCE”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the acquisition, sale, purchase and holding of the notes, including, for example, PTCE 84-14 (for transactions determined by independent qualified professional asset managers), PTCE 90-1 (for insurance company pooled separate accounts), PTCE 91-38 (for bank collective investment funds), PTCE 95-60 (for insurance company general accounts) and PTCE 96-23 (for transactions managed by in-house asset managers). In addition to the foregoing, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide a statutory exemption for transactions between an ERISA Plan and a person that is a party in interest and/or a disqualified person (not including a fiduciary or an affiliate that, directly or indirectly, has or exercises discretionary authority or control or renders investment advice with respect to the assets of any ERISA Plan involved in the transaction) solely by reason of providing services to the ERISA Plan or by relationship to a service provider, provided that the ERISA Plan receives no less, nor pays no more, than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA or the Code or similar violation of any applicable Similar Laws. Accordingly, by acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any Plan or (ii) the acquisition and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws, and none of the Transaction Parties is a fiduciary of such purchaser or transferee in connection with its investment in the notes pursuant to the offering described in this prospectus supplement. “Transaction Party” means any of the Issuer, the underwriters and their respective affiliates, other than an affiliate of an underwriter that is a named fiduciary (or a fiduciary appointed by a named fiduciary) with respect to the management of the assets of the applicable Plan and acting in accordance with an applicable individual prohibited transaction exemption (the applicable conditions of which are satisfied).

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing our notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the matters described herein.

UNDERWRITING

BofA Securities, Inc. is acting as representative (the “USD Representative”) of each of the several underwriters named in the first table below with respect to the USD Notes, and BofA Securities Europe SA is acting as representative (the “Euro Representative” and, together with the USD Representative, the “Representatives”) of each of the several underwriters named in the second table below with respect to the Euro Notes. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among the Parent, the Issuer, the Subsidiary Guarantors and (i) the USD Representative and (ii) the Euro Representative and each of the other underwriters set forth below with respect to the Euro Notes, the Issuer has agreed to sell to the applicable underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from the Issuer, the principal amount of notes set forth opposite its name below.

Underwriters – USD Notes	Principal Amount of USD Notes
BofA Securities, Inc.	$
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
Morgan Stanley & Co. LLC
HSBC Securities (USA) Inc.
ING Financial Markets LLC
BNP Paribas Securities Corp.
Goldman Sachs & Co. LLC
Mizuho Securities USA LLC
Capital One Securities, Inc.
Goodbody Stockbrokers UC
Huntington Securities, Inc.
MUFG Securities Americas Inc.
PNC Capital Markets LLC

Total	$

Underwriters – Euro Notes	Principal Amount of Euro Notes
BofA Securities Europe SA	€
HSBC Securities (USA) Inc.
J.P. Morgan Securities plc
ING Financial Markets LLC
Morgan Stanley & Co. LLC
Wells Fargo Securities International Limited
BNP Paribas Securities Corp.
Goldman Sachs & Co. LLC
Mizuho International plc
Capital One Securities, Inc.
Goodbody Stockbrokers UC
Huntington Securities, Inc.
MUFG Securities (Europe) N.V.
PNC Capital Markets LLC

Total	€

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

The Issuer and the Guarantors have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The Representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of    % of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of    % of the principal amount of the notes to certain other dealers. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $    and are payable by us.

New Issue of Notes

The notes are new issues of securities with no established trading market. We intend to apply for the notes to be listed on the New York Stock Exchange. If the notes are not listed on the New York Stock Exchange, we intend to list the notes on another securities exchange. If such listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. We have been advised by certain of the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are not obligated to do so, and the ability or interest of the underwriters to make a market in the notes may be impacted by changes in any regulatory requirements applicable to the marketing, holding, and trading of, and issuing quotations with respect to, the notes. The underwriters may discontinue any market making activities with respect to the notes at any time without notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

During the period beginning on the date of this prospectus supplement and continuing to and including the closing of this offering, the Issuer and the Guarantors will not, offer, sell, contract to sell, or otherwise dispose of any debt securities of the Issuer or the Guarantors or warrants to purchase or otherwise acquire debt securities of the Issuer or the Guarantors substantially similar to the notes (other than (i) the notes, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Representatives).

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the Representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other than in the United States, no action has been taken by us, the Issuer or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying base prospectus, registration statement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and/or other commercial banking transactions with, and may perform services for, us or our affiliates in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters and/or their affiliates may hold the 2026 Notes and/or portions of the term loans under the Senior Secured Credit Facilities being prepaid, and, as a result, may receive a portion of the net proceeds of this offering. See “Use of Proceeds.”

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

Notice to Prospective Investors in the European Economic Area

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (‘‘EEA’’). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, ‘‘MiFID II’’); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the ‘‘Insurance Distribution Directive’’), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the ‘‘Prospectus Regulation’’). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the ‘‘PRIIPs Regulation’’) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

MIFID II PRODUCT GOVERNANCE – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a ‘‘distributor’’) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom (“UK”), this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are ‘‘qualified investors’’ (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the ‘‘Order’’) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as ‘‘relevant persons’’). This document must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

PROHIBITION OF SALES TO UK RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the UK’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a “qualified investor” as defined in Article 2 of the UK Prospectus Regulation. No key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Notice to Prospective Investors in the Republic of Ireland

The notes may only be offered or sold to the public in the Republic of Ireland or underwritten or placed in conformity with the provisions of: (i) the Regulation (EU) 2017/1129 (the Prospectus Regulation) (as amended), the European Union (Prospectus) Regulations 2019 (S.I. 380 of 2019) (as amended), and any rules issued under Section 1363 of the Irish Companies Act, 2014 (as amended); (ii) the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. 375 of 2017) (as amended) and Regulation (EU) No. 600 of 2014, and any rules or codes of conduct used in connection therewith and the provisions of the Investor Compensation Act 1998 (as amended); (iii) the Central Bank Acts 1942 to 2018 and any codes of conduct rules made under Section 117(1) of the Central Bank Act 1989 (as amended); (iv) the Market Abuse Regulation (EU 596/2014) (as amended), the European Union (Market Abuse) Regulations 2016 (as amended), and any rules and guidance issued under Section 1370 of the Irish Companies Act, 2014 (as amended); (v) the Irish Companies Act, 2014 (as amended), and (vi) the Investment Intermediaries Act 1995 (as amended, supplemented and replaced) and any codes of conduct, guidance and other requirements issued in connection therewith.

Notice to Prospective Investors in Israel

This prospectus supplement and the accompanying prospectus do not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Securities Law”), and have not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer of the notes is directed only at (i) a limited number of persons in accordance with the Securities Law and (ii) investors listed in the first addendum (the “Addendum”), to the Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus supplement and the attached prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the attached prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Belgium

This prospectus supplement and the attached prospectus has not been, and will not be, approved by the Belgian Financial Services and Markets Authority (Autoriteit voor Financiële Diensten en Markten/Autorité des Services et Marchés Financiers) pursuant to the Belgian laws and regulations applicable to the public offering of investment instruments. Accordingly, this prospectus supplement and the attached prospectus, as well as any other materials relating to this prospectus supplement may not be advertised, the notes may not be offered or sold, and any other information circular, brochure or similar document may not be distributed, directly or indirectly, (i) to any person located and/or resident in Belgium other than a “qualified investor” within the meaning of Regulation (EU) 2017/1129 or (ii) to any person qualifying as a consumer for the purposes of Book VI of the Belgian Code of Economic Law. This prospectus supplement and the attached prospectus has been issued to the intended recipient for personal use only and exclusively for the purpose of the offer. Therefore it may not be used for any other purpose, nor passed on to any other person in Belgium. Any resale of the notes in Belgium may only be made in accordance with this prospectus supplement and the attached prospectus, the Belgian Prospectus Act of 11 July 2018 and other applicable laws.

VALIDITY OF SECURITIES

Fried, Frank, Harris, Shriver & Jacobson LLP will pass upon matters of United States and New York law with respect to this offering. A&L Goodbody will pass upon matters of Irish law with respect to this offering. Fried, Frank, Harris, Shriver & Jacobson LLP (London) will pass upon matters of English law with respect to this offering. Warner Norcross + Judd LLP will pass upon matters of Michigan law with respect to this offering. Stibbe BV/SRL will pass upon matters of Belgian law with respect to this offering. Brad Lorden, our Deputy General Counsel, will pass upon matters of Florida law and Georgia law with respect to this offering. As of the date of this prospectus supplement, Mr. Lorden owned or had the right to acquire, directly or indirectly, an aggregate of less than 0.1% of the Company’s ordinary shares. Certain legal matters will be passed upon for the underwriters for this offering by Cahill Gordon  & Reindel LLP, New York, New York.

EXPERTS

The consolidated financial statements of Perrigo Company plc appearing in Perrigo Company plc’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of Perrigo Company plc’s internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Perrigo Company plc

Perrigo Finance Unlimited Company

Debt Securities

Guarantees of Debt Securities

Ordinary Shares

Preferred Shares

Perrigo Company plc may from time to time issue debt securities, including convertible debt securities, ordinary shares, nominal value €0.001 per share, and preferred shares, nominal value $0.0001 per share, including convertible preferred shares, described in this prospectus in one or more offerings and may guarantee debt securities issued by Perrigo Finance Unlimited Company under this prospectus. Perrigo Finance Unlimited Company, an indirect wholly-owned finance subsidiary of Perrigo Company plc, may from time to time issue debt securities described in this prospectus in one or more offerings and may guarantee debt securities, including convertible debt securities, issued by Perrigo Company plc under this prospectus. The accompanying prospectus supplement will specify the terms of the securities, to the extent required. We urge you to read carefully this prospectus, any accompanying prospectus supplement, and any documents we incorporate by reference in this prospectus and any accompanying prospectus supplement before you make your investment decision. Perrigo Company plc’s ordinary shares are listed and traded on the New York Stock Exchange under the symbol “PRGO.”

We may sell these securities to or through underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis or through any other means described in this prospectus under “Plan of Distribution” and in supplements to this prospectus in connection with a particular offering of securities.

This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. The specific terms of the securities and the specific manner in which they may be offered, including the names of any underwriters, dealers or agents, will be described in the applicable supplement to this prospectus.

Investing in our securities involves risks. You should carefully consider all of the information set forth in this prospectus. In addition, you should carefully consider the risk factors on page 3 of this prospectus and in any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, before deciding to invest in any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 9, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act,” in the case of Perrigo Company plc, and an indirect wholly-owned subsidiary of a well-known seasoned issuer, in the case of Perrigo Finance Unlimited Company, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. No limit exists on the aggregate amount of securities we may sell pursuant to the registration statement.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement to this prospectus, any documents that we incorporate by reference in this prospectus and any prospectus supplement and the additional information described below under “Where You Can Find More Information” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus or in any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects or other information concerning us may have changed since that date.

In this prospectus, unless otherwise indicated or unless the context otherwise requires, “the Company,” “we,” “us,” “our” and similar terms refer to Perrigo Company plc, a public limited company incorporated under the laws of Ireland, and its consolidated subsidiaries, including Perrigo Finance Unlimited Company. References to “Perrigo” under “Description of Ordinary Shares” refer to Perrigo Company plc only, and not any of its subsidiaries.

PERRIGO COMPANY PLC

We are a leading provider of over-the-counter (“OTC”) health and wellness solutions that are designed to enhance individual well-being and empower consumers to proactively prevent or treat conditions that can be self-managed. Our vision is to make lives better by bringing Quality, Affordable Self-Care Products that consumers trust everywhere they are sold. We are headquartered in Ireland and sell our products primarily in North America and Europe as well as in other markets around the world.

We have two reportable segments, aligned primarily by type of product: Consumer Self-Care Americas and Consumer Self-Care International.

Perrigo Company plc was incorporated under the laws of Ireland on June 28, 2013, and became the successor registrant of Perrigo Company on December 18, 2013. Our principal executive offices are located at the Sharp Building, Hogan Place, Dublin 2, Ireland, D02 TY74, and our administrative offices are located at 430 Monroe Avenue NW, Grand Rapids, Michigan 49503. Our telephone number is +353 1 7094000. Our website address is www.perrigo.com, where we make available free of charge our reports on Forms 10-K, 10-Q and 8-K, including any amendments to these reports, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Information contained on our website is not incorporated by reference in and does not constitute part of this prospectus. These filings are also available to the public at www.sec.gov.

PERRIGO FINANCE UNLIMITED COMPANY

Perrigo Finance Unlimited Company was incorporated under the laws of Ireland on October 19, 2004. Perrigo Finance Unlimited Company is an indirect wholly-owned finance subsidiary of Perrigo Company plc whose primary purpose is to finance the business and operations of Perrigo Company plc and its affiliates. An unlimited company, such as Perrigo Finance Unlimited Company, has no limit on the liability of the shareholders, and creditors have recourse to the shareholders in respect of liabilities that may be owed by the company which the company failed to discharge. Perrigo Company, a Michigan corporation that is an indirect wholly-owned subsidiary of Perrigo Company plc, is the sole shareholder of Perrigo Finance Unlimited Company.

RISK FACTORS

Before deciding to invest in our securities, you should carefully consider the risk factors and forward-looking statements described in Part I, Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2023 (which is incorporated by reference herein). In addition, you should carefully consider the risk factors and other information in any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus or in any accompanying prospectus supplement, before deciding to invest in any of our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein and oral statements made from time to time by us may contain so-called “forward-looking statements” (within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our, or our industry’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about our expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “potential” or the negative of those terms or other comparable terminology. One should carefully evaluate these forward-looking statements in light of factors, including risk factors, described under “Risk Factors” above and in any applicable prospectus supplement and in the documents incorporated by reference herein or in any prospectus supplement in which we discuss in more detail various important factors that could cause actual results to differ from expected or historic results. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this prospectus are made only as of the date hereof, and unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in the filings that will be incorporated by reference herein as described below under “Where You Can Find More Information” and in any prospectus supplement hereto.

USE OF PROCEEDS

Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, we plan to add the net proceeds we receive from sales of the securities offered by this prospectus to our general funds and to use the funds for general corporate purposes. These could include capital expenditures; the repayment of debt; investment in subsidiaries; additions to working capital; the repurchase, redemption or retirement of securities; acquisitions and other business opportunities. We will provide additional information about the use of net proceeds from the sale of our securities that we may offer from time to time pursuant to this prospectus in the applicable prospectus supplement relating to a particular offering.

DESCRIPTION OF SECURITIES

Perrigo Company plc may issue from time to time, in one or more offerings, debt securities, including convertible debt securities, ordinary shares, nominal value €0.001 per share, and preferred shares, nominal value $0.0001 per share, including convertible preferred shares. Perrigo Finance Unlimited Company may issue from time to time, in one or more offerings, debt securities. In addition, Perrigo Company plc and certain of its subsidiaries may issue guarantees of debt securities issued by Perrigo Finance Unlimited Company and certain subsidiaries of Perrigo Company plc, including Perrigo Finance Unlimited Company, may issue guarantees of debt securities issued by Perrigo Company plc under this prospectus.

We will set forth in the applicable prospectus supplement a description of debt securities, including convertible debt securities, guarantees, ordinary shares and preferred shares, including convertible preferred shares, which may be offered under this prospectus. The terms of the offering of debt securities, including convertible debt securities, guarantees, ordinary shares and preferred shares, including convertible preferred shares, the initial issue price and the net proceeds to us will be contained in the prospectus supplement and other offering material relating to such offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

DESCRIPTION OF ORDINARY SHARES

The following description of Perrigo’s share capital is a summary. This summary does not purport to be complete and is qualified in its entirety by reference to the Irish Companies Act 2014 (the “Companies Act”) and the complete text of Perrigo’s memorandum and articles of association, included as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference in this prospectus supplement. You should read those laws and documents carefully.

Capital Structure

Authorized Share Capital

Our authorized share capital of Perrigo is €10,000,000 and $1,000, divided into 10,000,000,000 ordinary shares of €0.001 each and 10,000,000 preferred shares of $0.0001 each.

We may issue shares subject to the maximum authorized share capital contained in our memorandum and articles of association. The authorized share capital may be increased or reduced by a resolution approved by a simple majority of the votes of a company’s shareholders cast at a general meeting (referred to under Irish law as an “ordinary resolution”). The shares comprising the authorized share capital of Perrigo may be divided into shares of such nominal value as the resolution shall prescribe. As a matter of Irish company law, the directors of a company may authorize the issuance of new ordinary or preferred shares without shareholder approval once authorized to do so by the articles of association or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. The articles of association of Perrigo authorize the board of directors of Perrigo to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of adoption of such articles of association. This initial five-year authorization period expired on December 17, 2018, but was renewed by Perrigo’s shareholders at each of the 2018, 2019, 2020, 2021, 2022 and 2023 annual general meetings of Perrigo. Most recently, Perrigo’s shareholders adopted an ordinary resolution at the 2024 annual general meeting of Perrigo on May 2, 2024 authorizing the board of directors to issue up to an aggregate nominal amount of €27,260.75 (27,260,746 shares) (being equivalent to approximately 20% of the aggregate nominal value of the issued share capital of Perrigo as of March 11, 2024) for a period of 18 months from May 2, 2024.

The rights and restrictions to which the ordinary shares will be subject are prescribed in Perrigo’s articles of association. Perrigo’s articles of association permit the board of directors, without shareholder approval, to determine certain terms of each series of the preferred shares issued by Perrigo, including the number of shares, designations, dividend rights, liquidation and other rights and redemption, repurchase or exchange rights.

Irish law does not recognize fractional shares held of record. Accordingly, Perrigo’s articles of association do not provide for the issuance of fractional shares of Perrigo, and the official Irish register of Perrigo does not reflect any fractional shares.

Whenever an alteration or reorganization of the share capital of Perrigo would result in any Perrigo shareholder becoming entitled to fractions of a share, the Perrigo board of directors may, on behalf of those shareholders that would become entitled to fractions of a share, arrange for the sale of the shares representing fractions and the distribution of the net proceeds of the sale in due proportion among the shareholders who would have been entitled to the fractions. For the purpose of any such sale, the Board may authorize any person to transfer the shares representing fractions to the purchaser, who shall not be bound to see to the application of the purchase money, nor shall the purchaser’s title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

Preemption Rights, Share Warrants and Options

Under Irish law, certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, in December 2013, Perrigo opted out of these preemption rights in its articles of association as permitted under Irish company law. Because Irish law requires this opt-out to be renewed every five years by a resolution approved by not less than 75% of the votes of the shareholders of Perrigo cast at a general meeting (referred to under Irish law as a “special resolution”), Perrigo’s articles of association provide that this opt-out must be so renewed every five years. If the opt-out is not renewed, shares issued for cash must be offered to existing shareholders of Perrigo on a pro rata basis to their existing shareholding before the shares can be issued to any new shareholders. The statutory preemption rights do not apply where shares are issued for non-cash consideration (such as in a share-for-share acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where shares are issued pursuant to an employee option or similar equity plan. Perrigo’s shareholders passed a special resolution at each of the 2018, 2019, 2020, 2021, 2022 and 2023 annual general meetings of Perrigo and most recently at the 2024 annual general meeting of Perrigo on May 2, 2024 authorizing the board of directors to opt out of preemption rights with respect to the issuance of equity securities up to an aggregate nominal value of €27,260.75 (27,260,746 shares) (being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary share capital of Perrigo as of March 11, 2024) for a period of 18 months from May 2, 2024 (provided that with respect to 13,630,373 of such shares (being equivalent to approximately 10% of the issued ordinary share capital of Perrigo as of March 11, 2024), such allotment is to be used for the purposes of an acquisition or a specified capital investment).

The memorandum and articles of association of Perrigo provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which Perrigo is subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. Perrigo is subject to the rules of the New York Stock Exchange that require shareholder approval of certain share issuances. Perrigo’s board of directors may authorize the issuance of shares upon exercise of warrants or options without shareholder approval or authorization (up to the relevant authorized share capital limit). In connection with the completion of the Elan Corporation, plc acquisition, Perrigo assumed Elan’s existing obligations to deliver shares under its equity incentive plans, pursuant to the terms thereof.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless the net assets of Perrigo are equal to, or in excess of, the aggregate of Perrigo’s called up share capital plus undistributable reserves and the distribution does not reduce Perrigo’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Perrigo’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Perrigo’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Perrigo has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of Perrigo. The “relevant accounts” will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Companies Act that give a “true and fair view” of Perrigo’s unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Perrigo’s memorandum and articles of association authorize the directors to declare dividends to the extent they appear justified by profits without shareholder approval. The board of directors may also recommend a dividend to be approved and declared by the Perrigo shareholders at a general meeting. The board of directors may direct that the payment be made by distribution of assets, shares or cash and no dividend issued may exceed the amount recommended by the directors. Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in U.S. dollars or any other currency. All holders of ordinary shares of Perrigo will participate pro rata in respect of any dividend which may be declared in respect of ordinary shares by Perrigo.

The directors of Perrigo may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to Perrigo in relation to the shares of Perrigo.

The directors may also authorize Perrigo to issue shares with preferred rights to participate in dividends declared by Perrigo. The holders of preferred shares may, depending on their terms, rank senior to the Perrigo ordinary shares in terms of dividend rights and/or be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Share Repurchases, Redemptions and Conversions

Overview

Perrigo’s memorandum and articles of association provide that any ordinary share which Perrigo has agreed to acquire shall be deemed to be a redeemable share, unless the Board resolves otherwise. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by Perrigo will technically be effected as a redemption of those shares as described below under “—Share Repurchases, Redemptions and Conversions—Repurchases and Redemptions by Perrigo.” If the articles of association of Perrigo did not contain such provision, all repurchases by Perrigo would be subject to many of the same rules that apply to purchases of Perrigo ordinary shares by subsidiaries described below under “—Share Repurchases, Redemptions and Conversions—Purchases by Subsidiaries of Perrigo” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Neither Irish law nor any constituent document of Perrigo places limitations on the right of nonresident or foreign owners to vote or hold Perrigo ordinary shares. Except where otherwise noted, references elsewhere in this prospectus supplement to repurchasing or buying back ordinary shares of Perrigo refer to the redemption of ordinary shares by Perrigo or the purchase of ordinary shares of Perrigo by a subsidiary of Perrigo, in each case in accordance with the Perrigo memorandum and articles of association and Irish company law as described below.

Repurchases and Redemptions by Perrigo

Under Irish law, a company may issue redeemable shares and redeem them out of distributable reserves or the proceeds of a new issue of shares for that purpose. Perrigo may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of Perrigo. All redeemable shares must also be fully-paid, and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Based on the provision of Perrigo’s articles described above, shareholder approval will not be required to redeem Perrigo ordinary shares.

Perrigo may also be given an additional general authority by its shareholders to purchase its own shares on-market which would take effect on the same terms and be subject to the same conditions as applicable to purchases by Perrigo’s subsidiaries as described below.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Perrigo at any time must not exceed 10% of the nominal value of the issued share capital of Perrigo. Perrigo may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by Perrigo or re-issued subject to certain conditions.

Purchases by Subsidiaries of Perrigo

Under Irish law, an Irish or non-Irish subsidiary may purchase shares of Perrigo either on-market or off-market. For a subsidiary of Perrigo to make on-market purchases of Perrigo ordinary shares, the shareholders of Perrigo must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of Perrigo ordinary shares is required. For an off-market purchase by a subsidiary of Perrigo, the proposed purchase contract must be authorized by special resolution of the shareholders before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution being passed, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of Perrigo.

In order for a subsidiary of Perrigo to make an on-market purchase of Perrigo’s ordinary shares, such ordinary shares must be purchased on a “recognized stock exchange.” The New York Stock Exchange, on which the ordinary shares of Perrigo are listed, is specified as a recognized stock exchange for this purpose by Irish company law.

The number of ordinary shares in Perrigo held by the subsidiaries of Perrigo at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of Perrigo. While a subsidiary holds ordinary shares of Perrigo, it cannot exercise any voting rights in respect of those ordinary shares. The acquisition of the ordinary shares of Perrigo by a subsidiary must be funded out of distributable reserves of the subsidiary.

Lien on Ordinary Shares, Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Perrigo’s articles of association provide that Perrigo will have a first and paramount lien on every ordinary share for all moneys payable, whether presently due or not, payable in respect of such Perrigo ordinary share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any ordinary shares to be paid, and if payment is not made, the ordinary shares may be forfeited. These provisions are standard in the articles of association of an Irish company limited by ordinary shares such as Perrigo and will only be applicable to ordinary shares of Perrigo that have not been fully paid up.

Consolidation and Division; Subdivision

Under its articles of association, Perrigo may, by ordinary resolution, consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares or subdivide its shares into smaller amounts than is fixed by its memorandum of association.

Reduction of Share Capital

Perrigo may, by ordinary resolution, reduce its authorized but unissued share capital in any way. Perrigo also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any manner permitted by the Companies Act.

Annual Meetings of Shareholders

Perrigo is required to hold an annual general meeting at intervals of no more than 15 months, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after Perrigo’s fiscal year-end.

Notice of an annual general meeting must be given to all Perrigo shareholders and to the auditors of Perrigo. The articles of association of Perrigo provide for a minimum notice period of 21 days, which is the minimum permitted under Irish law.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of new auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an existing auditor at an annual general meeting, the existing auditor will be deemed to have continued in office.

At any annual general meeting, only such business may be conducted as has been brought before the meeting (i) in the notice of the meeting, (ii) by or at the direction of the board of directors, (iii) in certain circumstances, at the direction of the Irish High Court, (iv) as required by law or (v) such business that the chairman of the meeting determines is properly within the scope of the meeting.

Extraordinary General Meetings of Shareholders

Extraordinary general meetings of Perrigo may be convened by (i) the board of directors, (ii) on requisition of the shareholders holding not less than 10% of the paid up share capital of Perrigo carrying voting rights or (iii) on requisition of Perrigo’s auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting, only such business shall be conducted as is set forth in the notice thereof.

Notice of an extraordinary general meeting must be given to all Perrigo shareholders and to the auditors of Perrigo. Under Irish law and Perrigo’s articles of association, the minimum notice periods are 21 days’ notice in writing for an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting.

In the case of an extraordinary general meeting convened by shareholders of Perrigo, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, the Perrigo board of directors has 21 days to convene a meeting of Perrigo shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of Perrigo’s receipt of the requisition notice.

If the board of directors becomes aware that the net assets of Perrigo are not greater than half of the amount of Perrigo’s called-up share capital, the directors of Perrigo must convene an extraordinary general meeting of Perrigo shareholders not later than 28 days from the date that they learn of this fact to consider how to address the situation.

Quorum for General Meetings

The articles of association of Perrigo provide that no business shall be transacted at any general meeting unless a quorum is present. A quorum shall be one or more persons holding or representing by proxy more than 50% of the total issued voting rights of Perrigo ordinary shares.

Voting

Perrigo’s articles of association provide that except where a greater majority is required by the Companies Act, any question, business or resolution proposed at any general meeting shall be decided by a simple majority of the votes cast.

At any meeting of Perrigo, all resolutions put to the shareholders will be decided on a poll.

In accordance with the articles of association of Perrigo, the directors of Perrigo may from time to time authorize Perrigo to issue preferred shares. These preferred shares may have a vote for each such share. Treasury shares or shares of Perrigo that are held by subsidiaries of Perrigo will not be entitled to be voted at general meetings of shareholders.

Irish company law requires special resolutions of the shareholders at a general meeting to approve certain matters. Examples of matters requiring special resolutions include:

•	amending the objects or memorandum of association of Perrigo;

•	amending the articles of association of Perrigo;

•	approving a change of name of Perrigo;

•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	opting out of preemption rights on the issuance of new shares for cash;

•	re-registration of Perrigo from a public limited company to a private company;

•	variation of class rights attaching to classes of shares (where the articles of association do not provide otherwise);

•	purchase of own shares off-market;

•	reduction of issued share capital;

•	sanctioning a compromise/Scheme of Arrangement;

•	resolving that Perrigo be wound up by the Irish courts;

•	resolving in favor of a shareholders’ voluntary winding-up;

•	re-designation of shares into different share classes; and

•	setting the re-issue price of treasury shares.

Variation of Rights Attaching to a Class or Series of Shares

Under the Perrigo articles of association and the Companies Act, any variation of class rights attaching to the issued shares of Perrigo must be approved in writing by holders of three-quarters of the issued shares in that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class, provided that, if the relevant class of holders has only one holder, that person present in person or by proxy shall constitute the necessary quorum.

The provisions of the articles of association of Perrigo relating to general meetings apply to general meetings of the holders of any class of shares except that the necessary quorum is determined in reference to the shares of the holders of the class.

Record Dates

Perrigo’s Articles of Association provide that its board of directors may set a record date for the purposes of determining which shareholders are entitled to notice of, or to vote at, a general meeting and the record date shall not be more than sixty days prior to the date of the meeting. If no record date is fixed by the board of directors, the date immediately preceding the date on which notice of the meeting is given will be the record date for such determination of members.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (i) receive a copy of the memorandum and articles of association of Perrigo and any act of the Irish Government which alters the memorandum of Perrigo; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of Perrigo; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Perrigo; (iv) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive balance sheets of any subsidiary of Perrigo which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of Perrigo will also have the right to inspect all books, records and vouchers of Perrigo. The auditors’ report must be circulated to the shareholders with Perrigo’s financial statements prepared in accordance with Irish law 21 days before the annual general meeting and must be read to the shareholders at Perrigo’s annual general meeting.

Acquisitions

An Irish public limited company may be acquired in a number of ways, including:

•

a court-approved Scheme of Arrangement under the Companies Act. A Scheme of Arrangement with shareholders requires a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting in person or by proxy at a meeting called to approve the scheme;

•

through a tender or takeover offer by a third party for all of the shares of Perrigo. Where the holders of 80% or more of Perrigo’s ordinary shares have accepted an offer for their shares in Perrigo, the remaining shareholders may also be statutorily required to transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of Perrigo were to be listed on the Euronext Dublin or another regulated stock exchange in the European Union, this threshold would be increased to 90%; and

•

it is also possible for Perrigo to be acquired by way of a transaction with an EU-incorporated company under the European Union (Cross-Border Conversions, Mergers and Divisions) Regulations 2023. Such a transaction must be approved by a special resolution and by the Irish High Court. If Perrigo is being merged with another EU company under the European Union (Cross-Border Conversions, Mergers and Divisions) Regulations 2023 and the consideration payable to Perrigo shareholders is not all in the form of cash, Perrigo shareholders may be entitled to require their shares to be acquired at fair value for cash.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have dissenters’ or appraisal rights. Under the European Union (Cross-Border Conversions, Mergers and Divisions) Regulations 2023 governing the merger of an Irish company limited by shares such as Perrigo and a company incorporated in the European Economic Area (the European Economic Area includes all member states of the European Union and Norway, Iceland and Liechtenstein), a shareholder (i) who voted against the special resolution approving the transaction or (ii) of a company in which 90% of the shares are held by the other party to the transaction has the right to request that the company acquire its shares for cash at a price determined in accordance with the share exchange ratio set out in the merger agreement.

Disclosure of Interests in Shares

Under the Companies Act, Perrigo shareholders must notify Perrigo if, as a result of a transaction, the shareholder will become interested in 3% or more of the shares of Perrigo; or if as a result of a transaction a shareholder who was interested in more than 3% of the shares of Perrigo ceases to be so interested. Where a shareholder is interested in more than 3% of the shares of Perrigo, the shareholder must notify Perrigo of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of the issued share capital of Perrigo (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. Perrigo must be notified within five business days of the transactions or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any Perrigo ordinary shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

In addition to these disclosure requirements, Perrigo, under the Companies Act, may, by notice in writing, require a person whom Perrigo knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in Perrigo’s relevant share capital to: (i) indicate whether or not it is the case; and (ii) where such person holds or has during that time held an interest in the shares of Perrigo, to provide additional information, including the person’s own past or present interests in shares of Perrigo. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, Perrigo may apply to court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Companies Act, as follows:

•	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

•	no voting rights shall be exercisable in respect of those shares;

•	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

•	no payment shall be made of any sums due from Perrigo on those shares, whether in respect of capital or otherwise.

The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.

In addition, persons or groups (within the meaning of the Exchange Act) beneficially owning 5% or more of Perrigo’s ordinary shares must comply with the reporting requirements under Section 13 of the Exchange Act. In the event Perrigo is in an offer period pursuant to the Takeover Rules (as defined below), accelerated disclosure provisions apply for persons holding an interest in Perrigo securities of 1% or more.

Anti-Takeover Provisions

Shareholder Rights Plans and Share Issuances

Irish law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law.

Perrigo’s Articles of Association allow its board of directors to adopt any shareholder rights plan upon such terms and conditions as the board deems expedient and in Perrigo’s best interest, subject to applicable law, including the Irish Takeover Rules and Substantial Acquisition Rules described below and the requirement for shareholder authorization for the issue of shares described above.

Subject to the Irish Takeover Rules described below and the Companies Act, the Perrigo board of directors also has the power to issue any of Perrigo’s authorized and unissued shares on such terms and conditions as it may determine to be in Perrigo’s best interest. It is possible that the terms and conditions of any issue of shares could discourage a takeover or other transaction that holders of some or a majority of Perrigo’s ordinary shares might believe to be in their best interest or in which holders of Perrigo ordinary shares might receive a premium for their shares over the then-market price of the shares.

Takeover Rules and Substantial Acquisition Rules

A transaction in which a third party seeks to acquire 30% or more of the voting rights of Perrigo will be governed by the Irish Takeover Panel Act 1997 (the “Takeover Panel Act”) and the Irish Takeover Rules 2022 (the “Takeover Rules”) made thereunder and will be regulated by the panel (the “Panel”) pursuant to the Takeover Panel Act. The “General Principles” of the Takeover Rules and certain important aspects of the Takeover Rules are described below.

General Principles

The Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Panel:

•

in the event of an offer, all holders of security of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•

the holders of the securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of the target company must give its views on the effects of implementation of the offer on employment, conditions of employment and the locations of the target company’s places of business;

•	the board of the target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

•

false markets must not be created in the securities of the target company, the bidder or of any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

•

a bidder must announce an offer only after ensuring that he or she can fulfill in full, any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

•	a target company must not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities; and

•

a substantial acquisition of securities (whether such acquisition is to be effected by one transactions or a series of transaction) shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

Under certain circumstances, a person who acquires shares or other voting rights in Perrigo may be required under the Takeover Rules to make a mandatory cash offer for the remaining outstanding shares in Perrigo at a price not less than the highest price paid for the shares by the acquirer (or any parties acting in concert with the acquirer) during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of shares would increase the aggregate holding of an acquirer (including the holdings of any parties acting in concert with the acquirer) to shares representing 30% or more of the voting rights in Perrigo, unless the Panel otherwise consents. An acquisition of shares by a person holding (together with its concert parties) shares representing between 30% and 50% of the voting rights in Perrigo would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person (together with its concert parties) would increase by 0.05% within a 12-month period. Any person (excluding any parties acting in concert with the holder) holding shares representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

If a person makes a voluntary offer to acquire outstanding ordinary shares of Perrigo, the offer price must be no less than the highest price paid for Perrigo ordinary shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Panel has the power to extend the “look back” period to 12 months if the Panel, taking into account the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired ordinary shares of Perrigo (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total ordinary shares of Perrigo or (ii) at any time after the commencement of the offer period, the offer must be in cash (or accompanied by a full cash alternative) and the price per Perrigo ordinary share must not be less than the highest price paid by the bidder or its concert parties during, in the case of (i), the 12-month period prior to the commencement of the offer period and, in the case of (ii), the offer period. The Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of Perrigo in the 12-month period prior to the commencement of the offer period if the Panel, taking into account the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of Perrigo. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of Perrigo is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of Perrigo and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Takeover Rules, the Perrigo board of directors is not permitted to take any action which might frustrate an offer for the shares of Perrigo once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent, subject to certain exceptions. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

•	the action is approved by Perrigo’s shareholders at a general meeting; or

•	the Panel has given its consent, where:

•	it is satisfied the action would not constitute frustrating action;

•	Perrigo shareholders that hold 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

•	the action is taken in accordance with a contract entered into prior to the announcement of the offer; or

•	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Certain other provisions of Irish law or the Perrigo memorandum and articles of association may be considered to have anti-takeover effects, including those described under the following captions: “—Capital Structure—Authorized Share Capital” (regarding issuance of preferred shares), “—Preemption Rights, Share Warrants and Options,” “—Disclosure of Interests in Shares.”

Corporate Governance

The articles of association of Perrigo allocate authority over the day-to-day management of Perrigo to the board of directors. The board of directors may then delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether directors or not) as it thinks fit, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of Perrigo. Committees may meet and adjourn as they determine proper. Unless otherwise determined by the board of directors, the quorum necessary for the transactions of business at any committee meeting shall be a majority of the members of such committee then in office unless the committee shall consist of one or two members, in which case one member shall constitute a quorum.

Legal Name; Formation; Fiscal Year; Registered Office

The current legal and commercial name of Perrigo is Perrigo Company plc. Perrigo was incorporated in Ireland on June 28, 2013 as a private limited company, under the name Blisfont Limited (registration number 529592) and changed its name to Perrigo Company Limited on July 30, 2013. Perrigo Company Limited re-registered as a public limited company on November 27, 2013. Perrigo’s fiscal year begins on January 1 and ends on December 31 of each year. We end our quarterly accounting periods on the Saturday closest to the end of the calendar quarter, with the fourth quarter ending on December 31 of each year. Perrigo’s registered address is The Sharp Building, Hogan Place, Dublin 2, Ireland D02 TY74.

Appointment of Directors

Perrigo’s articles of association provide that (subject to: (a) automatic increases to accommodate the exercise of the rights of holders of any class or series of shares in issue having special rights to nominate or appoint directors in accordance with the terms of issue of such class or series; and/or (b) any resolution passed increasing the number of directors) the number of directors will be not less than two and not more than eleven.

At each annual general meeting of Perrigo, all the directors shall retire from office and be re-eligible for re-election. Upon the resignation or termination of office of any director, if a new director shall be appointed to the board he will be designated to fill the vacancy arising.

No person shall be appointed director unless nominated as follows:

•	by the affirmative vote of two-thirds of the board of Perrigo;

•

with respect to election at an annual general meeting, by any shareholder who holds ordinary shares or other shares carrying the general right to vote at general meetings of Perrigo, who is a shareholder at the time of the giving of the notice and at the time of the relevant annual general meeting and who timely complies with the notice procedures set out in the articles of association;

•

with respect to election at an extraordinary general meeting requisitioned in accordance with section 178 of the Companies Act, by a shareholder or shareholders who hold ordinary shares or other shares carrying the general right to vote at general meetings of Perrigo and who make such nomination in the written requisition of the extraordinary general meeting; or

•

by holders of any class or series of shares in Perrigo then in issue having special rights to nominate or appoint directors in accordance with the terms of issue of such class or series, but only to the extent provided in such terms of issue.

Directors shall be appointed as follows:

•

by shareholders by majority of votes cast at the annual general meeting in each year or at any extraordinary general meeting called for the purpose, except that, if resolutions are passed in respect of the election of directors which would result in the maximum number of directors being exceeded, then those directors, in such number as exceeds such maximum number, receiving at that meeting the lowest number of votes will not be elected;

•	by the board in accordance with the articles of association; or

•

so long as there is in office a sufficient number of directors to constitute a quorum of the board, the directors shall have the power at any time and from time to time to appoint any person to be director, either to fill a vacancy in the board or as an addition to the existing directors but so that the total number of directors shall not any time exceed the maximum number provided for in the articles of association.

Removal of Directors

Under the Companies Act, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term at a meeting held on no less than 28 days’ notice and at which the director is entitled to be heard. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) that the director may have against Perrigo in respect of his removal.

The board of directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any maximum number of directors so fixed. Perrigo may by ordinary resolution elect another person in place of a director removed from office and without prejudice to the powers of the directors under the articles, the company in general meeting may elect any person to be a director to fill a vacancy or an additional director, subject to the maximum number of directors set out in the articles of association.

Directors’ Duties

Our directors have certain statutory and fiduciary duties. All of our directors have equal and overall responsibility for our management (although directors who also serve as employees will have additional responsibilities and duties arising under their employment agreements and will be expected to exercise a greater degree of skill and diligence than non-executive directors). The principal fiduciary duties include the statutory and common law fiduciary duties of acting in good faith in the interests of our company and exercising due care and skill. Other statutory duties include ensuring the maintenance of proper books of account, having annual accounts prepared, having an annual audit performed, maintaining certain registers and making certain filings as well as the disclosure of personal interests. Particular duties also apply to directors of insolvent companies (for example, the directors could be liable to sanctions where they are deemed by the court to have carried on our business while insolvent, without due regard to the interests of creditors). For public limited companies like us, directors are under a specific duty to ensure that the corporate secretary is a person with the requisite knowledge and experience to discharge the role.

Duration; Dissolution; Rights upon Liquidation

Perrigo’s duration will be unlimited. Perrigo may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding-up, a special resolution of shareholders is required. Perrigo may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Perrigo has failed to file certain returns.

The rights of the shareholders to a return of Perrigo’s assets on dissolution or winding up, following the settlement of all claims of creditors, are prescribed in Perrigo’s articles of association and may be further prescribed in the terms of any preferred shares issued by the directors of Perrigo from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of Perrigo. The memorandum and articles of association provide that, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. Perrigo’s articles of association provide that the shareholders of Perrigo are entitled to participate pro rata in a winding up, but their right to do so is subject to the rights of any holders of the shares issued upon special terms and conditions to participate under the terms of any series or class of such shares.

Uncertificated Shares

Holders of ordinary shares of Perrigo will have the right upon request to require Perrigo to issue certificates for their shares. Subject to any such requests, Perrigo intends only to issue uncertificated ordinary shares.

No Sinking Fund

The Perrigo ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

The shares to be issued in the transactions will be duly and validly issued and fully paid.

Transfer and Registration of Shares

The transfer agent for Perrigo will maintain the share register, registration in which will be determinative of membership in Perrigo. A shareholder of Perrigo who holds shares beneficially will not be the holder of record of such shares. Instead, the depository or other nominee will be the holder of record of those shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in Perrigo’s official share register, as the depository or other nominee will remain the record holder of any such shares.

A written instrument of transfer is required under Irish law in order to register on Perrigo’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Perrigo’s official Irish share register. However, a shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty, provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

Any transfer of Perrigo ordinary shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to the transfer agent. Perrigo’s articles of association allow Perrigo, in its absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty, which is the legal obligation of a buyer. In the event of any such payment, Perrigo is (on behalf of itself or its affiliates) entitled to (i) seek reimbursement from the buyer or seller (at its discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the buyer or seller (at its discretion) and (iii) claim a lien against the Perrigo ordinary shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Perrigo ordinary shares has been paid unless one or both of such parties is otherwise notified by Perrigo.

Perrigo’s memorandum and articles of association delegate to Perrigo’s secretary the authority to execute an instrument of transfer on behalf of a transferring party.

In order to help ensure that the official share register is regularly updated to reflect trading of Perrigo ordinary shares occurring through normal electronic systems, Perrigo regularly produces any required instruments of transfer in connection with any transactions for which it pays stamp duty (subject to the reimbursement and set-off rights described above). In the event that Perrigo notifies one or both of the parties to a share transfer that it believes stamp duty is required to be paid in connection with the transfer and that it will not pay the stamp duty, the parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Perrigo for this purpose) or request that Perrigo execute an instrument of transfer on behalf of the transferring party in a form determined by Perrigo. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Perrigo’s transfer agent, the buyer will be registered as the legal owner of the relevant shares on Perrigo’s official Irish share register (subject to the matters described below).

The directors may suspend registration of transfers from time to time, not exceeding 30 days in aggregate each year.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

Street Name and Other Indirect Holders

We generally will not recognize investors who hold securities in accounts at banks or brokers as legal holders of securities. Holding in that way is called holding in street name. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you intend to hold securities in street name, you should check with the institution through which you will hold your securities to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee (as set forth in the indenture), and those of any third parties employed by us or the trustee, run only to persons or entities who are the direct holders of securities, i.e., those who are registered as holders of securities. As noted above, we do not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold securities in that manner or because we issued the securities in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What is a Global Security? A global security is a special type of indirectly held security, as described above under “—Street Name and Other Indirect Holders”. If we choose to issue securities in the form of global securities only, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution or clearing system, or their nominee, that we select and by requiring that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depository. The Depository Trust Company, New York, New York, known as DTC, may be a depository for one or more series of securities. For information regarding DTC, see “—Considerations Relating to DTC”.

Any person wishing to own a security included in a global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depository. The prospectus supplement indicates whether we will issue your securities only in the form of global securities.

Special Investor Considerations for Global Securities. The account rules of your financial institution and the rules of the depository, as well as general laws relating to securities transfers, will govern your rights as an indirect holder of a global security. We will not recognize you as a registered holder of securities and instead will deal only with the depository that holds the global security.

You should be aware that if securities are issued only in the form of global securities:

•	You cannot have securities registered in your own name.

•	You cannot receive physical certificates for your interest in the securities.

•

You will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities. See “—Street Name and Other Indirect Holders”.

•	You may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities as direct holders.

•

The depository’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security, and those policies may change from time to time. We and the trustee have no responsibility for any aspect of the depository’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depository in any way.

•

Financial institutions that participate in the depositary’s book-entry system and through which investors hold their interests in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

•	The depository will require that you purchase or sell interests in a global security within its system using same-day funds for settlement.

Special Situations When a Global Security will be Terminated. In a few special situations described below, the trustee will terminate the global security and will exchange interests in it for separate certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in the securities transferred to your own name, so that you will be a direct holder. We previously described the rights of street name investors and direct holders in the securities in the subsections entitled “—Street Name and Other Indirect Holders” and “—Direct Holders”.

The special situations for termination of a global security are:

•	When the depository notifies us that it is unwilling, unable or no longer qualified to continue as depository,

•	When we notify the trustee that we wish to terminate the global security, or

•	When an event of default on the securities has occurred and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular securities of the series covered by the prospectus supplement. When a global security terminates, the depository, and not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

Considerations Relating to DTC. DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. The rules applicable to DTC and DTC participants are on file with the Commission.

Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of the notes, which we refer to as the “beneficial owner,” is in turn to be recorded on the DTC participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings from the direct or indirect DTC participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes will be effected only through entries made on the books of DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the securities. Under its usual procedures DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the securities will be made by the trustee, after we deposit funds with the trustee for that purpose, to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the trustee, and disbursements of such payment to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but neither we nor the trustee assume any responsibility (and shall not incur any liability related thereto) for the accuracy thereof. Neither we nor the trustee have any responsibility or liability for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of the following ways (or in any combination):

•	to or through underwriting syndicates represented by managing underwriters;

•	to or through one or more underwriters without a syndicate for them to offer and sell to the public;

•	to or through dealers or agents; and

•	directly to investors.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal on a firm commitment basis for resale to the public. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

Any underwriter or agent involved in the offer and sale of any securities will be named in the applicable prospectus supplement.

Underwriters, agents and dealers may be entitled, under agreements with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

Each issuance of securities (other than any add-on issuance) will be a new issue, and there will be no established trading market for any security prior to its original issue date, other than the ordinary shares, which are listed on the New York Stock Exchange. We may, but are not required to, list a particular issuance of securities on a securities exchange or arrange for admission of a particular issuance of securities on an automated quotation system. Any underwriters to whom we sell securities for public offering may make a market in those securities. However, no such underwriter that makes a market will be obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to other underwriters a portion of the underwriting discount received by it because these underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses and for which they will receive customary compensation.

VALIDITY OF SECURITIES

Fried, Frank, Harris, Shriver & Jacobson LLP will pass upon matters of New York law with respect to certain securities sold under this prospectus. A&L Goodbody will pass upon matters of Irish law with respect to certain securities sold under this prospectus. Fried, Frank, Harris, Shriver & Jacobson LLP (London) will pass upon matters of English law with respect to certain securities sold under this prospectus. Warner Norcross + Judd LLP will pass upon matters of Michigan law with respect to certain securities sold under this prospectus. Stibbe BV/SRL will pass upon matters of Belgian law with respect to certain securities sold under this prospectus. Brad Lorden, our Deputy General Counsel, will pass upon matters of Florida law and Georgia law with respect to certain securities sold under this prospectus. As of the date of this prospectus, Mr. Lorden owned or had the right to acquire, directly or indirectly, an aggregate of less than 0.1% of the Company’s ordinary shares. Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Perrigo Company plc appearing in Perrigo Company plc’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of Perrigo Company plc’s internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company under the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at the SEC’s Internet website, www.sec.gov. Except to the extent specifically incorporated by reference into this prospectus, the information contained on the SEC’s website is expressly not incorporated by reference into this prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document filed or incorporated by reference as an exhibit to our registration statement, the reference is only a summary. For a copy of the contract or other document, you should refer to the exhibits that are a part of the registration statement or incorporated by reference in the registration statement by the filing of a Current Report on Form 8-K, Form 10-Q, Form 10-K or otherwise. You may review a copy of the registration statement and the documents we incorporate by reference through the SEC’s Internet website as listed above.

The following documents filed with the SEC are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 27, 2024;

•	Quarterly Reports on Form 10-Q for the fiscal quarter ended March 30, 2024, filed with the SEC on May 7, 2024, and for the fiscal quarter ended June 29, 2024, filed with the SEC on August 2, 2024;

•

Those portions of the Company’s Proxy Statement on Schedule 14A filed on March  22, 2024 that are incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•

Current Reports on Form 8-K filed with the SEC on March 6, 2024, April  25, 2024, May  3, 2024, May 7, 2024 (SEC Accession No. 0001193125-24-132478), May  28, 2024, June  10, 2024, July  10, 2024 (Item 1.01 only) and July 30, 2024; and

•	The description of the Company’s Ordinary Shares, contained in Exhibit 4.12 to our Annual Report on Form 10-K for the year ended December 31, 2019.

Also, all documents filed by us with the SEC under File No. 001-36353 pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (not including Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 under Form 8-K) after the date of this prospectus and prior to termination of the offering to which this prospectus relates shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, copies of any document incorporated by reference into this prospectus, excluding exhibits other than those exhibits that are specifically incorporated by reference in this prospectus. You can obtain a copy of any document incorporated by reference by writing or calling us at our principal executive offices as follows:

Perrigo Company plc

The Sharp Building

Hogan Place

Dublin 2, Ireland D02 TY74

+353-1-7094000

Information on our website is not part of this prospectus, and you should not rely on that information in making your investment decision unless that information is also in this prospectus or has been expressly incorporated by reference in this prospectus.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. We have been advised by our Irish counsel, A&L Goodbody, that any proceedings in Ireland for the enforcement of a judgment obtained against either of the registrants in any U.S. federal or New York state court in the Borough of Manhattan in the City of New York (a “Foreign Judgment”) would be recognized and enforced by the courts of Ireland save that to enforce such a Foreign Judgment in Ireland it would be necessary to obtain an order of the Irish courts. Such order should be granted on proper proof of the Foreign Judgment without any re-trial or examination of the merits of the case subject to the following qualifications:

•	that the foreign court had jurisdiction, according to the laws of Ireland;

•	that the Foreign Judgment was not obtained by fraud;

•	that the Foreign Judgment is not contrary to public policy or natural justice as understood in Irish law;

•	that the Foreign Judgment is final and conclusive;

•	that the Foreign Judgment is for a definite sum of money; and

•	that the procedural rules of the court giving the Foreign Judgment have been observed.

Any such order of the Irish courts may be expressed in a currency other than euros in respect of the amount due and payable by either of the registrants but such order may be issued out of the Central Office of the Irish High Court expressed in euros by reference to the official rate of exchange prevailing on the date of issue of such order. However, in the event of a winding up of either of the registrants, amounts claimed in U.S. Dollars against either of the registrants in a currency other than the euro (the “Foreign Currency”) would, to the extent properly payable in the winding up, be paid if not in the Foreign Currency in the euro equivalent of the amount due in the Foreign Currency converted at the rate of exchange pertaining on the date of the commencement of such winding up.

It may be difficult for a securityholder to effect service of process within the United States or to enforce judgments obtained against us in U.S. courts. We have agreed that we may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of U.S. securities laws by having Perrigo Company, a wholly-owned subsidiary of Perrigo Company plc, be our U.S. agent appointed for that purpose. Perrigo Company is located at 430 Monroe Avenue NW, Grand Rapids, Michigan 49503. A judgment obtained against us in a U.S. court would be enforceable in the United States but could be executed upon only to the extent we have assets in the United States. An Irish court may impose civil liability on us or our directors or officers with respect to a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Irish law.

Perrigo Finance Unlimited Company

$715,000,000   % Senior Notes due 20

€350,000,000   % Senior Notes due 20

PROSPECTUS SUPPLEMENT

USD Joint Book-Running Managers

BofA Securities

J.P. Morgan

Wells Fargo Securities

Morgan Stanley

HSBC

USD Co-Managers

ING

BNP PARIBAS

Goldman Sachs & Co. LLC

Mizuho

Capital One Securities

Goodbody

Huntington Capital Markets

MUFG

PNC Capital Markets LLC

Euro Joint Physical Book-Running Managers

BofA Securities HSBC J.P. Morgan

Euro Joint Book-Running Managers

ING Morgan Stanley Wells Fargo Securities

Euro Co-Managers

BNP PARIBAS Goldman Sachs & Co. LLC Mizuho Capital One Securities Goodbody Huntington Capital Markets MUFG PNC Capital Markets LLC

, 2024